Exhibit 10.5

AGREEMENT OF LEASE

NO. 1 TIMES SQUARE DEVELOPMENT LLC

LANDLORD

AND

ANNTAYLOR STORES CORPORATION

TENANT

PREMISES AT:

TIMES SQUARE TOWER

NEW YORK, NEW YORK

DATED: August 3, 2004

i

ii

Exhibits

Exhibit A-1:	Land
Exhibit A-2:	Area Calculations
Exhibit B:	Building Rules and Regulations
Exhibit C-1:	Approved Contractors
Exhibit C-2:	Approved Engineers
Exhibit D:	Work Letter
Exhibit E:	Premises
Exhibit F:	Fixed Rent
Exhibit G:	Cleaning Specifications
Exhibit H:	Form of Mortgagee Non-Disturbance Agreement
Exhibit I:	Form of Superior Lessor Non-Disturbance Agreement
Exhibit J:	Alteration Rules and Regulations
Exhibit K:	[Reserved]
Exhibit L:	Landlord’s Commercial Signage Locations
Exhibit M:	Competitors

Schedules

Schedule A:	Governmental Documents
Schedule B:	Mortgage Schedule
Schedule C:	Overtime Charges
Schedule D:	Message Center
Schedule E:	First Class Times Square Office Buildings
Schedule F:	Tenant Elevator Bank Signage

iii

AGREEMENT OF LEASE (this “Lease”), made as of the 3rd day of August, 2004, between No. 1 Times Square Development LLC, a Delaware limited liability company, with an address at 599 Lexington Avenue, New York, New York 10022 (“Landlord”), and AnnTaylor Stores Corporation, a Delaware corporation, with an address at 142 West 57th Street, New York, New York 10019, as Tenant (as hereinafter defined).

W I T N E S S E T H:

The parties hereto, for themselves, their legal representatives, successors and assigns, hereby covenant and agree as follows:

The following terms shall, wherever used in this Lease (unless the context requires otherwise), shall have the respective meanings set forth below (or as specified in the Sections of this Lease set forth below) after such terms:

AAA: the American Arbitration Association or its successor.

Abatement Notice: as defined in Section 6.4.

Actual Occupancy: the actual physical occupancy of all or a portion, as applicable, of the Premises by the Original Tenant (or, solely in the case of Article 33 and Section 34.1 hereof, Tenant) or its Affiliates (subtenants, other than such Affiliates, being specifically excluded hereby).

Additional Payments: as defined in Section 7.1(j).

Additional Rent: Tenant’s Tax Payment, Tenant’s Operating Payment, Theater Surcharge Payment, Percentage Rent Payment and any and all other sums, other than Fixed Rent, payable by Tenant under this Lease or otherwise in connection with the use and occupancy of the Premises including, without limitation, sums payable under work orders issued by Landlord’s managing agent at Tenant’s request.

Affiliate: with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

Alteration Threshold: as defined in Section 4.1(a).

Alterations or Tenant’s Alterations: alterations, construction, repairs, installations, improvements, additions and other physical changes made by or on behalf of Tenant or a Tenant Party in or about the Premises including, without limitation, Tenant’s Initial Alterations (as defined in the Work Letter), Material Alterations, or Decorative Alterations.

Alternate Rent: as defined in Section 3.4 of the Ground Lease.

Applicable Rate: a rate equal to the lesser of (i) the rate announced by Citibank, N.A. or its successor from time to time as its prime or base rate and (ii) the maximum applicable legal rate, if any.

Approved Contractors: as defined in Section 4.3.

Approved Engineers: as defined in Section 4.3.

Arbiter: as defined in Section 7.5(c).

Assessed Valuation: as defined in Section 7.1(c).

Attornment Event: as defined in Section 14.14(a).

Audit Request Notice: as defined in Section 7.5(b).

Audit Trigger Date: as defined in Section 7.5(b).

available for leasing: as defined in Section 34.2(f).

Availability Date: as defined in Section 34.1(a).

Availability Notice: as defined in Section 34.1(a).

Available Expansion Space: as defined in Section 34.1(a).

Base Building Restoration: as defined in Section 12.2(a).

Base Operating Expenses: the Operating Expenses for the Base Operating Year.

Base Operating Year: calendar year 2005.

Base Percentage Rent: the Percentage Rent for the Base Tax Year.

Base Rent: as defined in Section 7.1(g).

Base Taxes: the actual Taxes for the Base Tax Year.

Base Tax Year: the Tax Year commencing on July 1, 2005 and ending on June 30, 2006.

Base Theater Surcharge Rate: the average of the Theater Surcharge Rates in effect pursuant to the terms of the Ground Lease in the Base Tax Year.

BID: as defined in Section 7.1(i).

BID Surcharge: as defined in Section 7.1(i).

Block: as defined in Section 33.2(a)(ii).

Broker: as defined in Section 28.1.

Building: all the buildings, equipment and other improvements and appurtenances of every kind and description (but excluding Tenant’s Property) hereafter erected, constructed or placed upon the Land and any and all alterations, renewals, replacements, additions and substitutions thereto.

Building HVAC System: as defined in Section 10.3(a).

Building Services: as defined in Section 10.1.

Building Systems: the mechanical, electrical, and gas systems and the Building HVAC System and the elevator, plumbing, sanitary, fire protection, sprinkler and life-safety systems of the Building (but shall not include the portions of such systems, or the distribution facilities appurtenant thereto, located within and exclusively serving the Premises) from the point of connection in each floor of the Premises.

Business Days: all days, excluding Saturdays, Sundays and Holidays.

Business Hours: as defined in Section 10.3(a).

Cafeteria: as defined in Section 2.2(d).

Capital Expenses: as defined in the Ground Lease.

Carryover Period: as defined in Section 12.3.

Clarendon: Clarendon Insurance Group, Inc.

Clarendon Lease: that certain Agreement of Lease, dated as of July 9, 2003, between Clarendon, as tenant, and Landlord, as landlord, as in effect on the date hereof.

Commencement Date: the Effective Date.

Common Areas: the core and shell of the Building, including, without limitation, the Lobby, the Sky Lobby, the roof of the Building other than portions of the roof used exclusively by Landlord, Tenant, or other tenants of the Building, elevators, mechanical rooms, electrical closets, janitorial and telecommunication closets, elevator lobbies and corridors on multi-tenant floors, the Building Systems and the public portions of the Building.

comparable space: as defined in Section 14.6(a)(iv).

Competitor: as defined in Section 32.5.

Contiguous: as defined in Section 14.6(a)(iv).

Control: either (a) the ownership, directly or indirectly, of at least fifty percent (50%) of the voting stock of a corporation, or in the case of any Person which is not a corporation, the ownership, directly or indirectly, of at least fifty percent (50%) of the beneficial ownership interests in such Person, or (b) in the case of any Person, irrespective of stock ownership or other beneficial ownership, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person.

Conversion: as defined in Section 35.5.

CPI: the Consumer Price Index for All Urban Consumers, New York, N.Y. — Northern New Jersey — Long Island, 1982-84=100; provided, however, that if the CPI or any successor index shall cease to be published, Landlord and Tenant shall agree, in writing, on a substitute therefor.

CPI Fraction: as of each January 1st during the Term (an “Adjustment Date”), a fraction (a) the numerator of which is the CPI for the CPI Month immediately preceding such Adjustment Date and (b) the denominator of which is the CPI for the CPI month immediately preceding the Effective Date.

CPI Month: a particular calendar month for the determination of the CPI Fraction.

Date of Determination: as defined in Section 30.1.

Decorative Alterations: as defined in Section 4.1(a).

Default Rate: a rate equal to the lesser of (i) the Applicable Rate plus two percent (2%) and (ii) the maximum applicable legal rate, if any.

Deficiency: as defined in Section 18.2(a)(ii).

Delivery Date: as defined in Section 34.2(a).

Early Renewal Notice: as defined in Section 33.2(e).

Effective Date: the date written in on the first page of this Lease.

Electricity Provider: as defined in Section 10.2(b).

Eligible Sublease: as defined in Section 14.14(a).

Eligible Subtenant: as defined in Section 14.14(b)(i).

Environmental Law: any present or future federal, state or local law, statute, regulation, or ordinance, and any judicial or administrative order or judgment thereunder, and judicial opinions or orders, pertaining to health, industrial hygiene, Hazardous Substances, the environment or natural resources, including, but not limited to, each of the following, as enacted as of the date hereof or as hereafter amended: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq.; the Toxic Substance Control Act, 15 U.S.C. §§ 2601 et seq.; the Water Pollution Control Act (also known as the Clean Water Act), 33 U.S.C. §§ 1251 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; and the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and the Oil Pollution Control Act 33 U.S.C.A. § 2701 et seq.

ESACs: as defined in Section 7.1(a).

Event of Default: as defined in Article 17.1.

Excess Condenser Water: as defined in Section 10.3(d).

Exclusive Elevators: as defined in Section 10.4(a).

Exclusivity Threshold: the following thresholds: (i) if and for so long as the Expansion Threshold is satisfied, that the Premises includes the RSF of at least eight (8) of the full floors constituting the Initial Premises (or, if Tenant shall have validly exercised the First Expansion Option, at least nine (9) of the full floors constituting the Initial Premises and the First Available Expansion Space), counting the Fifth Floor Space (if the Premises includes all of the RSF of the fifth (5th) floor of the Building (other than the RSF of the seating area referred to in Section 32.2 and any other RSF located in the Sky Lobby)), but not counting the fourth (4th) floor of the Building for such purpose; or (ii) if and for so long as the Expansion Threshold is not satisfied, that the Premises includes the RSF of at least nine (9) of the full floors constituting the Initial Premises (or, if Tenant shall have validly exercised the First Expansion Option, at least ten (10) of the full floors constituting the Initial Premises and the First Available Expansion Space), counting the Fifth Floor Space (if the Premises includes all of the RSF of the fifth (5th) floor of the Building (other than the RSF of the seating area referred to in Section 32.2 and any other RSF located in the Sky Lobby)), but not counting the fourth (4th) floor of the Building for such purpose.

Existing Mortgage: as defined in Section 9.4(a)(i).

Existing Superior Lease or Ground Lease: as defined in Section 9.4(a)(ii).

Expansion Commencement Date: as defined in Section 34.1(b).

Expansion Notice: as defined in Section 34.1(a).

Expansion Options: as defined in Section 34.1(a).

Expansion Threshold: Actual Occupancy of a portion of the Premises consisting of not less than six (6) full floors (not counting the fourth (4th) floor of the Building).

Expiration Date: the last day of the month in which occurs the fifteenth (15th) anniversary of the Rent Commencement Date, as such Expiration Date may be extended pursuant to Article 33 or such earlier date upon which the Term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law.

Fair Market Rent Proposal: as defined in Section 33.2(b).

Federal Bankruptcy Code: Title 11 of the United States Code, as amended or superseded from time to time.

Fifth Floor Space: a portion of the fifth (5th) floor of the Building as depicted on Exhibit E attached hereto.

First Available Expansion Space: as defined in Section 34.1(a).

First Class Midtown Office Building: a first class office building located in midtown Manhattan of comparable size and quality.

First Class Times Square Office Building: those first class office buildings located in the Times Square area of Manhattan and identified on Schedule E attached hereto.

First Expansion Commencement Date: as defined in Section 34.1(b).

First Expansion Option: as defined in Section 34.1(a).

First Renewal Term: as defined in Section 33.1.

First Renewal Term Commencement Date: as defined in Section 33.1.

First Renewal Term Expiration Date: as defined in Section 33.1.

Fitness Center: as defined in Section 2.1(b).

Fixed Rent: as defined in Section 1.1(a).

Flues: as defined in the Work Letter.

FMV: fair market rent as determined in the manner described in Sections 33.2, 33.3 and 33.4.

Force Majeure: any delays resulting from any causes beyond Landlord’s or Tenant’s reasonable control, as the case may be, including, without limitation, governmental regulation, governmental restriction, strike, labor dispute, riot, inability to obtain materials, acts of God, war, terrorist acts, fire or other casualty and other like circumstances. Under no circumstances shall the non-payment of money or a failure attributable to a lack of funds be deemed to be (or to have caused) an event of Force Majeure.

Fourth Floor Space: as defined in the definition of “Premises”.

Freight Business Hours: as defined in Section 10.4(a).

Full Rent Date: as defined in the Ground Lease or the Existing Superior Lease.

GAAP: as defined in Section 7.1(f).

Governmental Authority: any of The United States of America, The State of New York, The City of New York, The New York State Urban Development Corporation d/b/a Empire State Development Corporation, 42nd St. Development Project, Inc. (including in its capacity as landlord under the Ground Lease), The Metropolitan Transportation Authority, New York City Transit Authority (including in any of their capacities as grantor under the Subway Agreement), any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property or Governmental Property or any portion thereof or the curbs, sidewalks, and areas adjacent thereto.

Governmental Documents: the documents set forth on Schedule A attached hereto, as the same may be amended from time to time pursuant to Section 35.7.

Government Property: as defined in Section 7.1(f).

Ground Lease: that certain ground lease of the Land as described in Section 9.4(a)(ii), as the same may be modified in accordance with Section 35.7 hereof.

Gross Revenues: as defined in Section 7.6(b).

Hazardous Substances: any material, waste or substance which is: (i) included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” in or pursuant to any Environmental Law, or subject to regulation under any Environmental Law; (ii) listed in the United States Department of Transportation Optional Hazardous Materials Table, 49 C.F.R. § 172.101, as enacted as of the date hereof or as hereafter amended, or in the United States Environmental Protection Agency List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as enacted as of the date hereof or as hereafter amended; or (iii) explosive, flammable, radioactive, friable asbestos, a polychlorinated biphenyl, petroleum or a petroleum product or waste oil.

Highrise Elevator Bank: means the elevator bank serving solely the Highrise Floors (and any crossover floors which are Midrise Floors).

Highrise Floors: floors thirty-four (34) through forty-seven (47) (inclusive) in the Building.

Holdover Amount: as defined in Section 21.2(a).

Holidays: such days as may now or hereafter be celebrated as holidays under the contract from time to time in effect between Locals 32B and 32J of the Building Service Employees Union AFL-CIO (or any successor thereto) and the Real Estate Advisory Board of New York, Inc. (or any successor thereto) or on which First Class Midtown Office Buildings are now or hereafter closed.

HVAC: heat, ventilation and air-conditioning.

Impositions: as defined in Section 7.1(e).

Indemnified Party Notice: as defined in Section 29.1(c).

Initial Additional Space Condenser Water: as defined in Section 10.3(d).

Initial Condenser Water: as defined in Section 10.3(d).

Initial Premises: the Premises leased by Tenant as of the Effective Date.

Initiating Party: as defined in Section 33.2(b).

Initiation Notice: as defined in Section 33.2(e)(ii).

Kitchen Exhaust System: as defined in Section 2.2(d).

LADA: as defined in Section 7.1(g).

Land: defined as “Land” in Section 2.1(b)(ii) of the Ground Lease and being described in Exhibit A-1 attached hereto.

Landlord: No. 1 Times Square Development LLC, a Delaware limited liability company.

Landlord Exculpated Parties: as defined in Section 35.1(b).

Landlord Party: any of Landlord, any Affiliate of Landlord, Landlord’s managing and leasing agents for the Building, each Mortgagee and Superior Lessor, and each of their respective direct and indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, employees, principals, contractors, licensees, agents and representatives.

Landlord Repairs: as defined in Section 6.1(a).

Landlord’s Condenser Water Release Right: as defined in Section 10.3(d).

Landlord’s Contribution: an amount calculated pursuant to Section 31.1(a).

Landlord’s Expansion Acceleration Notice: as defined in Section 34.1(f).

Landlord’s Final FMV Notice: as defined in Section 33.2(e)(i).

Landlord’s Initial FMV Notice: as defined in Section 33.2(e).

Landlord’s Non-Disturbance Agreement: as defined in Section 14.14(a).

Landlord’s Operating Payment Estimate: as defined in Section 7.3(b).

Landlord’s Percentage Rent Payment Estimate: as defined in Section 7.6(b)(i).

Landlord’s Statement: as defined in Section 7.1(k).

Late Payment: as defined in Section 19.3.

Legal Fees: as defined in Section 19.2.

Legal Requirements: all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes, executive orders, and any judicial interpretations thereof, extraordinary as well as ordinary, of all Governmental Authorities, including the provisions of the Governmental Documents and including the Americans with Disabilities Act (42 U.S.C. § 12, 101 et seq.), New York City Local Law 58 of 1987, the Code (as defined in the Work Letter)

and any law of like import, and all rules, regulations and government orders with respect thereto and any of the foregoing relating to environmental matters, hazardous materials, public health and safety matters, in each case, affecting the Real Property, the Governmental Property or the Premises or the maintenance, use or occupation thereof, or any street or sidewalk comprising a part of or in front thereof or any vault in or under the Real Property.

Letter: as defined in Section 30.1.

Letter of Credit: as defined in Section 30.1.

Lobby: the ground floor lobby of the Building.

Lowrise Elevator Bank: means the elevator bank serving solely the Lowrise Floors.

Lowrise Floors: floors five (5) through sixteen (16) (inclusive) in the Building.

Major Casualty: the occurrence of a fire in, or other casualty to, the Building (whether or not the Premises or a portion thereof shall be damaged), which fire or other casualty (i) results in damages the cost of which is equal to at least thirty percent (30%) of the full insurable value of the Building and/or (ii) renders untenantable at least thirty percent (30%) of the RSF in the Building where such portion of the Building cannot be reasonably expected to be restored or rendered tenantable under a normal working schedule within a period of eighteen (18) months after the occurrence of such fire or other casualty as reasonably determined, promptly following such casualty, by a reputable independent third-party engineer, architect or contractor retained by Landlord.

Major Sublease: as defined in Section 14.6(a)(xiii).

Material Alterations: as defined in Section 4.1(a).

material non-monetary Event of Default: with respect to (i) the Original Tenant and any assignee of the Original Tenant which is an Affiliate of the Original Tenant, an Event of Default under Section 17.1(c) or 17.1(f) hereof and (ii) any other Person who from time to time may be the Tenant hereunder, any material non-monetary Event of Default hereunder.

Maximum Additional Condenser Water Amount: as defined in Section 10.3(d).

Maximum Condenser Water Amount: as defined in Section 10.3(d).

Maximum Reserved Amount: as defined in Section 10.3(d).

Media Showroom: as defined in Section 2.2(c).

Midrise Elevator Bank: means the elevator bank serving solely the Midrise Floors (and any crossover floors which are Highrise Floors).

Midrise Floors: floors sixteen (16) through thirty-three (33) (inclusive) in the Building.

Mortgage: any mortgage or trust indenture which may now or hereafter encumber the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

Mortgage Documents: the documents set forth on Schedule B attached hereto, as the same may be amended from time to time pursuant to Section 35.7.

Mortgagee: any mortgagee, trustee or other holder of the mortgagee’s interest under a Mortgage, and any interest in the loan evidenced thereby.

Net Effective Rental: as defined in Section 14.6(c) and (d).

Net Worth/Net Income Test: as defined in Section 14.2(a)(A).

Non-Disturbance Agreement: as defined in Section 9.4(c).

Non-Standard Alterations: as defined in Section 4.4(a).

Offer Notice: as defined in Section 14.3.

Offer Period: the thirty (30) day period after receipt by Landlord of any Offer Notice.

Offered Space: as defined in Section 34.2(a).

Office Space: as defined in the definition of “Premises”.

Operating Expenses: as defined in Section 7.1(f).

Operating Records: as defined in Section 7.5(b).

Operating Year: shall mean each twelve (12) month period occurring immediately following the Base Operating Year.

Original Tenant: AnnTaylor Stores Corporation or any Permitted Transferee.

Outside Exercise Date: as defined in Section 33.2(a).

Overtime Periods: as defined in Section 10.3(c).

Partial Year Fraction: as defined in Section 7.2(g).

Percentage Rent: as defined in Section 7.6(b).

Percentage Rent Payment: as defined in Section 7.6(b)(i).

Permitted Employees: any employees of Tenant (or any of its wholly-owned subsidiaries) or any permitted subtenant employed in the corporate offices of Tenant or such subtenant (i.e., who are not employed in any of Tenant’s (or such subtenant’s) retail stores), regardless of whether such employees maintain an office or work space in the Premises.

Permitted Investments: as defined in Section 30.1.

Permitted Transferees: as defined in Section 14.2(a).

Permitted Uses: the use of the Premises as executive, administrative and general offices, and the lawful uses ancillary thereto described in Article 2 and for no other use or purpose.

Person: any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, estate, trust, unincorporated association, business trust, tenancy-in-common or other entity or any Governmental Authority.

PILOT: the payments of Base Rent (as such term is defined in the Ground Lease) under the Ground Lease for periods prior to the PILOT Expiration Date.

PILOT Expiration Date: the twentieth (20th) anniversary of the Full Rent Date.

PILOT Program: the right of Landlord as tenant under the Ground Lease to make payments of PILOT.

Premises: the entire fifth (5th) through and including fifteenth (15th) floors of the Building as depicted on Exhibit E attached hereto (the “Office Space”), expressly excluding any portion of the Sky Lobby, and the entire fourth (4th) floor of the Building as depicted on Exhibit E attached hereto (the “Fourth Floor Space”) as the same may be expanded or reduced pursuant to the provisions of this Lease.

Premises Area: the Rentable Square Foot area of the Premises or any portion thereof (as such Premises Area may be increased or decreased from time to time pursuant to this Lease), as set forth in Exhibit A-2 attached hereto. The Premises Area shall not be increased or decreased during the Term, other than to reflect the incorporation of additional space into the Premises Area, or the removal of any space from the Premises Area, whether pursuant to the rights of Landlord or Tenant hereunder. For all purposes hereunder, the Premises shall be deemed to have the Rentable Square Foot area set forth on said Exhibit A-2.

Project Agreement: the agreement between New York State Development Corporation, The City of New York, Times Square Associates, One Times Square Center Partners, L.P., Three Times Square Center Partners, L.P., Four Times Square Center Partners, LP, Twelve Times Square Center Partners, L.P., and Six Times Square Center Partners, L.P., dated as of June 21, 1988 as the same has been amended as of the date hereof or may be amended in accordance with Section 35.7 hereof.

Proration Date: as defined in Section 7.3(b).

Qualified Appraiser: as defined in Section 33.2(b).

Rating Agencies: as defined in Section 30.1.

Real Property: collectively, the Building and the Land.

Renewable Portion: as defined in Section 33.2(a)(ii).

Renewal Notice: as defined in Section 33.2(a).

Renewal Options: as defined in Section 33.1.

Renewal Rejection Notice: as defined in Section 33.2(e).

Renewal Space: as defined in Section 33.2(a)(i).

Renewal Term: as defined in Section 33.1.

Renewal Term Commencement Date: as defined in Section 33.1.

Renewal Term Expiration Date: as defined in Section 33.1.

Rent: collectively, Fixed Rent and Additional Rent.

Rent Commencement Date: July 1, 2005.

Rentable Square Feet or RSF: the rentable area of the Building or any portion thereof, computed with respect to the entire Building in a manner consistent with the 1987 Real Estate Board of New York (“REBNY”) standard method of floor measurements for usable square footage on single tenant and multi-tenant floors, and applying a twenty-five percent (25%) full floor loss factor (i.e., dividing usable area by .75).

Replacement Letter: as defined in Section 30.1.

Responding Party: as defined in Section 33.2(b).

Retail Space: the space in the Building designated as retail space by Landlord.

ROFO Conditions: as defined in Section 34.2(a).

ROFO Election Notice: as defined in Section 34.2(a).

ROFO Floors: as defined in Section 34.2(a).

ROFO Notice: as defined in Section 34.2(a).

ROFO Offer: as defined in Section 34.2(a).

ROFO Option: as defined in Section 34.2(a).

Rules and Regulations: as defined in Article 27.

Second Available Expansion Space: as defined in Section 34.1(a).

Second Expansion Commencement Date: as defined in Section 34.1(b).

Second Expansion Option: as defined in Section 34.1(a).

Second Renewal Term: as defined in Section 33.1.

Second Renewal Term Commencement Date: as defined in Section 33.1.

Second Renewal Term Expiration Date: as defined in Section 33.1.

Security Agreement: as defined in Section 14.13.

Security Deposit: as defined in Section 30.1.

Showroom: as defined in Section 2.2(c).

Signage Threshold: as defined in Section 32.1(b)(1).

Sky Lobby: the sky lobby located on the fifth (5th) floor of the Building.

Special Lease Rights: as defined in Section 14.14(b)(ii).

Special Subtenant: a subtenant under any sublease which is permitted hereunder and pursuant to which such subtenant and/or its Affiliates subleases and actually occupies at least one hundred thousand (100,000) RSF of the Premises.

Special Use Area: any portion of the Premises which is used for any purpose permitted hereunder which is ancillary to the executive, administrative and general office usage hereunder, including without limitation, the Cafeteria, any kitchen, any dining area, the Fitness Center and any Showrooms, Media Showrooms and Store Environments.

Special Use Area Property: any items of personal property or fixtures, including any equipment, used by Tenant in connection with a Special Use Area.

Store Environment: as defined in Section 2.2(e).

Subway Agreement: as defined in Section 7.1(h).

Subway Maintenance Payments: as defined in Section 7.1(h).

Successor Landlord: as defined in Section 9.3.

Superior Lease: any ground or underlying lease of the Real Property or any part thereof heretofore or hereafter made by Landlord, as tenant, and all renewals, extensions, supplements, amendments and modifications thereof.

Superior Lessor: a lessor under a Superior Lease.

Tax Bill: as defined in Section 7.2(a).

Tax Proceeding: as defined in Section 7.2(d).

Tax Year: as defined in Section 7.1(d).

Taxes: as defined in Section 7.1(a).

Telecommunications Equipment: as defined in Section 10.9(a).

Tenant: Original Tenant and its permitted successors and permitted assigns.

Tenant Delay: any delay attributable to Tenant or Tenant’s employees, agents, contractors, subcontractors, suppliers or representatives.

Tenant Elevator Bank: the bank of passenger elevators servicing the Tenant Elevator Bank Floors.

Tenant Elevator Bank Floors: the fifth (5th) through the fifteenth (15th) (or, if Tenant validly exercises the First Expansion Option pursuant to the terms of Section 34.1 hereof, the sixteenth (16th)) floors of the Building.

Tenant Party: any of Tenant, any Affiliate of Tenant, any subtenant or any other occupant of the Premises, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, employees, principals, contractors, licensees, agents and representatives.

Tenant Signage: as defined in Section 32.1(b).

Tenant’s Communications Equipment: as defined in Section 4.11(b).

Tenant’s Final FMV Notice: as defined in Section 33.2(e)(i).

Tenant’s Initial Alterations: as defined in the Work Letter.

Tenant’s Initial FMV Notice: as defined in Section 33.2(e).

Tenant’s Operating Payment: as defined in Section 7.3(a).

Tenant’s Plans: as defined in Section 4.2.

Tenant’s Property: Tenant’s movable fixtures and movable partitions, telephone and other communications equipment, computer systems, furniture, trade fixtures, furnishings and other items of personal property (excluding property which is built into the Premises, and, custom-fitted furniture or cabinetry), paid for by Tenant (except to the extent of funds contributed therefor by Landlord), which are removable without material damage to the Premises or Building.

Tenant’s Share of Operating Expenses: as defined in Section 7.1(b).

Tenant’s Share of Taxes: as defined in Section 7.1(b).

Tenant’s Statement: as defined in Section 7.5(c).

Tenant’s Tax Payment: as defined in Section 7.2(a).

Tenant’s Work: as defined in the Work Letter.

Term: the term of this Lease, which shall commence on the Commencement Date and shall expire on the Expiration Date, as such term may be extended in accordance with Article 33.

Theater Surcharge: as defined in Section 10.5(e) of the Ground Lease.

Theater Surcharge Payment: as defined in Section 7.6(a).

Theater Surcharge Rate: the rate charged by landlord under the Ground Lease for Theater Surcharge, as the same may vary.

Third Qualified Appraiser: as defined in Section 33.2(b).

Transaction Expenses: as defined in Section 14.9(a).

Underletting Sublease: as defined in Section 14.14(b)(iii).

Unavoidable Delays: as defined in Article 25.

Work Letter: the work letter attached hereto as Exhibit D and made a part hereof.

ARTICLE 1

DEMISE, PREMISES, RENT

Section 1.1 (a) Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Premises, for the Term, at an annual rent (“Fixed Rent”) as set forth on Exhibit F attached hereto and made a part hereof, together with all Additional Rent provided for herein.

(b) Tenant agrees to pay to Landlord Fixed Rent and Additional Rent, without offset, notice, demand, abatement, or deduction whatsoever (except as permitted or otherwise provided for in this Lease), in lawful money of the United States, and all Fixed Rent shall be payable in equal monthly installments in advance, (and, in accordance with Section 10.5 of the Ground Lease, shall not be paid more than one (1) month in advance) on the first (1st) day of each calendar month during the Term, at the office of Landlord or such other place as Landlord may designate. Fixed Rent and Additional Rent shall be payable by check drawn upon a bank which is a member of the New York Clearing House Association, or upon any other bank with an office in New York City which is reasonably acceptable to Landlord, or, at Tenant’s election, by wire transfer of immediately available funds to such account as Landlord shall direct.

(c) Notwithstanding anything to the contrary contained in this Lease, Landlord hereby confirms that no Fixed Rent is payable for the period from and including the Commencement Date until the Rent Commencement Date.

ARTICLE 2

USE AND OCCUPANCY

Section 2.1 (a) The Premises shall be used and occupied for the Permitted Uses and for no other use or purpose whatsoever.

(b) Tenant shall use and occupy the Premises for executive, general and administrative offices and for the uses ancillary thereto as herein provided, and for no other purpose. In connection with and ancillary to the primary use of the Premises for general offices as provided in this Article 2, Tenant (and, subject to the provisions of this Article 2 and Article 14 hereof, Tenant’s subtenants) may, subject to the provisions of this Lease and applicable Legal Requirements, use certain portions of the Premises for the following purposes, but only to the extent used solely by Tenant (or such subtenants and their respective clients, invitees and Permitted Employees in conjunction with such use by Tenant (or such subtenants)) solely in connection with Tenant’s (or such subtenants’) own business requirements: (i) a messenger and mail room facility; (ii) a reproduction and copying facility; (iii) a word processing center; (iv) a computer and communication system center; (v) employee lounges; (vi) libraries, file rooms, pantries (as provided in Section 2.1(c)), meeting, training and conference centers and rooms, (vii) one or more automatic teller machines; (viii) for other service providers occupying portions of the Premises for the services provided in the Premises to Tenant, such as a travel office, and otherwise as permitted hereunder; (ix) for a Showroom and/or a Media Showroom in accordance with Section 2.2(c), which in any event shall not be located in any portion of the Premises which is a partial floor (i.e., where Tenant does not lease the balance of the floor on which such portion of the Premises is located); it being agreed that for purposes of this clause (ix), if the Premises includes 100% of the RSF of the fifth (5th) floor of the Building, such floor shall not be deemed to be a partial floor; (x) for a Cafeteria in accordance with Section 2.2(d); (xi) for a fitness center (the “Fitness Center”), which in any event shall not be located in any portion of the Premises which is a partial floor (i.e., where Tenant does not lease the balance of the floor on which such portion of the Premises is located) or any partial or full floor of the Premises which is contiguous to a floor of the Building any leasable portion of which is not part of the Premises; (xii) for a Store Environment in accordance with Section 2.2(e), which in any event shall not be located in any portion of the Premises which is a partial floor (i.e., where Tenant does not lease the balance of the floor on which such portion of the Premises is located) or any partial or full floor of the Premises which is contiguous to a floor of the Building any leasable portion of which is not part of the Premises; and (xiii) other uses customary and incidental to the Permitted Uses to which the Premises are then being put. Notwithstanding anything to the contrary contained herein (including, without limitation, the provisions of Sections 2.2(c), (d) and (e) hereof, there shall only be one (1) Cafeteria and one (1) Fitness Center and no more than two (2) Media Showrooms in the Premises at any time. In addition, in connection with and ancillary to the primary use of the Premises for general offices as provided in this Article 2, Tenant may, subject to the provisions of this Lease and applicable Legal Requirements, use a portion of the Premises not to exceed five thousand (5,000) RSF in the aggregate (but only to the extent used solely by

Tenant solely in connection with Tenant’s own business requirements) for the purpose of producing samples and patterns of Tenant’s product line through the use of sewing machines (which samples and patterns shall not be for distribution to the general public); provided that such use (I) shall in no event be located on any floor of the Premises which is contiguous to a floor of the Building any leasable portion of which is not part of the Premises (except that the fourth (4th) floor of the Building may be used for this purpose), (II) shall not violate the existing certificate of occupancy for the Building, (III) shall not unreasonably interfere with or disturb other tenants or occupants of the Building and (IV) if any Person other than the Original Tenant shall desire to use such portion of the Premises for the purposes set forth in this sentence, (A) such Person shall be of a good reputation and its product line shall be in keeping with the standards of a First Class Midtown Office Building and of such a quality so as not to detract from the reputation or image of the Building as a First Class Midtown Office Building and (B) Tenant obtains Landlord’s prior written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that it shall not be deemed unreasonable for Landlord to withhold its consent to such use by such other Person if Landlord determines in its reasonable discretion that such use would not be consistent with tenancies in other First Class Midtown Office Buildings and the quality or nature of a first class tenancy in the Building. In addition, Tenant may use a reasonable portion of the Premises to store incidental amounts of samples, patterns and/or cloth of Tenant’s product lines, provided that in each case none of such items are for distribution to the general public and such use shall not violate the existing certificate of occupancy for the Building and if any Person other than the Original Tenant shall desire to use such portion of the Premises for the purposes set forth in this sentence, (I) such Person shall be of a good reputation and its product line shall be in keeping with the standards of a First Class Midtown Office Building and of such a quality so as not to detract from the reputation or image of the Building as a First Class Midtown Office Building and (II) Tenant obtains Landlord’s prior written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that it shall not be deemed unreasonable for Landlord to withhold its consent to such use by such other Person if Landlord determines in its reasonable discretion that such use would not be consistent with tenancies in other First Class Midtown Office Buildings and the quality or nature of a first class tenancy in the Building.

(c) Tenant (and, subject to the provisions of Article 14 hereof, Tenant’s subtenants), incidental to such Person’s general office use, shall, subject to the provisions of this Lease, have the right, at Tenant’s sole cost and expense, to use a portion or portions of the Premises as a pantry or pantries for use solely by such Person (and its respective clients, invitees and Permitted Employees), which may contain reheating but not cooking equipment, including items such as a microwave, coffee maker, sink, ice maker, soda machine, vending machines, tables and chairs, dishwasher, hot water heater and refrigerator; provided that (i) except as set forth in Section 2.2(d) hereof, no cooking or other preparation of food (other than the reheating of food by a microwave and the preparation of beverages) shall be done in any such pantry, (ii) no food or beverages will be kept or served in the Premises in a manner or under any conditions which result in fumes or odors being emitted from, or detectable outside of, the Premises such that same may unreasonably affect other tenants or occupants of the Building, and (iii) such portion or portions of the Premises shall be at all times maintained by Tenant in a clean and sanitary condition and free of refuse, insects and rodents (including required use of extermination services).

(d) Tenant acknowledges that it has read and understands the terms, conditions and obligations set forth in the Governmental Documents, and each of Landlord and Tenant acknowledge that it will not take any action or fail to take any action that will cause the other to be in breach of or violate any of the terms of the Governmental Documents, and will at all times, at their own respective cost and expense, (i) comply with all terms and conditions of the Governmental Documents applicable to it, and (ii) cooperate in every reasonable manner with each other with regard to their respective obligations under the Governmental Documents.

(e) If any governmental license or permit, other than a certificate of occupancy, shall be required for the proper and lawful conduct of any Tenant Party’s business in the Premises, or any part thereof, and if failure to secure such license or permit would in any way materially adversely affect Landlord, then Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord; provided, however, if either Tenant or Landlord receives a notice of violation of any license or permit (regardless of whether or not Landlord shall be materially adversely affected thereby), then Tenant shall promptly procure (and thereafter maintain) such license or permit, subject to Section 8.2. Each Tenant Party shall at all times comply with the terms and conditions of each such license or permit, but in no event shall failure to procure and maintain same by such Tenant Party affect Tenant’s obligations hereunder. Notwithstanding the foregoing, Tenant’s obligations under this Section 2.1(e) shall only apply to the extent arising from each Tenant Party’s particular manner of use of the Premises, to the extent such manner of use is different and reasonably distinguishable from ordinary office use.

(f) Notwithstanding anything to the contrary contained herein, (1) Permitted Employees who do not work in the Premises on a permanent basis shall not be permitted to access the Premises for the purpose of using the Premises for any of the ancillary uses set forth in Section 2.1(b) or (c) hereof if and to the extent such access and/or use would impose a material additional burden upon services to be supplied by Landlord to Tenant, or materially increase the burden on the elevators which service the Premises, in each case beyond that which is associated with normal office occupancy, provided that Tenant shall cause such Permitted Employees to comply with the Building’s security procedures in effect from time to time and the Rules and Regulations and (2) if Tenant so elects, the Cafeteria and the Fitness Center may be used by personnel of Tenant’s subtenants and/or other tenants in the Building, but in each case limited to such personnel ordinarily working in the Building.

(g) Notwithstanding anything to the contrary contained herein, if Tenant or Tenant’s employees, invitees and guests are permitted to use the Premises for any purpose under this Article 2, then Tenant’s wholly-owned subsidiaries and their respective employees, invitees and guests shall also be permitted to use the Premises for such purpose.

Section 2.2 (a) Tenant shall not use or permit the Premises or any part thereof to be used: (i) for the business of printing or other manufacturing of any kind (except that the use of a portion of the Premises for the production of samples and patterns permitted under Section 2.1(b) hereof shall not be deemed to be for the business of printing or other manufacturing under this clause (i)), except for the use of office equipment in connection with the normal operation of the Premises for a Permitted Use, (ii) as a retail branch of a bank or savings and loan association, or as a retail loan company, other than for general office use by such entities, (iii) as a retail stock broker’s or dealer’s office, other than for general office use by such entities, (iv) for the storage or sale of merchandise, or as a showroom (in each case other than as set forth in Section 2.2(c) hereof and other than for the storage of samples, patterns and cloth in accordance with Section 2.1(b) hereof), (v) for the distribution, by mail-order or otherwise, of merchandise, (vi) as a restaurant or bar or for the sale of food or beverages (other than the Cafeteria in accordance with Section 2.2(d) hereof), (vii) as a news or cigar stand, (viii) as an employment agency, labor union office, school, physician’s or dentist’s office, dance or music studio, (ix) as a barber shop or beauty salon, (x) for the sale, at retail or otherwise, of any goods, or products, (xi) by the United States Government, the City or State of New York, any other Governmental Authority, any foreign government, the United Nations or any agency or department of any of the foregoing, any Person having sovereign or diplomatic immunity or any person not subject to the jurisdiction of the state and Federal courts located in the State of New York, (xii) for the rendition of medical, dental or other therapeutic services (it being understood that Tenant may use or may permit the use of the Premises in connection with health and wellness programs conducted from time to time for the benefit of Tenant’s employees), or (xii) for the conduct of an auction.

(b) Tenant shall not suffer or permit the Premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept therein, which would in any way (i) violate any of the provisions of any of the Governmental Documents or any grant, lease or mortgage to which this Lease is subordinate (in accordance with any applicable Non-Disturbance Agreement), (ii) violate any Legal Requirements (subject to the right to contest such Legal Requirements as provided in Section 8.2 hereof) other than violations which, in the aggregate, do not materially adversely affect Landlord or the Building; provided, however, if either Tenant or Landlord receives a notice of violation of any Legal Requirement (regardless of whether or not Landlord shall be materially adversely affected thereby), then Tenant shall promptly cure such violation, subject to Section 8.2, (iii) make unobtainable from reputable insurance companies authorized to do business in New York State at standard rates any fire insurance with extended coverage, or liability, elevator or, boiler or other insurance carried by Landlord (unless Tenant reimburses Landlord, within thirty (30) days after demand therefor, the portion thereof in excess of such standard rates), (iv) cause, or in Landlord’s reasonable opinion be likely to cause, physical damage to the Building or any part thereof, (v) constitute a public or private nuisance, (vi) impair, in the reasonable opinion of Landlord, the appearance, character or reputation of the Building other than to a de minimis extent, (vii) discharge objectionable fumes, vapors or odors into the Building air-conditioning system or into Building flues or vents not designated to receive such fumes, vapors, or odors, or otherwise discharge same, in such manner as may adversely affect other tenants or occupants of the Building or as may adversely affect space outside of the Premises, beyond a de minimis extent, (viii) impair or interfere with any of the Building Services or the proper and economic heating, cleaning, air-conditioning or other servicing of the Building or the Premises beyond a de minimis extent, or impair or interfere with or tend to impair or interfere with, the use of any of the other areas of the Building by any other tenants or occupants of the Building beyond a de minimis extent, the determination of any such impairment or interference to be in the reasonable judgment of Landlord, (ix) result in the leakage of fluid or the growth of mold or the creation of any other condition which causes, or in Landlord’s reasonable opinion would be likely to cause, an internal air quality problem in the Premises or the Building, (x) occasion annoyance or discomfort to any tenants or occupants of the Building, or interfere with the use or occupancy of other portions of the Building, beyond a de minimis extent, or (xi) cause Tenant to default in any of its other obligations under this Lease. The provisions of this Section 2.2(b), and the application thereof, shall not be deemed to be limited in any way to or by the provisions of Rules and Regulations referred to in Article 27.

(c) Notwithstanding anything to the contrary contained herein, (A) Tenant and its Affiliates and, subject to the terms of Article 14 hereof, any subtenant subleasing at least two (2) full floors of the Office Space (but not more than five (5) such subtenants) shall be permitted to use one or more areas of the Initial Premises as a showroom for its respective product lines (a “Showroom”), which areas do not exceed five thousand (5,000) RSF in the aggregate and/or (B) Tenant and its Affiliates and any subtenant of Tenant permitted by Article 14 hereof, shall be permitted to use not more than (2) areas of the Initial Premises in the aggregate as a separate showroom which is used primarily to acquaint members of the media with its respective product lines (a “Media Showroom”), which areas do not exceed ten thousand (10,000) RSF in the aggregate; provided: (i) if any Person other than the Original Tenant or any of its Affiliates doing business under the name “AnnTaylor” shall desire to use any Showroom and/or Media Showroom, such Person shall be of a good reputation and its product line shall be in keeping with the standards of a First Class Midtown Office Building and of such a quality so as not to detract from the reputation or image of the Building as a First Class Midtown Office Building; (ii) such use shall not be inconsistent with the use by other tenants of showroom space in other First Class Office Buildings; (iii) such use shall only occur during Business Hours; (iv) neither the Media Showrooms nor the Showrooms shall be used to show products to (or be open to) the general public; and (v) in no event shall such use interfere with the normal functioning or operation of the Building or any Building Systems (including, without limitation, any of the elevators in the Building).

(d) Original Tenant or, subject to the terms of Article 14 hereof, any assignee of 100% of Original Tenant’s interest in this Lease which is an Affiliate of the Original Tenant, incidental to the general office use of such Person, shall, subject to the provisions of this Lease (including the provisions of Article 4 hereof), all applicable Legal Requirements, and such other requirements and regulations as Landlord may adopt from time to time, have the right, at its sole cost and expense, to construct and operate one (1) portion of the Office Space for the installation and operation of a single dining facility and/or cafeteria (the “Cafeteria”) for the preparation and dispensing of food solely for use by, and the consumption of food solely by, such Person(s) (and its partners, clients, invitees and Permitted Employees in conjunction with such use by such Person(s)) and its subtenants and other tenants in the Building (but in each case limited to personnel ordinarily working in the Building), but not the general public; provided that, (i) such Person(s) shall install all necessary vents, grease traps, Ansul or other fire suppression systems and other similar equipment required under Legal Requirements, (ii) such Person(s) shall obtain all required permits, licenses and certificates for such incidental use (including any amendment to the certificate of occupancy for the Building necessitated by such incidental use) and shall deliver copies thereof to Landlord, (iii) such Person(s) shall pay for all cleaning of and garbage and refuse removal from the Cafeteria, and for any necessary extermination and ventilation thereof, it being agreed that Landlord has no obligation to provide cleaning, refuse removal, extermination services or ventilation to the Cafeteria, (iv) such Person(s), at their sole cost and expense, install, operate and maintain in good working order a kitchen exhaust system for the Cafeteria, including proper maintenance contracts (copies of which shall be delivered to Landlord), a grease separation system equipped with grease filters and chemical filters

(including, without limitation, a Rotoclone or other comparable equipment) (collectively, the “Kitchen Exhaust System”) to remove odors and exhaust ductwork connected to either of the Flues, (v) such Person(s) shall, at their sole cost and expense, install and maintain a waterproofing system approved by Landlord, (vi) all range hoods for the Kitchen Exhaust System shall be of the continuous wash down type and shall be equipped with Ansul fire extinguishing systems or equivalent systems (subject to compliance with all applicable Legal Requirements) reasonably acceptable to Landlord, (vii) all motors for the Kitchen Exhaust System shall be kept out of the air stream, (viii) the Cafeteria, including trade fixtures and equipment installed therein, shall constitute a Non-Standard Alteration, (ix) Original Tenant shall install the Cafeteria as part of Tenant’s Initial Alterations, (x) the Cafeteria shall only be located in a portion of the Premises located on the fifth (5th) floor of the Building, (xi) any permitted assignee of 100% of Tenant’s interest in the Premises or any permitted subtenant subleasing at least two hundred thousand (200,000) RSF of the Premises shall be entitled to operate the Cafeteria and (xii) Tenant shall have the right to use a third party operator of the Cafeteria, subject to the reasonable approval of Landlord.

(e) Notwithstanding anything to the contrary contained herein, the Original Tenant shall be permitted to use not more than ten thousand (10,000) RSF of the Premises in the aggregate for use from time to time for one (1) or more mock-ups of retail stores (a “Store Environment”); provided: (i) such use shall not require structural alterations to the Building; (ii) the Store Environment shall not be used to show products to (or be open to) the general public; (iii) in no event shall such use interfere with the normal functioning or operation of the Building or any Building Systems (including, without limitation, any of the elevators in the Building); and (iv) such use shall be in compliance with all applicable Legal Requirements and insurance requirements and shall be subject to the approval of Landlord to the extent required under Article 4 hereof.

(f) Without limiting any other provision of this Lease applicable thereto, in connection with any exercise facilities (including the Fitness Center), Tenant specifically agrees to perform or have performed on its behalf and its own expense all prudent and necessary analysis and work to ensure that such facilities (including, without limitation, all weight machines, treadmills and other equipment) are designed and constructed (i) such that the use, operation and maintenance thereof does not result in any noise that can be heard outside the Premises or any vibrations that can be felt outside the Premises, (ii) to be properly integrated into and not have any material adverse impact upon, the structure of the Building and its harmonics, (iii) not to have any material adverse impact upon any area of the Building outside the Premises, including, without limitation, the common areas or facilities, space demised to any other tenant or occupant and space controlled by Landlord, and (iv) so as not to have any material adverse impact upon the business of any other tenant or occupant of the Building or Landlord. Notwithstanding Tenant’s compliance with the foregoing and with the other provisions of this Lease, Landlord shall have the right to require Tenant to immediately discontinue use of such exercise facilities (including the Fitness Center) upon a complaint by any other tenant or occupant of the Building of discomfort, interference or material adverse impact caused by such exercise facilities if Landlord reasonably believes such complaint arises from a condition violative of the immediately preceding sentence until such time as Tenant rectifies the cause of and eliminates such discomfort, interference or material adverse impact to the satisfaction of Landlord. Notwithstanding anything to the contrary contained herein, only the Original Tenant or any assignee which is an Affiliate of the Original Tenant may construct and operate the Fitness Center, provided that (A) any permitted assignee of 100% of Tenant’s interest in the Premises or any permitted subtenant subleasing at least two hundred thousand (200,000) RSF of the Premises shall be entitled to operate the Fitness Center and (B) Tenant shall have the right to use a third party operator of the Fitness Center, subject to the reasonable approval of Landlord.

Section 2.3 Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others, subject to the Building Rules and Regulations set forth on Exhibit B hereto and the other applicable provisions of this Lease: (i) the public areas of the Building, including, without limitation, the common lobbies, corridors, stairways, elevators and loading docks of the Building for their intended uses, and (ii) if the Premises includes less than the entire RSF of any floor, the common toilets, corridors and elevator lobby of such floor for their intended uses.

ARTICLE 3

TERM

Section 3.1 The Term of this Lease shall commence on the Commencement Date and shall, unless sooner terminated, expire on the Expiration Date. Tenant hereby acknowledges that the execution of this Lease by Tenant shall be deemed to be conclusive evidence that Landlord has delivered possession of the Premises in the condition required pursuant to the terms of this Lease (including, without limitation, Schedule 1 to the Work Letter); provided, however, that no such acknowledgement is given with respect to the floor levelness requirement provided in Section I.A.3 of Schedule 1 to the Work Letter and Landlord agrees to correct any non-compliance of the floor levelness to the requirements thereof. Notwithstanding the foregoing, nothing in this Section 3.1 shall modify Landlord’s obligations under Article 6 and Article 10 hereof with respect to (i) any conditions for which Landlord is responsible pursuant to Article 6 or Article 10 or any other express provisions of this Lease, (ii) any punchlist items which are memorialized on the Commencement Date and which have not been corrected by Landlord as of the Commencement Date and (iii) any latent defects relating to the condition of the Initial Premises at the time possession is delivered to Tenant, provided that Tenant shall have notified Landlord of the same not later than the Rent Commencement Date.

Section 3.2 The provisions of this Article 3 and the Work Letter are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law or any successor law or ordinance, and Tenant hereby waives any right to rescind this Lease which Tenant might otherwise have thereunder.

ARTICLE 4

ALTERATIONS; NON-INTERFERING USES

Section 4.1 (a) Except as otherwise provided in this Article 4, Tenant shall not make any Alterations without Landlord’s prior consent in each instance. Subject to the terms of Section 4.1(b), Landlord’s consent shall not be required for any Alterations that are (i) decorative or cosmetic Alterations (and which are not Material Alterations) such as painting, wall coverings and floor coverings, window treatments, or the installation of movable fixtures and ordinary office business equipment (collectively, “Decorative Alterations”), or (ii) are not Material Alterations and do not for any one project cost in excess of One Million Dollars ($1,000,000) (the “Alteration Threshold”). The Alteration Threshold shall be increased annually on January 1st of each year during the Term by the CPI Fraction. For purposes of this Article 4, “Material Alterations” means Alterations which (i) affect the outside appearance of the Building or the structural integrity of the Building, including the structural elements of the walls, floors, ceiling or columns of the Building other than to a de minimis extent, (ii) would physically affect any components of the exterior of the Building other than to a de minimis extent, (iii) affect the Building Systems or services other than to a de minimis extent, (iv) would affect the provision of services to other tenants or occupants in the Building other than to a de minimis extent or (v) would include work which requires the removal of a portion of the floor slab in any portion of the Premises, or access to, or penetration of the floor slab adjacent to, any space occupied by any other tenant or occupant of the Building (other than Tenant’s subtenants). Landlord’s consent (other than with respect to Alterations to the core bathrooms of the Building, which consent shall be in Landlord’s sole discretion) shall not be unreasonably withheld, conditioned or delayed with respect to Material Alterations or Alterations that do not constitute Material Alterations, the cost of which exceeds the Alteration Threshold.

(b) If Tenant intends to perform Alterations (other than purely Decorative Alterations) for which Tenant believes Landlord’s consent is not required hereunder, Tenant shall be required to give Landlord prior notice of such intention and reasonable information concerning the nature of such proposed Alterations, and Tenant shall be permitted to perform such Alterations so long as (A) such Alterations shall be performed only by contractors and subcontractors reasonably approved by Landlord to the extent approval of such contractor or subcontractor is required by Section 4.3, (B) such Alterations are not performed in areas outside of the Premises, (C) such Alterations do not violate the certificate of occupancy then in effect for the Building, (D) Tenant shall have provided Landlord with plans and specifications for such Alterations as required by Section 4.2 to the extent that plans and specifications would customarily be prepared for Alterations of such nature, and (E) Tenant otherwise complies with the requirements of this Article 4. The foregoing requirements shall not apply in the case of purely Decorative Alterations.

Section 4.2 Prior to making any Alterations (other than Decorative Alterations), Tenant shall (a) to the extent that plans and specifications would customarily be prepared for Alterations of such nature, submit to Landlord plans and specifications therefor in form reasonably satisfactory to Landlord which shall comply with all Legal Requirements (which plans and specifications shall be subject to Landlord’s approval only with respect to Alterations which are subject to Landlord’s reasonable consent as provided herein and if such Tenant’s Plans relate to Alterations with respect to which Landlord’s consent is not required hereunder, for informational purposes only) (“Tenant’s Plans”), and if such Alterations require a filing with Governmental Authority or require the consent of such Governmental Authority, then such plans and specifications shall be prepared and certified by a registered architect or licensed engineer, to the extent necessary for such governmental filing or consent, (b) at its expense, obtain and deliver to Landlord true copies of all required permits, approvals and certificates (including permits, approvals and certificates required or contemplated by any Governmental Document), and (c) demonstrate that Tenant carries (or has caused to be carried) all required insurance as well as (i) worker’s compensation insurance (covering all persons to be employed by Tenant and all contractors and subcontractors supplying materials or performing work in connection with such Alterations), (ii) comprehensive public liability (including property damage coverage) and (iii) Builder’s Risk coverage (issued on a completed value basis). All insurance under clause (c) above shall be in such form, with such companies, for such periods and in such amounts and types of coverage as shall be commercially reasonable for buildings located in The City of New York similar to the Building, or as required by the terms of the Ground Lease or any Mortgage (so long as customarily required for First Class Midtown Office Buildings), and shall name Landlord and its employees and agents, and any Superior Lessor and any Mortgagee and any other Person required pursuant to the terms of the Governmental Documents to be named as additional insureds. In connection with Tenant’s Initial Alterations Tenant shall, at Tenant’s sole cost and expense, hire an expediter selected by Tenant and reasonably approved by Landlord. Landlord hereby approves Milrose Consultants as Tenant’s expediter in connection with Tenant’s Initial Alterations. All Alterations (including, but not limited to, Decorative Alterations) shall be performed by Tenant, at Tenant’s sole cost and expense (subject to the provisions of Article 31 hereof), (A) in a good and workerlike manner, (B) in compliance with all Legal Requirements and with the “No. 1 Times Square Alteration Rules and Regulations” attached to this Lease as Exhibit J (provided that if there are any inconsistencies between the provisions of this Lease and the provisions of Exhibit J attached hereto (as opposed to additional detail or information in Exhibit J that shall not be considered inconsistencies for purposes of this sentence), the provisions of this Lease shall prevail), (C) except for Decorative Alterations or other Alterations not requiring the submission of Tenant’s Plans, in accordance in all material respects with the plans and specifications previously approved by Landlord (as such plans and specifications may be revised from time to time in accordance herewith), and (D) if such Alterations are projected by Tenant to cost in excess of the Alteration Threshold, or if such Alterations constitute Material Alterations, under the supervision of a licensed architect or engineer (if customarily required for Alterations of such nature or magnitude). Tenant shall promptly commence all Alterations after receipt of all consents and permits required hereunder and shall diligently prosecute same to completion. Tenant shall promptly reimburse Landlord, as Additional Rent within thirty (30) days after demand, for any and all reasonable, actual out-of-pocket costs and expenses incurred by Landlord in connection with the review of Tenant’s Plans by any third-party architect, engineer or other consultant retained by Landlord (in an amount not to exceed customary charges for such services).

Section 4.3 Except as otherwise provided herein, Tenant shall not make any Alterations (other than Decorative Alterations) employing, hiring or retaining Persons other than Approved Contractors and Approved Engineers. Landlord will not unreasonably withhold, condition or delay its approval of contractors or engineers proposed to be employed by Tenant for the performance of Alterations, except with respect to contractors or engineers in the life safety system, elevators, fire alarm system, building management system trades and other contractors providing proprietary technical services to the Building, as to which Landlord may designate the contractor and engineer to be used by Tenant, provided that the charges of such contractors and engineers shall be reasonable and competitive with the charges of contractors and engineers providing similar services to other First Class Midtown Office Buildings. Attached to this Lease as Exhibit C-1 and Exhibit C-2 are lists of certain contractors and engineers respectively, currently approved by Landlord for the performance of work in the Building (respectively, the “Approved Contractors” and the “Approved Engineers”), which lists may be modified by Landlord from time to time (provided that, except as provided above, in no event shall the list of Approved Contractors or Approved Engineers in any trade or discipline contain less than three (3) names, where practicable). In the event that Tenant intends to engage a contractor or engineer other than an Approved Contractor or Approved Engineer, as the case may be, Tenant shall send a written notice to Landlord requesting that Landlord approve any contractor(s) or engineer(s), which notice shall specifically identify the contractor(s) or engineer(s) to which such request relates and shall set forth in bold capital letters the following statement: “IF LANDLORD FAILS TO RESPOND WITHIN FIFTEEN (15) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN TENANT SHALL BE ENTITLED TO ENGAGE THE CONTRACTORS AND/OR ENGINEERS SPECIFIED HEREIN.”. In the event that Landlord fails to respond to such notice within fifteen (15) Business Days after receipt by Landlord, then such contractor(s) or engineer(s) shall be deemed to be approved by Landlord for the performance of such Alterations only, provided that such Alterations have been consented to (or deemed consented to) by Landlord in accordance with Section 4.1 of this Lease (if Landlord’s consent is required hereunder) and provided, further, that Tenant shall otherwise have complied with all provisions of this Lease relating to such contractor(s) or engineer(s).

Section 4.4 (a) Except as otherwise provided in this Section 4.4 all Alterations made to or upon the Premises, whether or not at the expense of Tenant, shall become part of the Premises and, upon the expiration or earlier termination of the Term, shall become the property of Landlord and remain upon and be surrendered with the Premises as a part thereof upon the Expiration Date. Landlord may condition its approval of any Alterations which differ materially from ordinary office installations, such as vaults, raised floors, conveyors and slab penetrations (other than minor slab penetrations for cable and conduit) by requiring Tenant to agree in writing to remove such Alterations at the end of the Term as set forth in this Section 4.4 (any such Alterations which Landlord so requires Tenant to agree to remove, “Non-Standard Alterations”). Landlord shall identify, at the time it approves Tenant’s Plans, any Non-Standard Alterations which Landlord shall require Tenant to remove upon the expiration or sooner termination of this Lease. In the event Landlord fails to identify any Non-Standard Alterations at the time it approves any of Tenant’s Plans, Tenant shall have no obligation to remove any Alterations shown on such Tenant’s Plans upon the expiration or earlier termination of Term. On the Expiration Date, (i) Tenant shall have removed all of Tenant’s Property from the Premises, and (ii) unless Landlord notifies Tenant no later than one hundred eighty (180) days prior to the Expiration Date that any or all of the Non-Standard Alterations then in the Premises shall not be removed from the Premises (unless an Expiration Date is earlier than the anticipated or expected Expiration Date as a result of an Event of Default, condemnation or casualty, then within a reasonable time), Tenant shall, subject to Section 12.1, have removed the Non-Standard Alterations from the Premises, at Tenant’s sole cost and expense, in accordance with the provisions of this Article 4. Tenant shall repair and restore in a good and workerlike manner any damage to the Premises and the Building caused by such removal of Tenant’s Property and the Non-Standard Alterations in accordance with the provisions of this Article 4. Any of the Non-Standard Alterations or Tenant’s Property not so removed by Tenant on or prior to the Expiration Date shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord’s property or be removed from the Premises by Landlord, and Tenant shall (unless Landlord shall have directed Tenant not to remove such items, subject to Section 12.1) reimburse Landlord, as Additional Rent within thirty (30) days after demand, for Landlord’s reasonable, actual out-of-pocket costs incurred in connection with such removal and restoration. The covenants and agreements set forth in this Section 4.4 shall survive the expiration or earlier termination of this Lease for a period of one (1) year. Notwithstanding anything to the contrary contained herein, but subject to the terms of Section 6.6 hereof, Tenant shall not have any obligation, upon the expiration of the Term, to remove any of the following items: (i) lighting fixtures located in any portion of the Premises; (ii) electronic screens located in any ceilings; (iii) the Showrooms and the Media Showrooms; (iv) the Store Environments; (v) libraries (other than structural modifications to any portion of the Building); (vi) racks in the IDF rooms; (vii) supplemental or additional HVAC equipment; (viii) pantries (other than those located in the Cafeteria); (ix) the bathrooms installed by Tenant on the fourth (4th) and fifth (5th) floors of the Building as part of Tenant’s Initial Alterations in accordance with the terms of Article 4 hereof and the Work Letter, which restrooms are, in Landlord’s reasonable judgment, of a quality equal to or greater than the standards of the core restrooms of the Building; and (x) wiring or cabling installed by or on behalf of Tenant in any portion of the Premises or in any other portions of the Building in accordance with the terms hereof, other than as set forth in Section 6.6 hereof. Tenant acknowledges that Landlord has notified Tenant that as of the date hereof Landlord requires that Tenant remove the Cafeteria on the Expiration Date in accordance with the terms of this Section 4.4(a).

(b) Landlord agrees to respond to any notice setting forth a request for approval of Tenant’s Plans for any Alterations for which Landlord’s approval is herein required (excluding Tenant’s Initial Alterations which shall be governed by the terms of the Work Letter) within the time periods set forth in this Section 4.4(b), provided Tenant’s Plans comply in all material respects with the requirements of Section 4.2 and the Governmental Documents. Provided that such notice shall set forth in bold capital letters the following statement: “IF LANDLORD FAILS TO RESPOND WITHIN FIFTEEN (15) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN TENANT SHALL BE ENTITLED TO COMMENCE CONSTRUCTION IN ACCORDANCE WITH THE PLANS AND SPECIFICATIONS SUBMITTED TO LANDLORD WITH THIS REQUEST”, if Landlord fails to respond to such notice within fifteen (15) Business Days after receipt by Landlord, then Tenant’s Plans for which the request is submitted shall be deemed to be approved by Landlord. In addition, Landlord agrees to respond to any resubmission of or revisions or modifications to Tenant’s Plans within (i) ten (10) Business Days after receipt by Landlord of a notice from Tenant requesting Landlord’s consent to (and enclosing a copy of) such resubmission, revision or modification in the case of any Tenant’s Plans which are customarily reviewed by third party consultants obtained by Landlord or (ii) five (5) Business Days after receipt by Landlord of a notice from Tenant requesting Landlord’s consent to (and enclosing a copy of) such resubmission, revision or modification in the case of any Tenant’s Plans which are not customarily reviewed by third party consultants obtained by Landlord. Provided that such notice shall set forth in bold capital letters the following statement: “IF LANDLORD FAILS TO RESPOND WITHIN [TEN (10)/FIVE (5)] BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN TENANT SHALL BE ENTITLED TO COMMENCE CONSTRUCTION IN ACCORDANCE WITH THE PLANS AND SPECIFICATIONS SUBMITTED TO LANDLORD WITH THIS REQUEST”, if Landlord fails to respond to such notice within such ten (10) Business Day or five (5) Business Day period, as the case may be, then such resubmission of or revisions or modifications to Tenant’s Plans for which the request is submitted shall be deemed to be approved by Landlord. Together with Tenant’s delivery to Landlord of Tenant’s Plans (or resubmission, revision or modification thereof, as applicable),

Tenant shall provide Landlord with a request for approval. In the event that Landlord shall not approve any such request, the notice of such non-approval shall specifically indicate the reasons for such non-approval, in sufficient detail as to reasonably permit Tenant to make changes. Notwithstanding anything to the contrary contained herein, Tenant may not perform any phase of any construction work in the Building without Landlord’s prior written approval of Tenant’s Plans (to the extent required in accordance with this Article 4) and unless such Tenant’s Plans have been appropriately filed in accordance with Legal Requirements, all permits and approvals required to be issued by any Governmental Authority with respect to such phase of construction work shall have been duly issued, and Tenant shall otherwise have complied with all provisions of this Lease affecting such Alterations. Landlord shall cooperate with Tenant, at Tenant’s sole cost and expense, as is reasonably necessary in connection with Tenant obtaining all permits and approvals required to be issued by any Governmental Authority in connection with such phase of construction work, and Landlord shall execute in a timely manner necessary consents and applications (including any forms required by the New York City Buildings Department, provided that Tenant shall indemnify Landlord for any losses, costs or expenses incurred by Landlord as result of any errors in such forms) and perform other reasonable ministerial and non-ministerial requirements as and to the extent required. Tenant shall pay, as Additional Rent, the actual reasonable out-of-pocket costs incurred by Landlord in connection with the review and approval by any Governmental Authority of any Alterations proposed by Tenant.

(c) Upon completion of any Alterations, Tenant, at its expense, shall promptly obtain certificates of final approval of such Alterations as may be required by any Governmental Authority (including any new or amended certificate of occupancy required by any Governmental Authority), and shall furnish Landlord with copies thereof, together with (i) copies of the final plans and specifications (other than for Decorative Alterations) prepared by or on behalf of Tenant in connection with such Alterations (which plans and specifications must include final, marked record drawings which incorporate all bulletins issued from each of Tenant’s HVAC, electrical, plumbing, fire safety and sprinkler subcontractors, as applicable, other than minor field changes as would not customarily be set forth in such final plans and specifications) prepared on an AutoCAD Computer Assisted Drafting and Design System (or such other commonly used system or medium as Landlord may reasonably specify or accept) using naming conventions issued by the American Institute of Architects in June, 1990 (or such other naming conventions as may then be in common use) and (ii) magnetic computer media of such record drawings and specifications, translated into in a format compatible with AutoCAD Release 2000 or later or another format reasonably acceptable to Landlord and then in common use. Without limiting the generality of the foregoing, with reasonable promptness but in no event later than ninety (90) days following the completion of any Alterations, Tenant shall deliver to Landlord (x) proof of the issuance of any required approvals, permits and sign-offs for the Alterations by all Governmental Authorities having jurisdiction thereover and (y) final lien waivers issued by all contractors, subcontractors and material suppliers covering all of the Alterations, except that Tenant shall not be obligated to deliver final lien waivers from any contractor, subcontractor or material supplier with which it has a bona fide dispute so long as Tenant complies with the provisions of Section 4.5.

Section 4.5 (a) If, because of any act or omission of a Tenant Party, its suppliers or subcontractors, any mechanic’s lien, U.C.C. financing statement or other lien, charge or order for the payment of money shall be filed against Landlord, or against all or any portion of the

Premises, the Building or the Real Property, Tenant shall, at its own cost and expense, cause the same to be discharged of record, by bonding or otherwise, within sixty (60) days after Tenant has received notice thereof (provided that if Tenant has not so caused the same to be discharged of record within thirty (30) days after Tenant has received notice thereof, then Tenant shall deposit with Landlord in cash or other form reasonably satisfactory to Landlord an amount equal to 125% of the amount of such item), and Tenant shall, in accordance with Article 29, indemnify, defend and save Landlord harmless against and from all costs, expenses, liabilities, suits, penalties, claims and demands (including reasonable attorneys’ fees and disbursements) resulting therefrom.

(b) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises.

Section 4.6 Tenant shall not during the Term, directly or indirectly, engage any third-party contractor, mechanic or laborer in the Premises, even if such Person is an Approved Contractor, whether in connection with any Alteration or otherwise, or use any materials in connection with such Alteration in a manner which would disturb harmony with any trade engaged in performing any other work in the Building other than to de minimis extent (including, without limitation, the creation of any work slowdown, sabotage, strike, picket or jurisdictional dispute) or create any actual interference with the operation of the Building or performance of Landlord’s work or the work of any other tenant other than to de minimis extent or materially increase the cost of any of the foregoing. Tenant shall immediately stop the performance of any Alteration, or the use of any materials in connection with such Alteration or use of any third party contractor, mechanic or laborer if Landlord notifies Tenant that continuing such Alteration or employing such third party contractor, mechanic or laborer would so disturb harmony with any trade engaged in performing any other work in the Building other than to de minimis extent or interfere with the operation of the Building other than to de minimis extent. Landlord and Tenant shall cooperate with one another in all reasonable respects to avoid any such labor disharmony. Landlord acknowledges that a provision substantially similar to this Section 4.6 has been included in any leases for premises in the Building executed prior to the Commencement Date. Landlord agrees to use reasonable efforts to include a provision substantially similar to this Section 4.6 in leases for premises in the Building executed after the Commencement Date and to act uniformly in enforcing the provisions of this Section 4.6 and any other substantially similar provisions contained in other leases in the Building.

Section 4.7 All work to be performed by Tenant shall be done in a manner which will not unreasonably interfere with or disturb other tenants or occupants of the Building.

Section 4.8 All third party fees, costs and expenses reasonably incurred by Landlord in obtaining approvals or reviews required or contemplated by any Governmental Document in connection with any Alterations shall be payable by Tenant as Additional Rent, within thirty (30) days after demand therefor.

Section 4.9 No Tenant Party’s manner of use of any of the Special Use Areas or Special Use Area Property shall, without Landlord’s consent (such consent to be in Landlord’s sole discretion), interfere with the occupancy of any other tenant other than to a de minimis extent nor delay the construction, maintenance, cleaning, repair, safety, management, security or operation of the Building or the Building Systems. If Landlord reasonably incurs any additional out-of-pocket expense (operating or capital) as a result of Tenant’s Special Use Areas or Special Use Area Property, Tenant shall pay such additional expense (operating or capital) as Additional Rent within thirty (30) days after demand and, provided that Tenant agrees to pay any such additional expense, the incurrence of any such additional expense by Landlord shall not be a ground upon which Landlord may withhold its consent pursuant to this Section 4.9. Tenant agrees that no Special Use Area or Special Use Area Property shall interfere with the operation of the Building as a First Class Midtown Office Building.

Section 4.10 (a) Tenant shall not solicit, suffer or permit other tenants or occupants to use any communications service, including without limitation any wired or wireless Internet service that passes through, is transmitted through or emanates from the Premises. Tenant acknowledges that Landlord has granted and may grant licenses and other rights to various parties to provide communications services to the tenants of the Building; provided that Tenant shall be permitted to utilize other communications service providers in accordance with Section 10.16 hereof.

(b) Tenant agrees that Tenant’s communications equipment and the communications equipment of Tenant’s service providers and contractors located in the Premises or installed in the Building to service the Premises including, without limitation, any antennas, switches, or other equipment (collectively, “Tenant’s Communications Equipment”) shall be of a type and, if applicable, a frequency which will not cause radio frequency, electromagnetic or other interference to any other party or any equipment of any other party including, without limitation, Landlord, other tenants or occupants of the Building or any other party. In the event that Tenant’s Communications Equipment causes or is reasonably believed to cause any such interference, upon receipt of notice from Landlord of such interference, Tenant will take all steps necessary to correct and eliminate the interference. If the interference is not eliminated within 24 hours (or a shorter period if Landlord reasonably believes a shorter period to be appropriate), then, upon request from Landlord, Tenant shall shut down the Tenant’s Communications Equipment pending resolution of the interference, with the exception of intermittent testing upon prior notice to and with the approval of Landlord, which approval shall not be unreasonably withheld.

Section 4.11 Landlord’s review and approval of Tenant’s plans and specifications and consent to the performance of the work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable law and insurance requirements, nor shall it be deemed a waiver by Landlord of compliance by Tenant with any provisions of this Lease, nor shall it impose upon Landlord any liability or obligation with respect to such work, including without limitation, its completeness, design sufficiency or the performance thereof.

ARTICLE 5

CONDITION OF THE PREMISES

Section 5.1 Tenant agrees to accept possession of the Premises in its “as is” condition on the Commencement Date, except for latent defects duly noticed to Landlord in accordance with Section 3.1 hereof. Except for the making of any Landlord’s Contribution as set forth in Article 31, Landlord shall have no obligation to perform any work, supply any materials, incur any expenses or make any installations in order to prepare the Premises for Tenant’s occupancy.

Section 5.2 Upon the request of Tenant, Landlord, at Tenant’s sole cost and expense, shall execute any applications for any permits, approvals or certificate from any Governmental Authority required to be obtained by Tenant, including any special permits, public assembly permits or changes to the certificate of occupancy for the Building required in connection with any Alterations, and shall sign such applications within five (5) Business Days after request by Tenant, provided that (i) the provisions of the applicable Legal Requirements shall require that Landlord join in such application, and (ii) such application relates to the performance by Tenant of Alterations in accordance with the terms of this Lease, or is otherwise reasonably acceptable to Landlord. Landlord shall otherwise cooperate with Tenant in connection therewith, provided that Tenant shall reimburse Landlord for any reasonable out-of-pocket cost or expense incurred by Landlord in connection therewith (other than in connection with matters for which Landlord is otherwise responsible pursuant to the provisions of this Lease), including reasonable attorneys’ fees and disbursements, and provided further that Tenant shall indemnify Landlord, in accordance with Article 29, against any liability in connection therewith (other than in connection with matters for which Landlord is expressly responsible pursuant to the provisions of this Lease).

ARTICLE 6

REPAIRS; FLOOR LOAD

Section 6.1 (a) Landlord, at Landlord’s expense, shall diligently maintain, replace and repair the Common Areas and the Building Systems (except as otherwise set forth herein), the Lobby and the other public portions of the Building, both exterior and interior, and the structural elements of the Building (including the structural elements of the Premises), including, without limitation, the roof, foundation and curtain wall, footings, exterior walls, load bearing columns, floor slabs, window sashes, elevators, corridors, core electrical closets, core telecommunications closets, core janitor closets, mechanical rooms, curbs and sidewalks adjacent to the Building, and the plumbing, electrical, mechanical, Building HVAC System, fire protection, life safety and sprinkler systems of the Building in conformance with standards applicable to a First Class Midtown Office Building (all of the foregoing, “Landlord Repairs”). Tenant, at Tenant’s expense, shall keep the Premises and the fixtures, systems, equipment and appurtenances therein in good condition, except for reasonable wear and tear, obsolescence and damage for which Tenant is not responsible pursuant to the provisions of Articles 12 and 13 hereof. Tenant, at Tenant’s expense, shall repair and keep in good working order those portions of the Building Systems located within and exclusively serving the Premises, from the point of connection on each floor of the Premises; provided, however, that in no event shall Tenant repair the Building

HVAC System. By way of example only, Tenant shall be responsible for the maintenance and repair of (i) the electrical system serving the Premises from (but not including) the buss duct disconnect switch on each floor, (ii) the plumbing and sanitary systems and installations serving the Premises from the points of connection to (but not including) the main vertical risers and stacks of the Building, including any private bathrooms and shower facilities, but excluding the core bathrooms (including all fixtures therein) which shall be maintained and repaired by Landlord, at Landlord’s expense, and (iii) the sprinkler system serving the Premises from the point of connection to (but not including) the tamper and flow valves. Landlord will reasonably cooperate to provide Tenant access to the telephone and electrical closets in the Building solely for purposes of installing Tenant’s telecommunication wiring therein and, subject to the terms of Article 4 hereof, to install, maintain or repair any electrical equipment therein, it being agreed that such maintenance and repair shall be performed by Tenant at Tenant’s sole cost and expense, provided that Tenant may only have access to such closets if Tenant is accompanied by an agent of Landlord.

(b) Notwithstanding anything to the contrary set forth in Section 6.1(a), all damage or injury to the Building Systems, the Building, or the Premises caused by or resulting from the negligence or willful misconduct of, or from Alterations made by, Tenant or any Tenant Party, shall be repaired at Tenant’s expense, (i) by Tenant, subject to Article 4 hereof, to the reasonable satisfaction of Landlord (if the required repairs are non-structural and do not affect any Building System), or (ii) by Landlord at Tenant’s reasonable cost and expense, if the required repairs are structural or affect any Building System. All of such repairs shall be of quality or class equal to the original work or construction. If Tenant fails after thirty (30) days notice to commence, and thereafter to proceed with due diligence to complete repairs required to be made by Tenant, the same may be made by Landlord upon not less than five (5) Business Days’ prior written notice to Tenant at the reasonable expense of Tenant. Tenant shall pay to Landlord, as Additional Rent, the actual out-of-pocket costs and expenses thereof reasonably incurred by Landlord within thirty (30) days after rendition of a bill or statement therefor setting forth, in reasonable detail, a description of the repairs performed and attaching invoices therefor.

Section 6.2 Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot which such floor was designed to carry (unless Tenant has installed suitable reinforcement, subject to the provisions of Article 4). If any safe, heavy equipment, business machines, freight, bulky matter or fixtures to be moved into or out of the Building requires special handling, Tenant shall give Landlord reasonable prior notice thereof and shall employ only persons holding a Master Rigger’s license to do such work. Landlord represents and warrants to Tenant that the floor load of the Premises shall be as set forth in the Work Letter.

Section 6.3 Except as may be expressly provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances or equipment thereof. Landlord shall use reasonable efforts (which shall not, other than as set forth below in this Section 6.3, include the use of overtime or premium labor other than in the case of imminent danger to life or property) to minimize interference with Tenant’s access to and use and occupancy of the

Premises in making any repairs, alterations, additions or improvements and shall perform all work and repairs diligently and in a workerlike manner and in compliance with Legal Requirements. In the case of imminent danger to life or property or if the making of any repairs, alterations, additions or improvements is reasonably likely to materially adversely affect Tenant’s business operations in the Premises, Landlord shall perform such work on an “overtime” basis at Landlord’s expense; provided, however, that Landlord shall not be required to perform such work on an “overtime” basis to the extent that such work was requested by Tenant (other than to fulfill an obligation of Landlord) or would not have been needed but for a violation by Tenant of its obligations under this Lease, unless (in the case of such requested work or violation) Tenant shall agree to pay to Landlord, as Additional Rent hereunder, within thirty (30) days after Landlord’s demand therefor, an amount equal to the incremental cost of the overtime or other premium pay rates, including fringe benefits and other elements of such pay rates, for such labor and any other overtime costs or expenses so incurred.

Section 6.4 Notwithstanding anything to the contrary contained in any other provision of this Lease, but subject to the provisions of Articles 12 and 13 hereof, in the event that (a) Tenant is unable to use five thousand (5,000) or more contiguous Rentable Square Feet of the Premises for the ordinary conduct of Tenant’s business due to Landlord’s breach of an obligation under this Lease to provide services or perform repairs, in each case other than as a result of Unavoidable Delays or Tenant Delays, and such condition continues for a period in excess of five (5) consecutive days, subject to Tenant Delays or Unavoidable Delays, after Tenant gives a notice to Landlord (the “Abatement Notice”) stating that Tenant’s inability to use the Premises or such portion thereof is solely due to such condition, (b) Tenant does not actually use or occupy the Premises or such portion thereof during such period, and (c) such condition has not resulted from the negligence, willful misconduct, breach of contract, violation of the provisions of this Lease beyond any applicable notice and cure period or violation of law of Tenant or any Tenant Party, then, unless Landlord shall have commenced to cure such condition within such five (5) day period (subject to Tenant Delays or Unavoidable Delays) after delivery of the Abatement Notice and thereafter proceeds with due diligence to cure such condition, then Fixed Rent, Tenant’s Tax Payment, Tenant’s Operating Payment, Percentage Rent Payment and Theater Surcharge Payment shall be abated as to the Premises or such affected portion of the Premises on a per diem basis for the period commencing on the sixth (6th) day (subject to Tenant Delays or Unavoidable Delays) after Tenant gives the Abatement Notice, and ending on the earlier of (x) the date Tenant substantially reoccupies the Premises or such portion thereof for the ordinary conduct of its business, or (y) the date on which such condition is substantially remedied and Landlord has notified Tenant in writing thereof.

Section 6.5 Tenant shall not require, permit, suffer or allow the cleaning of any window in the Premises from the outside in violation of Section 202 of the New York Labor Law or any successor statute thereto, or of any other Legal Requirement.

Section 6.6 If at any time during the Term, Tenant ceases using any wiring or cabling installed by or on behalf of Tenant in any portion of the Premises or in any other portions of the Building (other than a cessation that is temporary and where Tenant intends to resume using such wiring or cables within a reasonable period of time after such cessation), Tenant shall promptly give written notice to Landlord of such cessation and, subject to the applicable requirements of this Lease, shall promptly remove such unused wiring and cabling at Tenant’s sole cost and expense. In order for Landlord and Tenant to (a) identify any wiring or cabling installed by or on behalf of Tenant in any portion of the Premises or in any other portions of the Building and/or (b) trace the starting and terminating points of such wiring and cabling, Tenant shall cause such wiring and cabling to be labeled and tagged, when installed, with appropriate identification marks and shall maintain, during the Term for all then existing wiring and cabling, “as installed” drawings containing a guide or key to such marks and showing the routing of such wiring and cabling. Upon Landlord’s request, Tenant shall provide to Landlord and Landlord’s representatives and contractors reasonable access to such “as installed” drawings for inspection and copying.

ARTICLE 7

REAL ESTATE TAXES, OPERATING EXPENSES AND ADDITIONAL RENT

Section 7.1 For the purposes of this Article 7, the following terms shall have the meanings set forth below:

(a) “Taxes” shall mean the aggregate amount, without duplication, of (i) all real estate taxes, assessments (special or otherwise), sewer and water rents, rates and charges and any other governmental levies, impositions or charges, whether general, special, ordinary, extraordinary, or foreseen or unforeseen, which may be assessed, levied or imposed upon all or any part of the Real Property, giving effect to any and all abatements, refunds, reductions, credits and the like, including payments in lieu of taxes pursuant to any agreement between Landlord and any Governmental Authority, without reduction for any Excess Site Acquisition Credits (“ESACs”) or other similar credits or deductions, (ii) the Base Rent payable pursuant to Section 3.2 of the Ground Lease, and (iii) any reasonable expenses (including reasonable attorneys’ fees and disbursements and experts and other-witness’ fees) incurred in contesting any of the foregoing or the Assessed Valuation (as defined in Section 7.1(c)) of all or any part of the Real Property. If at any time after the date hereof the methods of taxation prevailing at the date hereof shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the taxes, assessments, rents, rates, charges, levies or impositions now assessed, levied or imposed upon all or any part of the Real Property, there shall be assessed, levied or imposed (A) a tax, assessment, levy, imposition or charge based on the rents received therefrom whether or not wholly or partially as a capital levy or otherwise, (B) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Real Property and imposed upon Landlord, (C) a license fee measured by the rentals from the Real Property, or (D) any other tax, assessment, levy, imposition, charge or license fees imposed on the Real Property or the rentals therefrom, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Taxes; provided, however, that any such taxes, assessments, levies, impositions, fees, charges or like amounts which are in “addition to” taxes otherwise payable under this Article 7 shall only be deemed Taxes if such amounts shall generally be treated in other First Class Midtown Office Buildings as constituting real estate taxes for the purpose of calculating similar lease tax escalation provisions. The amount of any such tax, fee or charge which is includable as Taxes, as aforesaid, shall be calculated on the basis that the Real Property is the only asset of Landlord. Taxes shall in no event include (1) any income, franchise, transfer, estate, succession, excise, occupancy, capital gains, mortgage recording, transfer taxes or

PILOMRT Payments (as defined in the Ground Lease), (2) any payments or charges set forth in Section 7.1(f)(32) or (3) any penalties, interest or late charges imposed against Landlord or any Mortgagee or Superior Lessor with respect to Taxes; provided that to the extent that such penalties, interest or late charges are incurred by Landlord as a result of a failure by Tenant to pay any installment of any Tenant’s Tax Payment in a timely manner in accordance with Section 7.2(a), Tenant shall pay to Landlord the amount of such penalties, interest or late charges for which Tenant is responsible within ten (10) days after demand therefor by Landlord with interest at the Default Rate from the date such penalty, interest or late charges were incurred by Landlord until reimbursed by Tenant. If pursuant to any Legal Requirement, any amount that is included in Taxes may be divided and paid in installments (whether or not interest shall be due thereon), then (x) such amount shall be deemed to have been so divided and to be payable in the maximum number of installments permitted by Legal Requirements to be paid, and (y) there shall be deemed included in Taxes for each Tax Year only the installments of such amount deemed to be payable during such Tax Year. Notwithstanding anything herein contained to the contrary, in the event the PILOT Program terminates prior to the PILOT Expiration Date as a result of Tenant’s acts or omissions, then, from and after such termination, Tenant shall pay Tenant’s Tax Payment. In the event the PILOT Program terminates prior to the PILOT Expiration Date as a result of Landlord’s acts or omissions, then the amount Tenant shall be required to pay to Landlord on account of Taxes shall be equal to the amount of Taxes Tenant would have been paying if the PILOT Program was still in effect until the PILOT Expiration Date. In the event the PILOT Program terminates prior to the PILOT Expiration Date for any reason other than as a result of Tenant’s or Landlord’s acts or omissions, then Landlord shall use all commercially reasonable efforts to contest (using attorneys reasonably acceptable to Tenant) such termination and/or to look to The City of New York for recovery of any such excess amounts pursuant to Landlord’s indemnity from the City pursuant to the Project Agreement, and if the termination of the PILOT Program is upheld and the City indemnity is held to be invalid, in both cases, pursuant to the final unappealable judgment of a court of competent jurisdiction, then the amount Tenant shall be required to pay to Landlord (retroactive to the date of such early termination) shall be Tenant’s Tax Payment.

(b) “Tenant’s Share of Taxes” means 24.3366% and “Tenant’s Share of Operating Expenses” means 25.2922%. Tenant’s Share of Taxes and Tenant’s Share of Operating Expenses shall not be increased or decreased during the Term, other than to reflect the incorporation of additional space into the Premises or the Building, or the removal of any space from the Premises or the Building, whether pursuant to any exercise of any of Landlord’s or Tenant’s rights expressly provided herein or otherwise.

(c) “Assessed Valuation” means the amount for which the Real Property is or will become assessed when applicable pursuant to applicable provisions of the New York City Charter and of the Administration Code of the City of New York for the purpose of imposition of Taxes.

(d) “Tax Year” shall mean each period from July 1 through June 30 (or such other fiscal period as may hereafter be adopted by the City of New York as the fiscal year for any tax, levy or charge included in Taxes), any part or all of which occurs during the Term.

(e) “Impositions” as defined in Section 4.1(b) of the Ground Lease.

(f) “Operating Expenses” shall mean the aggregate of all costs and expenses (and taxes thereon, or Additional Payments to the extent that the Additional Payments relate to items otherwise includable in Operating Expenses, if any, thereon) paid or incurred by or on behalf of Landlord (whether directly or through independent contractors and to the extent any of the same constitutes an Operating Expense, whether or not any of same shall be designated herein as being at Landlord’s cost or expense), and without duplication, in respect of the operation, maintenance, cleaning, management, repair, replacement and security of the Real Property and any property under the jurisdiction or control of Landlord pursuant to any Governmental Document for which Landlord has any operation, maintenance, management, repair, replacement or security obligation, (such property not included in the definition of Real Property, if any, the “Government Property”) which shall be calculated on the accrual basis of generally accepted accounting practices consistently applied (“GAAP”), including fees and expenses of any tenant or subtenant associations joined by Landlord in accordance with the provisions of the Ground Lease, insurance premiums, the cost of electricity, gas, oil, steam, water, air conditioning and other fuel and utilities, cleaning costs, reasonable attorneys’ fees and disbursements, accounting fees and disbursements or other legal and accounting fees, and auditing, management fees (which shall be deemed in all circumstances to be equal to two percent (2%) of gross revenues derived from the Building (excluding retail and commercial signage revenue)) and other professional fees and expenses, Subway Maintenance Payments, and Impositions, but specifically excluding (or deducting, as applicable) from Impositions and otherwise from Operating Expenses all:

(1) Taxes (including BID Surcharge);

(2) leasing costs, including leasing and brokerage commissions and similar fees;

(3) expenses and disbursements relating to disputes with Tenant and other tenants or other occupants of the Building;

(4) salaries, wages, fringe benefits and other compensation of Landlord’s employees above the grade of property manager;

(5) depreciation and amortization (except as provided in Section 7.1(f)(30));

(6) interest on, amortization of and any other charges in respect of mortgages and other debts;

(7) the cost of tenant improvements or tenant allowances or inducements made for tenants of the Building, including permit, license and inspection fees and any other contribution by Landlord to the cost of tenant improvements or other costs in connection with preparing any premises to be leased or occupied;

(8) financing or refinancing costs of loans made to Landlord;

(9) expenses incurred in connection with services or other benefits (A) of a type not provided to Tenant (or provided to Tenant at separate or additional charge) but that are provided to another tenant or occupant of the Building; or (B) provided to other tenants or occupants of the Building at a materially greater level than that provided to Tenant without separate or additional charge, in which case such expenses shall be excluded from Operating Expenses to the extent such expenses exceed the amount which would have been incurred to provide such services or other benefits to such other tenant or occupant at the same level as such services or other benefits are provided to Tenant;

(10) the cost of any electricity consumed in the Premises or any other rentable space in the Building leased or available for lease to tenant(s);

(11) the cost of any electricity consumed, or other costs incurred, in connection with any commercial signage on the Building;

(12) costs and expenses incurred in connection with enforcement of leases, including, without limitation, court costs, accounting fees, auditing fees, attorneys fees and disbursements in connection with any summary proceeding to dispossess any tenant;

(13) costs and expenses incurred in connection with procuring tenants, including, without limitation, lease marketing and advertising and promotional and entertainment expenses, concessions, lease takeover or rental assumption obligations, architectural costs, engineering fees and other similar professional costs and legal fees in connection with lease negotiations;

(14) except as otherwise expressly provided herein, amounts paid to Landlord or to Affiliates of Landlord (except for the payment of management fees as provided herein) for any services in the Building to the extent such amounts exceed the cost of such services rendered by other unaffiliated third parties on a competitive basis;

(15) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

(16) profits, franchise, gains, estate, income, succession, gift, corporation, unincorporated business and gross receipts taxes imposed upon Landlord, or any interest or penalties for failure to timely pay those taxes or any other taxes;

(17) any expenses which are not paid or incurred in respect of the Real Property but rather in respect of other real property owned by Landlord, provided that with respect to any expenses attributable in part to the Real Property and in part to other real property owned or managed by a Landlord Party (including salaries, fringe benefits and other compensation of a Landlord Party’s personnel who provide services to both the Real Property and other properties), Operating Expenses shall include only such portion thereof as are apportioned by Landlord to the Real Property on a fair and equitable basis;

(18) costs incurred with respect to a sale or transfer of all or any portion of the Real Property or any interest therein or in any Person of whatever tier owning an interest therein;

(19) costs incurred in connection with (a) making any additions to, or building additional stories on, the Building or its plazas, or adding buildings or other structures adjoining the Building, or connecting the Building to other structures adjoining the Building and (b) any special amenities (e.g., a conference center or health club provided at the Building);

(20) costs incurred in connection with the acquisition or sale of air rights, transferable development rights, easements or other real property interests;

(21) the cost of electricity and overtime Building HVAC System and condenser water or chilled water supplemental systems furnished to the Premises which are directly charged to Tenant or to any other rentable space in the Building whether or not leased to tenants;

(22) the rental cost of items which (if purchased) would be capitalized and excluded from Operating Expenses, except if the cost of such items (if purchased) would be included in Operating Expenses pursuant to Section 7.1(f)(30) or if in accordance with good business practices, such items are rented on an occasional basis;

(23) amounts otherwise includable in Operating Expenses but reimbursed to Landlord directly by any third party (including Tenant or other tenants) (other than through provisions similar in substance to this Section 7.1);

(24) costs relating to withdrawal liability or unfunded pension liability under the Multi-Employer Pension Plan Act;

(25) any interest, fine, penalty or other late charges payable by Landlord, incurred as a result of late payments, except to the extent the same was with respect to a payment, part or all of which was the responsibility of Tenant hereunder and with respect to which Tenant did not make in a timely fashion or did not make at all;

(26) costs arising from, or attributable to, Landlord’s gross negligence or willful misconduct (including, without limitation, costs and expenses arising from Landlord’s indemnity obligations under this Lease, with respect to such gross negligence or willful misconduct);

(27) the cost of repairs or replacements or restorations by reason of fire or other casualty or condemnation to the extent (a) Landlord receives compensation through the proceeds of insurance or by the condemning authority, (b) Landlord would have been compensated therefor had Landlord maintained the insurance required to be maintained pursuant to the Ground Lease and (c) representing the amount of any deductible in excess of customary or commercially reasonable deductible amounts under any insurance policy maintained by Landlord;

(28) all costs of Landlord’s general corporate and general administrative, overhead expenses and similar costs for Landlord’s Affiliates, including, without limitation, any rental expense attributable to the use of any portion of the Building by Landlord or its agents or Affiliates for an office, work or storage area, except as to Landlord’s home office accounting charge, which charge shall (i) be reasonably allocated to the Building, (ii) be consistently applied throughout the Term, (iii) be limited to direct personnel expenses in connection with accounting services relating to the Building, (iv) not in any Operating Year exceed an aggregate amount which would be charged for similar services by third parties in an arm’s length transaction and (v) be calculated using consistent methodology with respect to the Base Operating Year and each subsequent Operating Year;

(29) any bad debt loss, rent loss or reserves for bad debts or rent loss;

(30) in addition to the items excludable from Operating Expenses under clause (27) above (but without duplication), the cost of alterations, repairs, replacements, additions or other items of a capital nature, except for capital items which (i) are required in order for the Building to comply with Legal Requirements enacted after the date of this Lease (including the cost of compliance with Legal Requirements enacted prior to the date of this Lease if such compliance is required for the first time by reason of any amendment, modification or reinterpretation thereof which is imposed or enacted after the date of this Lease), provided that any incremental expenditure required by reason of the particular manner of use of any portion of the Building by any other tenant or occupant of the Building (as opposed to ordinary office use) will be excluded, or (ii) result in reducing Operating Expenses (as, for example, a labor-saving improvement), provided that the amount of any such capital expenses attributable to any calendar year that may be included in Operating Expenses for such calendar year shall not exceed the estimated savings realized for such calendar year as a result of such expenditures by Landlord, which estimated savings shall be as reasonably determined by Landlord (at the time of or prior to the making of such expenditure by Landlord), and provided, further, that any portion of any such capital expense which would otherwise have been included as an Operating Expense in any calendar year but was not because such capital expense was in excess of the estimated savings anticipated for such calendar year, may be included in Operating Expenses in any future calendar year, if and to the extent that the capital expense for such capital item for such future calendar year is less than the estimated savings anticipated for such future calendar year. In determining the capital expense for (i) and (ii) above to be included in each year as an Operating Expense, the cost of any such capital improvement shall be included in Operating Expenses for the Operating Year in which such improvement was made, provided that to the extent the cost of any such capital improvement is required to be capitalized for federal income tax purposes, such cost shall be amortized on a straight-line basis over the useful life thereof utilized for federal income tax purposes, and the annual amortization of such capital improvement, together with interest on the unamortized balance of such cost at the Applicable Rate, shall be included in Operating Expenses;

(31) expenditures for repairing and/or replacing any defect in any work performed by Landlord pursuant to the provisions of this Lease or any other lease for space in the Building to the extent expenditures for such repairs and/or replacements are covered by a warranty for such work;

(32) the Theater Surcharge, Additional Payments (attributable to any Alterations performed by or on behalf of Tenant), Percentage Rent, payments and charges under the LADA and the Project Agreement, Public Purpose Payments and Transaction Payments (as defined in the Ground Lease); and

(33) any costs, expenses and expenditures to the extent solely incurred in connection with the Retail Space or retail or commercial signage, other than with respect to any generic signage identifying the Building (i.e., signage not identifying a particular tenant in the Building);

(34) the cost of any judgment, settlement or arbitration award resulting from any liability of Landlord for negligence or willful misconduct to the extent attributable to any actual or alleged violation of any legal or contractual obligation of Landlord, and associated expenses (including, without limitation, legal expenses);

(35) costs expressly excluded from Operating Expenses pursuant to Sections 10.9(c), 33.2, 35.5 and 35.7 hereof;

(36) the cost of acquisition of sculptures, painting or other objects of fine art in the Building, other than the cost of maintaining such art;

(37) costs to correct any condition which is in violation of any representation, warranty or covenant of Landlord made in this Lease or in any other lease or occupancy agreement relating to space in the Building, but only if costs relating to the item to be corrected are not otherwise includable in Operating Expenses;

(38) subject to the terms of clause (30) above, costs associated with any renovation of the Sky Lobby or the Lobby, other than the cost of maintenance or repairs thereto and capital items otherwise includable hereunder in accordance with the terms of clause (30) above;

(39) costs and expenses incurred in settling any claims relating to insurance or condemnation proceeds (which costs may be netted against any award or settlement received by Landlord in accordance with Sections 12.2(a) and 13.2(b) hereof); and

(40) costs relating to the payment of any mortgage recording taxes or transfer taxes relating to a sale of the Building.

In determining the amount of Operating Expenses, if (x) less than ninety-five percent (95%) of the Rentable Square Feet in the Building shall have been occupied by tenant(s) at any time during any relevant period (including the Base Operating Year), and/or (y) the tenant or occupant of any rentable space in the Building (including Tenant) undertook in any relevant period to perform work or services therein in lieu of having Landlord perform such work or services and the cost thereof would have been included in Operating Expenses, then, in any such event, Operating Expenses shall be determined for such relevant period to be an amount equal to the expenses which would normally be expected to be incurred had such occupancy been ninety-five percent (95%) or if Landlord had performed such work or services with respect to ninety-five percent (95%) of the Rentable Square Feet in the Building. Operating Expenses for the Base Operating Year shall be reduced by Operating Expenses attributable to unusual or extraordinary circumstances or conditions having a disproportionate impact on Operating Expenses for the Base Operating Year.

(g) “Base Rent” shall mean “Base Rent”, as defined in Section 3.2 of the Ground Lease; provided, however, it is not the intention of this definition to make any payment owed hereunder to be paid more than once by Tenant, and accordingly, if any amount set forth herein within the definition of Base Rent is otherwise paid by Tenant directly to the landlord under the Ground Lease, Tenant will receive a credit hereunder for such payment to the extent Landlord receives a credit for such payment. Payments owed by Tenant hereunder as Base Rent shall be paid without deduction, offset or credit for any ESAC or interest thereon, due or owing to Landlord or otherwise pursuant to Section 2.10(e) or (f) of the Land Acquisition and Development Agreement (“LADA”) dated as of October 7, 1994, between New York State Urban Development Corporation, 42nd Street Development Project, Inc., Times Square Center Associates, Four Times Square Center Partners, L.P., successor to Landlord, as tenant under the Ground Lease, and other parties as the same may be amended or modified.

(h) “Subway Maintenance Payments” shall mean the costs and expenses incurred by Landlord pursuant to the Amended and Restated Subway Easement and Entrance Agreement dated October 7, 1994, by and between One Times Square Center Partners, L.P., as Tenant, and the New York City Transit Authority, and others, (as the same has or may be amended or modified, the “Subway Agreement”), but in no event including the cost of actual construction (hard and soft costs) of the “Tenants Work” as such term is defined in the Subway Agreement.

(i) “BID Surcharge” shall mean any payments due and owing by Landlord to any Business Improvement District (“BID”) organization which has jurisdiction over any area which includes the Building.

(j) “Additional Payments” shall mean the “Additional Payments” defined as such in Section 41.2 of the Ground Lease.

(k) “Landlord’s Statement” shall mean a written notice from Landlord to Tenant, certified as correct by an officer of Landlord or (if Landlord is not the landlord named herein on the Commencement Date or an Affiliate of such landlord), the managing agent of the Building, and containing: (i) the Operating Expenses payable for any calendar year, and Tenant’s Operating Payment, (ii) any other amounts paid or payable for any calendar year by Tenant to Landlord as Additional Rent or otherwise including, without limitation, Percentage Rent and Alternate Rent (if applicable), (iii) the Theater Surcharge Rate payable for any calendar year, and the Theater Surcharge Payment for such year, (iv) Taxes and Tenant’s Tax Payment and (v) for the Base Operating Year, the Operating Expenses for such year, determined and adjusted in accordance with the provisions of this Lease.

Landlord shall use reasonable efforts to include sufficient detail in any Landlord’s Statement to allow Tenant to confirm the calculations thereof.

Section 7.2 (a) Landlord and Tenant acknowledge that currently Landlord is not obligated to pay New York City real property taxes (other than BID Surcharge) with regard to the Real Property, but instead makes payments in lieu of taxes pursuant to the Ground Lease as Base Rent. Landlord and Tenant further acknowledge that at some date in the future, Landlord may be obligated to pay New York City real property taxes (which may be included as Base Rent under the Ground Lease) at which time Tenant shall pay such real property taxes as Taxes to Landlord as herein provided and subject to the provisions of Section 7.1(a). Subject to the provisions of Section 7.1(a), Tenant shall pay, in accordance with this Section 7.2(a), as Additional Rent, for each calendar year (all or any part of which falls within the Term), (x) an amount equal to the product of (i) the amount, if any, by which Taxes (including Base Rent under the Ground Lease) for such calendar year exceed the Base Taxes multiplied by (ii) Tenant’s Share of Taxes (it being acknowledged that Tenant shall not have any obligation to pay Tenant’s Share of Taxes attributable to any period prior to the expiration of the Base Tax Year) and (y) an amount equal to the product of (1) BID Surcharge for such calendar year multiplied by (2) Tenant’s Share of Taxes ((x) and (y) collectively, “Tenant’s Tax Payment”); provided, however, in no event shall Tenant be obligated to pay any amount attributable to BID Surcharge with respect to any period prior to the Rent Commencement Date. Provided that Landlord shall have given to Tenant at least thirty (30) days prior notice of the amount of the applicable Tenant’s Tax Payment, Tenant shall pay Tenant’s Tax Payment in two (2) equal semi-annual installments in advance no later than the fifteenth (15th) day of June (with respect to the period July 1 through December 31 following such payment date) and no later than the fifteenth (15th) day of December (with respect to the period January 1 through June 30 following such payment date), each installment shall be equal to one-half (1/2) of Tenant’s Tax Payment for such Tax Year, except that if Landlord has not received the tax bills for the Real Property (a “Tax Bill”) for the following Tax Year in time to bill the June 15 installment of Tenant’s Tax Payment, Landlord may reasonably and in good faith estimate the payment due on June 15, based on Landlord’s estimate of Taxes for the following Tax Year. If upon issuance of a Tax Bill for the Real Property for any calendar year, the estimated amount resulted in (i) an underpayment by Tenant, Tenant shall pay to Landlord the amount of the underpayment within thirty (30) days after notice from Landlord, together with interest at the Applicable Rate on the total amount of such underpayment or (ii) an overpayment by Tenant, Landlord shall, at its option, either pay to Tenant or apply a credit against the next installments of Additional Rent under this Lease in the amount of the overpayment, together with interest at the Applicable Rate on the total amount of such overpayment, within thirty (30) days after receipt of the Tax Bill (provided that if it would take longer than thirty (30) days to fully apply such credit against the next installments of Additional Rent, Landlord shall pay Tenant such overpayment within such thirty (30) day period), and if any such credit remains outstanding as of the Expiration Date, Landlord will pay the amount thereof to Tenant within thirty (30) days thereafter. Each of the parties’ respective obligations hereunder in the case of overpayment or underpayment shall survive the expiration or earlier termination of this Lease. Landlord’s Statement with respect to Taxes to be rendered by Landlord shall set forth in reasonable detail the computation of Tenant’s Tax Payment for the particular installment(s) being billed, and, if Landlord shall have received the relevant Tax Bill rendered with respect to the Real Property at such time, shall accurately reflect such Tax Bill or, if Landlord shall not have received such Tax Bill at such time, shall reflect Landlord’s reasonable and good faith estimate of such installment(s) being rendered. A copy of the relevant Tax Bill shall accompany each Landlord’s Statement in respect of Taxes (if Landlord shall have received such Tax Bill at the time such Landlord’s Statement in respect of Taxes is delivered to Tenant). If Landlord shall not have received the relevant Tax Bill at the time any Landlord’s Statement in respect of Taxes is delivered to Tenant, Landlord shall deliver to Tenant, reasonably promptly after receipt thereof by Landlord, a copy of such Tax Bill, together with a statement setting forth the amount (if any) of any overpayment or underpayment by Tenant with respect to Tenant’s Tax Payment paid by Tenant in accordance with such Landlord’s Statement in respect of Taxes, and the appropriate party shall pay to the other party the amount of such overpayment or underpayment as set forth in this Section 7.2(a).

(b) Intentionally omitted.

(c) If at any time during the Term, Taxes or Percentage Rent is required to be paid to the appropriate taxing authorities or other payees on any other date or dates than as presently required, then upon notice from Landlord of such revised payment dates, Tenant’s payments for such amounts shall be correspondingly accelerated or revised so that such payments are due at least fifteen (15) days prior to the date payments are due to the taxing authorities, Mortgagee, Superior Lessor or other payees, as applicable.

(d) Only Landlord shall be eligible to institute Tax reduction or other proceedings to reduce the Assessed Valuation of the Real Property (any such proceeding, a “Tax Proceeding”), and the filing of any Tax Proceeding by Tenant without Landlord’s prior consent shall constitute a default hereunder. From time to time, Landlord will use reasonable efforts to inform Tenant within ten (10) Business Days after Landlord has instituted a Tax Proceeding. If Landlord elects to institute a Tax Proceeding, Landlord shall proceed to take all commercially reasonable action in pursuit of such reduction. If Landlord shall receive a refund or reduction of Taxes for any calendar year for which Tenant pays Taxes, Landlord at Landlord’s option, shall, within thirty (30) days after such refund is actually received or such credit is actually applied against Taxes then due and payable, either pay to Tenant or credit against the next installments of Additional Rent an amount equal to Tenant’s Share of the net refund or reduction (after giving effect to any fee or contingency payment owed by Landlord to any Person as a result of such refund or reduction to the extent not already paid by Tenant pursuant to Section 7.1(a)), unless it would take longer than thirty (30) days to fully apply such credit against the next installments of Additional Rent, in which event Landlord shall pay Tenant such amount within such thirty (30) day period; provided, however, that such amount shall in no event exceed Tenant’s Tax Payment paid for such calendar year. Notwithstanding the foregoing, Landlord shall, at the request of tenants occupying not less than fifty percent (50%) of the rentable area of the Building (excluding any retail space), institute and thereafter diligently prosecute Tax Proceedings in respect of the Real Property; provided, however, that nothing herein shall limit Landlord’s right to control or settle any Tax Proceeding. Except as set forth in this Section 7.2(d), nothing herein contained shall obligate Landlord to file any application or institute any proceeding seeking a reduction in Taxes or Assessed Valuation.

(e) Tenant’s Tax Payment shall be made as provided in this Section 7.2 regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant’s diplomatic or other tax exempt status or for any other reason whatsoever.

(f) If after the date of this Lease the City of New York shall enact a tax in substitution for the New York City Commercial Rent or Occupancy Tax in effect on the date of this Lease, and such substitute tax shall be payable in the first instance by Landlord, then Tenant shall reimburse Landlord, as Additional Rent within thirty (30) days after demand, for the amount of such tax payable by Landlord in respect of this Lease.

(g) In the case of a calendar year only a fraction of which falls within the Term (the fractional representation that the portion of the Term in such calendar year bears to such calendar year being hereinafter referred to as the “Partial Year Fraction”), Tenant’s Tax Payment shall be equal to that amount by which (i) Taxes for such calendar year multiplied by the Partial Year Fraction exceeds (ii) Base Taxes multiplied by the Partial Year Fraction. In the event of a termination of this Lease, any Additional Rent under this Section 7.2 shall be paid or adjusted within thirty (30) days after submission of Landlord’s Statement, provided that Tenant shall not be required to pay to Landlord the portion of any Taxes which are allocable to the period following the expiration of the Term. Landlord agrees to render a Landlord’s Statement with respect to Taxes as soon as reasonably practicable following the termination of this Lease, but in no event later than thirty (30) days after the Expiration Date. In no event shall Fixed Rent ever be reduced by operation of this Section 7.2 and the rights and obligations of Landlord and Tenant under the provisions of this Section 7.2 with respect to any Additional Rent shall survive the expiration or earlier termination of this Lease.

(h) Landlord hereby represents that, to the best of Landlord’s knowledge, there are no conditions that would (i) give rise to the termination of the PILOT Program prior to the PILOT Expiration Date or (ii) cause Landlord to be obligated to pay New York City real property taxes (other than BID Surcharge) with regard to the Property prior to the termination of the PILOT Program.

Section 7.3 (a) Tenant shall pay, in accordance with this Section 7.3, as Additional Rent, for each calendar year (all or any part of which falls within the Term), an amount equal to the product of (x) the amount, if any, by which Operating Expenses for such calendar year exceed the Base Operating Expenses multiplied by (y) Tenant’s Share of Operating Expenses (“Tenant’s Operating Payment”), it being acknowledged that in no event shall Tenant be obligated to make any payment of Tenant’s Operating Payment attributable to any period prior to the expiration of the Base Operating Year. Any Operating Expenses payable hereunder by Tenant shall be paid by Tenant in accordance with Section 7.3(b) below.

(b) Landlord will furnish to Tenant, with respect to the Base Operating Year, a written statement setting forth in detail Landlord’s estimate of Operating Expenses for the Base Operating Year. Landlord will also furnish to Tenant, with respect to each calendar year, a written statement setting forth in reasonable detail Landlord’s reasonable estimate of Tenant’s Operating Payment for such calendar year (“Landlord’s Operating Payment Estimate”). Landlord shall endeavor to provide Landlord’s Operating Payment Estimate to Tenant not later than thirty (30) days before the commencement of any calendar year. Tenant shall pay to Landlord on the first day of each month during such calendar year, an amount equal to one-twelfth (1/12th) of Landlord’s Operating Payment Estimate, which shall be credited toward Tenant’s Operating Payment for such calendar year. If, however, Landlord shall furnish a Landlord’s Operating Payment Estimate subsequent to the date that is thirty (30) days before the commencement of any calendar year, then (i) until the first day of the month following the month in which such Landlord’s Operating Payment Estimate is furnished to Tenant (the “Proration Date”), Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 7.3 in respect of the last month of the preceding calendar year; (ii) simultaneously with the delivery of Landlord’s Operating Payment Estimate, Landlord shall give notice to Tenant stating whether the installments of Tenant’s Operating Payment made or to be made on or before the Proration Date for such calendar year were greater or less than the installments of Tenant’s Operating Payment to be made for such period in accordance with such estimate, and (A) if such notice from Landlord shall indicate a deficiency, Tenant shall pay the amount thereof within thirty (30) days after demand therefor, together with interest at the Applicable Rate, or (B) if such notice from Landlord shall indicate an overpayment, Landlord shall, at its option, either pay to Tenant or apply a credit in the amount thereof, against the next installments of Additional Rent under this Lease, together with interest at the Applicable Rate (provided that if it would take longer than thirty (30) days to fully apply such credit against the next installments of Additional Rent, Landlord shall pay Tenant such overpayment within such thirty (30) day period), and (iii) on the first day of the month following the month in which Landlord’s Operating Payment Estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such calendar year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of Tenant’s Operating Payment shown on such Landlord’s Operating Payment Estimate. Landlord may, at any time or from time to time (but not more than twice with respect to any calendar year) furnish to Tenant a revised Landlord’s Operating Payment Estimate of Tenant’s Operating Payment for such calendar year, and in such case, Tenant’s Operating Payment for such calendar year shall be adjusted and paid or credited within thirty (30) days, substantially in the same manner as provided in the immediately preceding sentence.

(c) Within one hundred eighty (180) days after the end of each calendar year, Landlord shall furnish to Tenant a Landlord’s Statement; provided, however, that if any base year is other than a calendar year, then Landlord’s Statement for such calendar year with respect to Additional Rent based on a base year hereunder shall be delivered within one hundred eighty (180) days after the end of the then current calendar year. Each such year-end Landlord’s Statement for any calendar year which includes Operating Expenses shall be certified by an officer or other authorized signatory of Landlord as correct and shall be accompanied by a computation of Operating Expenses for the Building prepared and certified as correct by Landlord’s managing agent or an officer or other authorized signatory of Landlord, from which Landlord shall make the computation of Operating Expenses hereunder. If any Landlord’s Statement shall provide for payments of Tenant’s Operating Payment that differ from the amount of Tenant’s Operating Payment paid by Tenant for the preceding calendar year, then (x) in the case of an overpayment, Landlord shall, at its option, either pay to Tenant or apply a credit against the next installments of Additional Rent, the amount of such overpayment, together with interest at the Applicable Rate (provided that if it would take longer than thirty (30) days to fully apply such credit against the next installments of Additional Rent, Landlord shall pay Tenant such overpayment within such thirty (30) day period) and (y) in the case of a deficiency, Tenant shall pay the amount thereof within thirty (30) days of demand therefor, together with interest at the Applicable Rate.

(d) In the case of a calendar year only a fraction of which falls within the Term, Tenant’s Operating Payment shall be equal to that amount by which (i) Operating Expenses for such calendar year multiplied by the Partial Year Fraction exceeds (ii) Base Operating Expenses multiplied by the Partial Year Fraction. In the event of a termination of this Lease, any Additional Rent shall be paid or adjusted within thirty (30) days after submission of a Landlord’s Statement. In no event shall Fixed Rent ever be reduced by operation of this Section 7.3 and the rights and obligations of Landlord and Tenant under the provisions of this Article 7 with respect to any Additional Rent shall survive the expiration or earlier termination of this Lease.

Section 7.4 The computations of Additional Rent under this Article 7 are intended to constitute an actual reimbursement to Landlord for increases over a base amount of Taxes and other costs and expenses paid by Landlord with respect to the Real Property as to which Tenant has agreed to reimburse Landlord under this Lease; it being acknowledged, however, that with respect to any amounts otherwise includable in Operating Expenses which, because of a required allocation or for other reasons, are incapable of precise calculation, the amount includable in Operating Expenses shall be based on Landlord’s reasonable estimate thereof.

Section 7.5 (a) Subject to the provisions of this Section 7.5(a), Landlord’s failure to render a Landlord’s Statement with respect to any payment period shall not prejudice Landlord’s right to thereafter render a Landlord’s Statement with respect thereto or with respect to any subsequent payment period, nor shall the rendering of a Landlord’s Statement prejudice Landlord’s right to thereafter render a corrected Landlord’s Statement for that payment period. Nothing herein contained shall restrict Landlord from issuing a Landlord’s Statement at any time there is an increase in Taxes, Theater Surcharge, Percentage Rent or Operating Expenses during any payment period or any time thereafter. Notwithstanding the foregoing provisions of this Section 7.5(a), Landlord shall not be entitled to issue a Landlord’s Statement (or a corrected Landlord’s Statement) with respect to the Tenant’s Operating Payment relating to any payment period, or assert any underpayment in Operating Expenses relating to such payment period, if Landlord has not issued a Landlord’s Statement (or a corrected Landlord’s Statement, as the case may be) or asserted such underpayment (i) in the case of the Base Operating Year, within thirty-three (33) months after the expiration of the one hundred eighty (180) day period set forth in Section 7.3(c) or (ii) in the case of any other payment period with respect to Tenant’s Operating Payment, within twenty-one (21) months after the expiration of the one hundred eighty (180) day period set forth in Section 7.3(c).

(b) The first (1st) Landlord’s Statement furnished to Tenant with respect to the Base Operating Year (including any corrected Landlord’s Statement with respect to the Base Operating Year) and the calculations as to the Base Operating Year and the Base Tax Year shall be conclusively binding upon Tenant three (3) years after Landlord furnishes such Landlord’s Statement (or any corrected Landlord’s Statement) to Tenant, unless Tenant shall have sent a notice (an “Audit Request Notice”) to Landlord within such period stating that Tenant desires to examine Landlord’s books and records relating to Operating Expenses and/or

Taxes and/or other Additional Rent. Thereafter, each Landlord’s Statement (including any corrected Landlord’s Statement) furnished to Tenant shall be conclusively binding upon Tenant unless Tenant shall send an Audit Request Notice to Landlord within twenty-four (24) months after the date of delivery of the Landlord’s Statement (or any corrected Landlord’s Statement) for such year (the date that is twenty-four (24) months after such date is herein referred to as the “Audit Trigger Date”). In no event may Tenant audit any one year more than once (except in connection with the review by Tenant of any corrected Landlord’s Statement as set forth herein). If Tenant sends such notice, Tenant may elect to have Tenant’s Certified Public Accountant or other representatives examine, at Landlord’s office or at such other location in the Borough of Manhattan as Landlord may reasonably designate, such of Landlord’s books and records as are relevant to the Landlord’s Statement in question (the “Operating Records”), which shall include the books and records relating to Taxes, Operating Expenses and/or other components of Additional Rent for the Base Tax Year, the Base Operating Year, the calendar year preceding the calendar year in question and the calendar year in question but not with respect to any years relating to any other payment period prior to the Audit Trigger Date applicable to such period, except to the extent necessary to resolve any item relating to the calendar year, the Base Operating Year or the Base Tax Year in question, as the case may be. Notwithstanding anything to the contrary contained herein, in the event that Tenant examines Landlord’s books and records, Tenant shall, and shall cause its Certified Public Accountant to, comply with any confidentiality requirements reasonably imposed by Landlord. Tenant covenants and agrees that Tenant will not employ, in connection with such examination, any Person who is to be compensated, in whole or in part, on a contingency fee basis, provided that the Original Tenant may employ a Person who is to be compensated on a contingency fee basis if such Person is one of the largest ten (10) accounting firms in the United States.

(c) In the event that Tenant, after examining the Operating Records (but in no event more than (i) in the case of the first (1st) Landlord’s Statement furnished to Tenant after the Base Operating Year, four (4) years after the date on which Landlord shall have delivered the Landlord’s Statement (or any corrected Landlord’s Statement with respect thereto) to Tenant, as described in Section 7.3(c) and (ii) in the case of the Landlord Statement (or any corrected Landlord’s Statement) for any other payment period, twelve (12) months after the Audit Trigger Date), disputes the Landlord’s Statement or Landlord’s calculation of Operating Expenses, as applicable, then Tenant may send a notice (“Tenant’s Statement”) to Landlord specifying in reasonable detail the basis for Tenant’s disagreement and the amount of Tenant’s Operating Payment and/or Additional Rent, as applicable, Tenant claims is properly due to Landlord. If Tenant shall not give such Tenant’s Statement within such four (4) year or by the end of such twelve (12) month period, as the case may be, then the applicable Landlord’s Statement shall be conclusive and binding upon Tenant and Tenant shall be deemed to have waived any further rights to pursue such dispute. If Tenant sends a Tenant’s Statement, Landlord and Tenant shall attempt to resolve such disagreement. If they are unable to do so within sixty (60) days following the delivery of Tenant’s Statement, then either Landlord or Tenant may petition the AAA to designate a Certified Public Accountant reasonably satisfactory to Tenant and Landlord (the “Arbiter”) who shall be a member of an independent certified public accounting firm or a senior officer of a nationally recognized business consulting firm (which accounting or consulting firm shall have at least twenty (20) accounting professionals) and shall have practiced as a certified public accountant for at least ten (10) years and which Certified Public Accountant and which firm shall not then be rendering, or shall not within the past five

(5) years have rendered, material services to either Landlord or Tenant (other than with respect to the arbitration of another dispute between Landlord and any tenant(s) in the Building (including Tenant)), whose determination made in accordance with this Section 7.5(c) shall be binding upon the parties, and any such determination so made in accordance herewith may be entered as a judgment in any court of competent jurisdiction. The Arbiter shall make a determination by an expedited procedures arbitration under the then applicable rules of the AAA. Tenant shall pay the fees and expenses of the Arbiter, unless the Arbiter shall determine that Landlord (i) overstated Tenant’s Operating Payment for such calendar year, (ii) overstated Tenant’s Tax Payment for such Tax Year, or (iii) overcharged Tenant for any other item of Additional Rent, in each instance by more than three percent (3%) of (i), (ii), or (iii) above, as the case may be, as finally determined, in which case Landlord shall pay the fees and expenses, together with the costs of the examination of the Operating Records by Tenant itself and/or through a reputable representative pursuant to Section 7.5(b) relating to (i), (ii) and/or (iii) above, as applicable. Landlord and Tenant hereby agree that any determination made by an Arbiter designated pursuant to this Section 7.5(c) shall not permit Landlord to collect from Tenant an amount in excess of the amount determined to be due in the first instance by Landlord’s Statement, nor shall such determination grant Tenant a greater refund than the refund claimed by Tenant in Tenant’s Statement, and any determination which does not comply with the foregoing shall be adjusted accordingly. In rendering such determination such Arbiter shall not add to, subtract from or otherwise modify the provisions of this Lease. Notwithstanding the foregoing provisions of this Section 7.5(c), Tenant, pending the resolution of any contest pursuant to the terms hereof shall continue to pay all sums as determined to be due in the first instance by Landlord’s Statement. Upon the resolution of such contest, suitable adjustment shall be made in accordance therewith within thirty (30) days of such resolution, and the amount of the overpayment shall be paid by Landlord to Tenant, together with interest thereon at the Applicable Rate (or, at Landlord’s option, a credit shall be allowed Tenant against the next installments of Rent becoming due (provided that if it would take longer than thirty (30) days to fully apply such credit against the next installments of Rent, Landlord shall pay Tenant such overpayment within such thirty (30) day period)). Tenant’s payment of any Tenant’s Operating Payment shall not preclude Tenant from later disputing the correctness of any Landlord’s Statement if done in accordance with and within the time frames so set forth in this Section 7.5.

Section 7.6 Theater Surcharge, Percentage Rent, Alternate Rent. (a) For each full or partial calendar year during the Term, commencing no earlier than the later to occur of (x) the expiration of the Base Tax Year and (y) the date upon which Landlord is required to make any Theater Surcharge Payment in respect of the Premises, Tenant shall pay, as Additional Rent, an amount (“Theater Surcharge Payment”) equal to the product of (x) the increase, if any, in the Theater Surcharge Rate over the Base Theater Surcharge Rate and (y) the RSF of the Premises. Tenant shall pay to Landlord the Theater Surcharge Payment at least (30) days prior to the date such payments are due from Landlord under the Ground Lease. Landlord shall have all rights and remedies against Tenant for failure of Tenant to make its required Theater Surcharge as is required or contemplated by the Ground Lease, and as provided in this Lease for the failure to pay Fixed Rent or Additional Rent hereunder.

(b) “Percentage Rent” shall mean an amount (which amount shall in no event be less than zero) equal to two percent (2%) of (x) Gross Revenues (as such term is defined in the Ground Lease) attributable to the tenant under the Ground Lease to the extent attributable to Rent payable under this Lease and/or a Tenant Party occupancy hereunder and/or use of the Premises hereunder and/or the Building hereunder by any Tenant Party during each full or partial calendar year during the Term, commencing with the Rent Commencement Date, minus (y) the sum of (a) Taxes attributable to the corresponding full or partial calendar yearly period multiplied by Tenant’s Share of Taxes, (b) Theater Surcharge under this Lease attributable to the corresponding full or partial calendar yearly period, (c) Operating Expenses (as such term is defined in the Ground Lease) for the Building attributable to the corresponding full or partial calendar yearly period multiplied by the Tenant’s Share of Operating Expenses and (d) Capital Expenses for the Building attributable to the corresponding full or partial calendar yearly period multiplied by the Tenant’s Share of Operating Expenses. Landlord shall respond to Tenant’s inquiries regarding (and shall provide to Tenant reasonable detail substantiating) the calculation of Percentage Rent. Notwithstanding anything herein to the contrary, it is the express intention of Landlord and Tenant that (I) the term “Gross Revenues” includes any payment of any nature whatsoever which is due and payable and/or paid by a Tenant Party to Landlord hereunder and relating to this Lease, the Premises and/or the Building (including, without limitation, any payments on account of signage, antennae, storage space and/or roof space), but only to the extent the same would constitute Gross Revenues as defined in the Ground Lease and (II) Tenant shall pay Percentage Rent without any recoupment, set-off or deduction to which Landlord may be entitled as provided in Section 3.3 of the Ground Lease or Section 2.10(e) of the LADA.

(i) For each full or partial calendar year during the Term (but in no event with respect to any period earlier than the expiration of the Base Tax Year), Tenant shall pay, as Additional Rent, the amount by which Percentage Rent for such full or partial calendar year exceeds the Base Percentage Rent (“Percentage Rent Payment”). In the event Tenant is required to make a Percentage Rent Payment for a period that is less than twelve (12) months, then for purposes of calculating such payment, Base Percentage Rent shall be proportionately adjusted. Landlord shall furnish to Tenant, with respect to each calendar year, a written statement setting forth in reasonable detail Landlord’s reasonable estimate of the Percentage Rent Payment for such calendar year (“Landlord’s Percentage Rent Payment Estimate”). Landlord shall endeavor to provide Landlord’s Percentage Rent Payment Estimate to Tenant not later than thirty (30) days before the commencement of any calendar year. Tenant shall pay to Landlord on the first day of each month during such calendar year an amount equal to one twelfth (1/12th) of Landlord’s Percentage Rent Payment Estimate, which shall be credited toward the Percentage Rent Payment for such calendar year. Within one hundred eighty (180) days after the end of each calendar year, Landlord shall furnish to Tenant a Landlord’s Statement. Landlord’s obligation to furnish to Tenant, as aforesaid, a Landlord’s Statement in connection with any Percentage Rent Payment made by Tenant under this Section 7.6(b)(i) shall continue as long as the Ground Lease requires Landlord to make the corresponding payment due under the Ground Lease. If any Landlord’s Statement shall provide for payment of Percentage Rent that differs from the amount of Percentage Rent Payment paid by Tenant for the preceding calendar year, then (x) in the case of an overpayment, Landlord shall, within thirty (30) days after the rendering of such Landlord’s Statement, at its option, either pay to Tenant or apply a credit against the next installments of Rent, the amount of such overpayment, together with interest at the Applicable Rate (provided that if it would take longer than thirty (30) days to fully apply such credit against the next installments of Rent, Landlord shall pay Tenant such overpayment within such thirty (30) day period) and (y) in the case of a deficiency, Tenant shall pay the amount thereof within thirty (30) days of demand therefor, together with interest at the Applicable Rate.

(ii) Notwithstanding anything to the contrary contained in this Section 7.6(b), in the event Alternate Rent is imposed under the Ground Lease, Tenant shall pay such Alternate Rent, in lieu of Percentage Rent, but only to the extent such Alternate Rent does not exceed the Percentage Rent that would have been payable if such Alternate Rent had not been imposed.

Section 7.7 Notwithstanding anything to the contrary contained in this Lease, it is not the intention of Landlord nor Tenant to obligate Tenant to make the same payment more than once, and accordingly, if the provisions of this Lease require any duplicative payments to be made by Tenant to Landlord and/or any party under the Governmental Documents, then Tenant shall only have the obligation to make such payment once.

ARTICLE 8

LEGAL REQUIREMENTS

Section 8.1 (a) Tenant, at its sole expense, shall comply with all Legal Requirements applicable to (A) the Premises, or (B) the use and occupancy thereof by Tenant to the extent in each case arising from (i) Tenant’s particular manner of use or the manner of conduct of Tenant’s business in the Premises or the operation by Tenant of its installations, equipment or other property therein, where such manner of use, conduct or operation shall be reasonably distinguishable from the ordinary use, conduct or operation of a business using the Premises for ordinary office purposes (it being agreed that to the extent any Legal Requirement becomes applicable to any Special Use Area or to any ancillary use, then the obligation to comply with such Legal Requirements shall be deemed to have arisen by reason of Tenant’s particular manner of use of the Premises), or (ii) any Alterations performed by or on behalf of Tenant; and, except as provided in Section 8.3 Tenant shall make all repairs or Alterations required thereby, whether structural (in which event all such repairs or Alterations shall be performed by Landlord and the reasonable cost thereof shall be paid by Tenant) or nonstructural, ordinary or extraordinary.

(b) Tenant may not occupy any portion of the Premises until Tenant obtains a certificate of occupancy therefor. Tenant may not occupy any Special Use Area unless and until Tenant shall have obtained any and all licenses and permits required for such use. Tenant shall not do or permit to be done any act or thing upon the Premises or the Building by any Tenant Party which will invalidate or conflict with any reasonable requirements of Landlord’s insurance policies and shall not do or permit anything to be done in or upon the Premises, or use the Premises in a manner, or bring or keep anything therein, which shall increase the rates for casualty or liability insurance applicable to the Building. If, as a result of any act or omission by Tenant or by reason of Tenant’s failure to comply with the provisions of this Article 8, the insurance rates for the Building shall be increased, then Tenant shall, after notice from Landlord (which notice Landlord shall give promptly after Landlord becomes aware thereof), desist from doing or permitting to be done any such act or thing and shall reimburse Landlord, as Additional Rent, for that part of all insurance premiums thereafter paid by Landlord which shall have been charged because of such act, omission or failure by Tenant, and shall make such reimbursement within thirty (30) days after demand by Landlord. Landlord acknowledges that, as of the date hereof, ordinary office use by Tenant and the customary use (i.e., rather than Tenant’s particular manner of use) of the Cafeteria, Showrooms, Media Showrooms, Store Environments and Fitness Center shall not cause an increase in the insurance rates for the Building.

Section 8.2 Tenant, at its expense, after notice to Landlord, may contest by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Premises or Tenant, of any Legal Requirement, provided that: (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime, or any other fine or charge (unless Tenant pays such fine or charge and any interest accrued thereon, in each case, on or prior to the due date therefor), nor shall the Premises or any part thereof or the Real Property or any part thereof be subject to being condemned, forfeited, defeased, encumbered or vacated by reason of non-compliance or otherwise by reason of such contest; (b) no unsafe or hazardous condition, relating to such contest, then exists in the Premises which remains unremedied; (c) such non-compliance or contest shall not constitute or result in any default under any Superior Lease or Mortgage, or if any such Superior Lease and/or Mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, and the applicable Mortgagee or Superior Lessor shall so require, then such action shall be taken and such security shall be furnished by Tenant; (d) such non-compliance or contest shall not prevent Landlord from obtaining any and all permits and licenses then required under applicable Legal Requirements in connection with the operation of the Building; (e) no insurance policy carried in respect of the Building by Landlord is cancelled and no premium for any such policy is increased beyond a de minimis extent by reason of such non-compliance or such contest, unless Tenant agrees to pay the amount of such increase, and (f) Tenant shall keep Landlord advised as to the status of such proceedings, including any settlement thereof. Tenant agrees to indemnify, defend and save Landlord harmless, in accordance with the provisions of Article 29, from and against any loss, liability, damage or expense arising out of any such deferral of compliance or contest, including, without limitation, reasonable attorneys’ fees and disbursements and other expenses reasonably incurred by Landlord. Landlord agrees to execute any documents reasonably required by Tenant in order to permit Tenant effectively to carry on any such contest, provided Landlord is not thereby subjected to any cost or expense not reimbursed by Tenant or exposed to any material liability or material obligation on account thereof.

Section 8.3 Landlord shall, at its expense, comply with all Legal Requirements applicable to (a) the Building (including without limitation the common areas, facilities and systems of the Building) and the Premises not the responsibility of Tenant pursuant to Section 8.1, and (b) any other part of the Real Property, except as provided otherwise in this Lease. Landlord may defer compliance with any such Legal Requirements so long as Landlord shall be contesting the validity or applicability thereof in good faith and so long as such deferral and contest does not unreasonably interfere with (i) Tenant’s access to or lawful use of the Premises, (ii) Tenant’s ability to perform Tenant’s Initial Alterations or any other Alterations under this Lease (or prevent Tenant from obtaining any and all permits and licenses for the use, occupancy or Alteration of the Premises) or (iii) the services required to be provided by Landlord to Tenant hereunder. In addition, no such deferral and contest shall (A) subject Tenant to criminal penalty or to prosecution for a crime, or any other fine or charge (unless Landlord pays such fine or charge and any interest accrued thereon, in each case, on or prior to the due date therefor), (B) subject the Premises or any part thereof to being condemned, forfeited, defeased, encumbered or vacated by reason of non-compliance or otherwise by reason of such contest, (C) allow any unsafe or hazardous condition to remain unremedied or (D) prevent Tenant from obtaining any and all permits and licenses then required under applicable Legal Requirements in connection with the Premises.

Section 8.4 Landlord shall promptly cure (or use reasonable efforts to promptly cause to be cured) any violation imposed on the Building, other than as a result of Tenant’s failure to comply with Legal Requirements (as required by Section 8.1), if Landlord’s failure to cure such violations (or cause such violations to be cured) would unreasonably interfere with Tenant’s ability to obtain any permits, approvals or certificates from any Governmental Authority or otherwise adversely affect Tenant’s use and occupancy of the Premises, other than to a de minimis extent.

Section 8.5 (a) Neither Landlord nor Tenant, respectively, shall cause or permit any Hazardous Substances to be used, transported, stored, released, handled, produced or installed in, on or from the Premises or the Building, other than (i) with respect to any Alterations, such materials and supplies typically permitted by prudent landlords in other First Class Midtown Office Buildings and lawfully used in connection with such Alterations and (ii) in connection with the use, operation, and maintenance of the Premises for the Permitted Uses, provided in each case that the same are used, handled and stored in compliance with all applicable Environmental Laws and all other Legal Requirements. In the event of a violation of any of the foregoing provisions of this Section 8.5, Landlord or Tenant (with respect to the Premises only) may, with such notice as may be practicable under the circumstances, take any remedial action deemed necessary to correct such condition, and Tenant (or Landlord as the case may be) shall reimburse the other party for the cost thereof, within thirty (30) days after demand therefor. Landlord represents that (A) to the best of its knowledge, no Hazardous Substances have been installed in the Building during the construction of the Building and (B) as of the date hereof, no Hazardous Substances are installed in the Premises.

(b) Each party, in accordance with Article 29 of this Lease, shall indemnify and hold the other party harmless from and against any loss, liability, damages and costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) that the other party may at any time suffer solely by reason of the indemnifying party’s using, transporting, storing, releasing, handling, producing or installing any Hazardous Substances in, on or from the Premises, the Building or the Land and Landlord shall indemnify and hold Tenant harmless from and against any loss, liability, damages and costs and expenses (including without limitation, reasonable attorneys’ fees) that Tenant may suffer by reason of the existence of such Hazardous Substances in, on or from the Land and/or the Building prior to the date hereof. The provisions of this Section 8.5(b) shall survive the Expiration Date or sooner termination of this Lease.

(c) Landlord hereby represents that the Premises is free of asbestos-containing materials.

ARTICLE 9

SUBORDINATION AND NON-DISTURBANCE; ESTOPPEL CERTIFICATES

Section 9.1 (a) This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all Mortgages and Superior Leases (including the Ground Lease), and no further instrument of subordination shall be required. Tenant shall promptly execute and deliver any instrument that Landlord or any Superior Lessor or Mortgagee or Governmental Authority may reasonably request to evidence such subordination. This Lease is subject to the rights of The City of New York pursuant to the Project Agreement.

(b) Landlord shall use reasonable efforts at its expense to obtain, and if obtained, deliver to the landlord under the Ground Lease, within thirty (30) days after each of the Commencement Date and each Renewal Term Commencement Date, a certificate from an independent real estate appraiser who is a member of the American Institute of Real Estate Appraisers or any similar organization reasonably satisfactory to the landlord under the Ground Lease, certifying, in the opinion of the appraiser, that the rent and other monies payable by Tenant throughout the Term, after taking into account any escalations, renewal rent, credits, offsets or deductions, as well as any services, ordinary and extraordinary, to which Tenant may be entitled thereunder, any work to be performed by or for Tenant, and any other items which, in such appraiser’s reasonable judgment, are pertinent, constitutes not less than a fair rental value for the space demised hereunder as of the date of the certification. This Section 9.1(b) is made to be in compliance with Section 10.6 of the Ground Lease.

Section 9.2 (a) In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease (other than pursuant to Section 12.1, 13.1 or 13.2), or to claim a partial or total eviction, Tenant shall give each Mortgagee and Superior Lessor whose name and address shall previously have been furnished to Tenant in writing, notice of such act or omission. If Landlord fails to cure such act or omission within the time provided for in this Lease, then each such Mortgagee or Superior Lessor shall have an additional sixty (60) days after receipt of such notice within which to cure such act or omission or if such act or omission cannot be cured within that time, then such additional time as may be necessary if, within such sixty (60) day period, any such Mortgagee or Superior Lessor has notified Tenant of its intention to cure such act or omission and has commenced and is diligently pursuing the remedies necessary to cure such default (including, without limitation, commencement of foreclosure proceedings or eviction proceedings, if necessary to effect such cure), provided that such additional period shall in no event exceed one hundred eighty (180) days, in which event this Lease shall not be terminated and Tenant shall not exercise any other rights or remedies under this Lease or otherwise while such remedies are being so diligently pursued. If more than one Mortgagee or Superior Lessor shall become entitled to any additional cure period under this Section 9.2, such cure periods shall run concurrently, not consecutively.

(b) Tenant shall not withhold its consent to any reasonably requested modifications to this Lease, upon request of a Mortgagee, provided that such Lease modification shall not decrease Landlord’s obligations under this Lease (except to a de minimis extent), decrease Tenant’s rights under this Lease (except to a de minimis extent), or increase Tenant’s (i) non-monetary obligations under this Lease (except to a de minimis extent) or (ii) monetary obligations under this Lease (to any extent).

Section 9.3 Subject to the provisions of Section 9.4, if a Mortgagee or Superior Lessor shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord’s rights (“Successor Landlord”), Tenant shall attorn to and recognize Successor Landlord as Tenant’s landlord under this Lease, and shall promptly execute and deliver any instrument that Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease and shall be applicable after such attornment, except that, subject to the terms of any Non-Disturbance Agreement, Successor Landlord (unless such Successor Landlord shall be an Affiliate of Landlord) shall not:

(i) be liable for any previous act or omission of Landlord under this Lease (it being understood that the foregoing is not intended to relieve Successor Landlord of any liability arising by reason of its acts or omissions, or on account of any continuing defaults, from and after the date it succeeds to the interests of Landlord);

(ii) except to the extent otherwise set forth in the applicable Non-Disturbance Agreement in effect with such Successor Landlord or to which Tenant is entitled under Section 9.4 hereof, be subject to any offset or defenses that Tenant may have against Landlord which shall have theretofore accrued to Tenant against Landlord

(iii) be bound by any previous material modification of this Lease entered into after Tenant has been notified of the existence and identity of such Mortgagee or Superior Lessor and of its address for notices, not expressly provided for in this Lease, or by any previous prepayment of more than one month’s Fixed Rent, unless such material modification or prepayment shall have been expressly approved in writing by such Mortgagee or Superior Lessor;

(iv) be bound by any obligation to perform any work or to make improvements to the Premises; or

(v) in the case of any Non-Disturbance Agreement provided under the Ground Lease, subject to the terms of such Non-Disturbance Agreement, be liable for any obligations or liabilities specifically excluded by Section 10.6 of the Ground Lease.

Section 9.4 (a) For purposes of this Lease, the following terms shall have the following meanings:

(i) “Existing Mortgage” means collectively, the mortgages described on the Mortgage Schedule as set forth in Schedule B attached hereto.

(ii) “Existing Superior Lease or Ground Lease” means the Amended and Restated Agreement of Lease dated as of October 7, 1994 between 42nd St. Development Project, Inc., as landlord, and One Times Square Center Partners, L.P., as tenant, as the same has been or may be amended and as assigned to Landlord, as tenant.

(b) Landlord represents to Tenant that as of the Effective Date, the Existing Mortgage is the only Mortgage affecting the Real Property, and the Ground Lease is the only Superior Lease or Ground Lease affecting the Real Property.

(c) A “Non-Disturbance Agreement” shall mean a subordination, attornment and non-disturbance agreement duly executed and acknowledged by a Mortgagee or a Superior Lessor, as the case may be, and by Tenant, and in recordable form, substantially in the form attached hereto as Exhibit H with respect to the Existing Mortgage, and substantially in the form attached hereto as Exhibit I with respect to the Ground Lease, and with respect to any future Mortgage or Superior Lease, as the case may be, in the then standard form of non-disturbance agreement of such future Mortgagee or Superior Lessor, as the case may be; provided, however, that (i) such form shall be substantially similar to non-disturbance agreements customarily provided by commercial lenders or ground lessors (as the case may be) to comparable tenants in First Class Times Square Office Buildings, (ii) Landlord agrees to use commercially reasonable efforts to cause such future Non-Disturbance Agreement to be modified, as appropriate, to incorporate the substance of Exhibit H or Exhibit I attached hereto, respectively and (iii) such form shall in effect be in accordance with Section 9.2(b) hereof. Tenant shall have the right to record any Non-Disturbance Agreement in the Register’s Office, provided that Tenant shall pay all costs, taxes and expenses necessary for the recordation of such Non-Disturbance Agreement.

(d) Landlord shall use commercially reasonable efforts to obtain and deliver to Tenant a Non-Disturbance Agreement from (i) the holder of the Existing Mortgage within thirty (30) days after the execution of this Lease and (ii) from the Superior Lessor under the Ground Lease within ninety (90) days after the execution of this Lease. If Landlord shall, despite the exercise of due diligence fail to obtain and deliver such Non-Disturbance Agreements within such thirty (30) or ninety (90) day period, as applicable, Tenant shall have the right, as its sole and exclusive remedy, to terminate this Lease by giving written notice of Tenant’s desire to do so and, upon the giving of such notice, this Lease shall terminate without further liability or obligation on the part of either party unless, within thirty (30) days after Landlord receives such notice, Landlord shall obtain and deliver such Non-Disturbance Agreements to Tenant. Notwithstanding the foregoing, if Tenant shall not elect to terminate this Lease as aforesaid, Landlord shall continue to use commercially reasonable efforts to deliver such Non-Disturbance Agreements to Tenant. Landlord represents and warrants that each of the holder of the Existing Mortgage and the Superior Lessor under the Ground Lease is obligated to deliver a Non-Disturbance Agreement to Tenant after request therefor by Landlord.

(e) Anything in this Article 9 to the contrary notwithstanding, this Lease shall not be subordinate to any future Mortgage or future Superior Lease, unless and until there shall first be delivered to Tenant, for execution, a Non-Disturbance Agreement executed by the holder of such Mortgage or Superior Lessor.

Section 9.5 Each party agrees, at any time and from time to time, as reasonably requested by the other party, upon not less than twenty (20) days’ prior notice, to execute and deliver to the other a written statement executed and acknowledged by an appropriate individual representing such party (a) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (b) setting forth the then Fixed Rent and Additional Rent, (c) setting forth the date to which the Fixed Rent, Additional Rent and Theater Surcharge have been paid, (d) stating whether or not, to the best knowledge of the signatory, the other party is in default under this Lease, and if so, setting forth the specific nature of all such defaults, (e) stating the amount of the security deposit, if any, held by Landlord under this Lease, (f) stating whether there are any subleases affecting the Premises, (g) stating the address of the person to which all notices and communication under this Lease shall be sent, (h) stating the Commencement Date, the Rent Commencement Date and the Expiration Date, (i) stating whether or not there are any amounts of Landlord’s Contribution not yet advanced to Tenant, (j) stating what portion of the Premises Tenant is in possession and occupancy of pursuant to this Lease, and (k) as to any other matters reasonably requested by the party requesting such certificate. The parties acknowledge that any statement delivered pursuant to this Section 9.5 may be relied upon by any purchaser or owner of the Real Property or the Building, or of Landlord’s interest (directly or indirectly) in the Real Property or the Building or any Superior Lease, or by any Mortgagee or Superior Lessor, or by any purchaser of the interest of any Mortgagee or Superior Lessor (directly or indirectly) in the Real Property or the Building, or any lender of Tenant, or by any prospective or actual sublessee of the Premises or assignee of this Lease, or permitted transferee of or successor to Tenant.

ARTICLE 10

SERVICES

Section 10.1 Landlord shall operate and maintain the Building and provide, at Landlord’s expense, except as otherwise set forth herein, the services described in this Article 10 (the “Building Services”) in conformance with the standards applicable to First Class Times Square Office Buildings.

Section 10.2 Electricity. (a) Electricity shall be provided to full floors of the Premises by way of a direct meter, the cost of installing which shall be borne by Landlord. For purposes hereof, the portions of the Initial Premises located on the fourth (4th) and fifth (5th) floors of the Building, respectively, are deemed to be full floors.

(b) Tenant shall obtain electrical energy for full floors of the Premises directly from the public utility furnishing electric service to the Building and/or one or more other electricity providers reasonably selected by Landlord (the “Electricity Provider”). Tenant shall make its own arrangements with the Electricity Provider for the furnishing of electricity to full floors of the Premises, and the costs of such service, including any deposits or fees, shall be paid by Tenant directly to the Electricity Provider. Such electricity may be furnished to Tenant by means of the then existing electrical facilities serving the Premises at no cost to Tenant, to the extent that the same are suitable and safe for such purposes.

(c) Landlord shall make electricity available to the Premises at a level sufficient to accommodate a demand load of six (6) watts per gross square foot per full floor of the Premises, exclusive of base Building HVAC, as more particularly set forth (and except as otherwise expressly provided) in the Work Letter. Tenant covenants that Tenant’s use and consumption of electricity shall not at any time exceed an amount equal to a demand load of six (6) watts per gross square foot for any floor of the Premises. Notwithstanding the foregoing, Tenant may elect to install one supplemental tap on any floor of the Premises in order to enable Tenant to draw a demand load of up to eight (8) watts per gross square foot on such floor, provided that (i) the average electrical load across all floors of the Premises shall at no time exceed six (6) watts per gross square foot, (ii) Tenant installs such tap on or prior to the Rent Commencement Date and as part of Tenant’s Initial Alterations, (iii) such tap shall be deemed to be a Non-Standard Alteration which Landlord (in Landlord’s sole discretion) may require Tenant to remove in accordance with Section 4.4(a) hereof on or prior to the date which is the earlier to occur of (x) the Expiration Date and (y) the date on which Tenant shall no longer be in Actual Occupancy of the floor of the Premises on which such tap is installed and (iv) if Tenant shall desire to sublease the floor on which such tap is installed, Tenant shall indicate in the applicable Offer Notice that such tap has been installed on such floor. Tenant shall, upon notice from Landlord that Landlord’s electrical engineer has determined, in its reasonable judgment, that Tenant shall be in violation of the provisions of this Section 10.2(c), promptly adjust the use of Tenant’s electrical equipment so as to cause such average electrical load not to exceed six (6) watts per gross square foot. For purposes hereof “gross” square feet shall be consistent with the REBNY standard method of measurement for gross square footage, the estimates for which are indicated on Exhibit A-2 attached hereto. In addition to the electricity to be provided by Landlord to Tenant pursuant to this Section 10.2(c) and subject to the conditions set forth in this Section 10.2(c), Tenant, at Tenant’s expense, shall have the right to install additional electric risers from the Building’s main distribution switchboards to the Premises through the electric riser locations. Tenant’s right to install additional electric risers shall be subject to Landlord’s reasonable approval, it being agreed that Landlord’s reasonable reservation of shaft space and pathways for future needs shall be reasonable grounds for disapproval.

(d) Notwithstanding anything to the contrary contained herein, except to the extent due to Landlord’s gross negligence or willful misconduct, Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur as a result of the unavailability of or interruption in the supply of electricity to the Premises or a change in the quantity or character or nature of such current and, except as otherwise set forth in Section 6.4 of this Lease, such change, interruption or unavailability shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or any Landlord Party, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise.

(e) Landlord shall furnish, install and replace, as required, all lighting tubes, lamps, bulbs and ballasts required in the Premises, at Tenant’s sole cost and expense, provided that Landlord’s charges therefor shall be in accordance with Landlord’s reasonable rates in effect from time to time, and not materially in excess of the rates for similar materials and services provided by landlords in other First Class Midtown Office Buildings. Tenant shall have the right to furnish and replace its own light bulbs; provided, however, that with respect to all high voltage light fixtures in the Premises, Tenant shall furnish such light bulbs for Landlord to install and replace as provided in this Section 10.2(e). All lighting tubes, lamps, bulbs and ballasts so installed shall become Landlord’s property upon the expiration or sooner termination of this Lease.

(f) Subject to the provisions of this Lease (including, without limitation, Article 4 hereof), Tenant shall have the right from time to time during the Term, at Tenant’s sole cost and expense, to connect the Premises to the Building’s standby generator and, in connection therewith, (i) Tenant may request that Landlord make available to Tenant an amount equal to up to one hundred twenty-five (125) kilowatts of emergency power from the Building’s standby generator (in which event Landlord shall be obligated to make such emergency power available to the Initial Premises to the extent such emergency power is then available and subject to Landlord’s right to reasonably reserve such emergency power for the future needs of other tenants in the Building), (ii) Tenant shall install a transfer switch and all necessary cabling and distribution equipment and (iii) Landlord (or, at Landlord’s option, Tenant), at Tenant’s sole cost and expense, shall install a disconnect switch and all necessary metering devices to measure Tenant’s consumption of energy power. Tenant agrees that the transfer switch that Tenant shall install shall be a Landlord specified ASCO transfer switch. Tenant shall maintain in good condition any such connection that Tenant (or Landlord, on Tenant’s behalf) makes to the Building’s standby generator. Tenant agrees that Tenant’s connection to, or use of, the Building’s standby generator shall not interfere with Landlord’s ability to derive emergency power therefrom. In addition, at all times, Tenant shall fully cooperate with Landlord and shall abide by such reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building’s standby generator. Any damages resulting from the use by Tenant of the Building’s standby generator shall be borne by Tenant. In consideration of the provision of emergency power to Tenant, commencing on the date of connection Tenant shall pay to Landlord as Additional Rent (i) one thousand dollars ($1,000) per kilowatt per year (which amount shall be prorated with respect to any partial years) not later than thirty (30) days following Tenant’s receipt of Landlord’s invoice and demand therefor and (ii) $1.50 per kilowatt per hour, based on actual kilowatt hours of emergency electrical power used. Notwithstanding anything to the contrary contained herein, Tenant acknowledges that Landlord shall have no liability to Tenant if the Building’s standby generator fails to provide emergency generator power to Tenant or if the Building’s standby generator damages Tenant’s systems or property (except in either case (but subject to the terms of Section 35.13 hereof) to the extent resulting from Landlord’s gross negligence or willful misconduct); provided, that if the Premises is not connected to the Building’s standby generator, Landlord shall hold Tenant harmless from any direct damage and reasonable expenses incurred by Tenant as a result of the operation of such standby generator to the extent resulting from Landlord’s gross negligence or willful misconduct in accordance with and subject to the provisions of Article 29 hereof.

Section 10.3 Heat, Ventilation and Air Conditioning. (a) Landlord shall provide HVAC to the Premises and hot water (or equivalent heat) for the Tenant’s heating system on Business Days from 8:00 A.M. to 6:00 P.M. (“Business Hours”), through local DX systems located on each floor of the Premises (such local DX systems and associated cooling towers, pumps and associated equipment, collectively, sometimes referred to herein as the “Building HVAC System”) in accordance with the specification set forth in Schedule 1 attached to the Work Letter.

(b) Anything in this Section 10.3 to the contrary notwithstanding, Landlord shall not be responsible if the normal operation of the Building HVAC System shall fail to provide cooled or heated air at reasonable temperatures, pressures or degrees of humidity or any reasonable volumes or velocities in any parts of the Premises (i) which, solely by reason of any machinery or equipment installed by or on behalf of Tenant or any Person claiming through or under Tenant, shall have an electrical load in excess of the average electrical load and human occupancy factors for such air conditioning system as set forth in the specifications on Schedule 1 of the Work Letter, (ii) solely because of any Alterations made or performed by or on behalf of Tenant or any Person claiming through or under Tenant or (iii) because Tenant fails to comply with the Rules and Regulations or any other applicable provisions of this Lease. Tenant acknowledges that Tenant is solely responsible for the design of the heat, ventilation and air-conditioning system within the Premises and the adequacy of such system to distribute HVAC therein, and no approval by Landlord of any proposed or final plans for such work shall constitute a representation or warranty by Landlord that such system will function to achieve its intended purpose. Tenant at all times shall reasonably cooperate with Landlord and shall abide by the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building HVAC System.

(c) Landlord shall not be required to furnish Building HVAC System services during periods other than the hours and days set forth in this Section 10.3 for the furnishing and distributing of such services (“Overtime Periods”), unless Landlord has received advance notice from Tenant requesting such services at least one (1) hour prior to the requested service. Accordingly, if Landlord shall furnish any such services to the Premises at the request of Tenant during Overtime Periods, Tenant shall pay Landlord, as Additional Rent within thirty (30) days after demand, for such services at the rates set forth on Schedule C attached hereto.

(d) In connection with Tenant’s Initial Alterations, Tenant shall have the right to connect supplemental air conditioning units to the Building condenser water system, but in no event shall Landlord be required to provide an amount (the “Maximum Condenser Water Amount”) in excess of ten (10) tons of condenser water per floor of the Initial Premises therefor (which amount shall be prorated for any partial floors) (the condenser water so connected by Tenant in accordance with this sentence shall be referred to herein as the “Initial Condenser Water”). In addition, Tenant may elect to connect supplemental air conditioning units to the Building condenser water system with respect to any additional full or partial floors of the Building added to the Premises after the Commencement Date pursuant to any option of Tenant contained in Article 34 (the condenser water so connected by Tenant in accordance with this sentence shall be referred to herein as the “Initial Additional Space Condenser Water”); provided, however, in no event shall Landlord be required to provide any condenser water to such additional space in excess of an aggregate amount (the “Maximum Additional Condenser Water Amount”) equal to the lesser of (x) an aggregate of ten (10) tons of condenser water per additional floor (which amount shall be prorated for any partial floor) and (y) such condenser water tonnage as is then available in the Building condenser water system. Tenant shall pay, within thirty (30) days of demand by Landlord, the actual out-of-pocket costs and expenses reasonably incurred by Landlord in connection with any work performed by Landlord to connect any supplemental air conditioning units to the Building condenser water system in accordance with this Section 10.3(d), including, if necessary, the costs of shut down and draining of risers, but no charge shall be due for Tenant’s tap in to the system or Tenant’s initial tap in for any

Available Expansion Space leased by Tenant pursuant to Section 34.1 hereof. Additionally, Tenant shall pay an annual charge for such condenser water tonnage at the rates set forth on Schedule C attached hereto, which annual charge shall commence (A) in the case of any Initial Condenser Water, on the date which is the later to occur of (i) the date on which Tenant first substantially occupies the Premises for the conduct of Tenant’s business and (ii) the date on which such supplemental air conditioning units are so connected to the Building condenser water system, but in any case in no event later than January 1, 2006 and (B) in the case of any Initial Additional Space Condenser Water, on the date which is the later to occur of (i) the date on which Tenant first substantially occupies the applicable Offered Space or Available Expansion Space, as the case may be, for the conduct of Tenant’s business and (ii) the date on which such supplemental air conditioning units are so connected to the Building condenser water system, but in any case in no event later than six (6) months after the applicable Delivery Date or Expansion Commencement Date, as the case may be.

In addition, Landlord shall reserve for Tenant’s future use an additional amount of condenser water (the “Extra Condenser Water”) not to exceed in an aggregate amount (as such amount may be proportionately reduced as set forth below in this paragraph, the “Maximum Reserved Amount”) equal to the sum of (i) fifteen percent (15%) of the tonnage of the Initial Condenser Water (other than such portion of the Initial Condenser Water which is connected for the Cafeteria) as of the date which is six (6) months after the date on which Tenant first substantially occupies the Premises for the conduct of its business (but in no event later than January 1, 2006) and (ii) fifteen percent (15%) of the tonnage of the Initial Additional Space Condenser Water as of the date which is six (6) months after the applicable Delivery Date or Expansion Commencement Date, as the case may be; provided, however, in no event shall Landlord be obligated to provide condenser water to Tenant under this Section 10.3(d) in excess of the Maximum Condenser Water Amount (or, in the case of any Extra Condenser Water relating to any additional space added to the Premises pursuant to Article 34 hereof, the Maximum Additional Condenser Water Amount). Tenant shall pay an annual charge for the Extra Condenser Water (or any portion thereof) at the rates set forth on Schedule C attached hereto, which annual charge shall commence on the date on which such supplemental air conditioning units are so connected to the Building condenser water system. Subject to the remaining provisions of this Section 10.3(d), there shall be no charge to Tenant for any portion of the Extra Condenser Water with respect to which Tenant has not connected such supplemental air conditioning units to the Building condenser water system (it being agreed that in such event the Maximum Reserved Amount shall be proportionately decreased based on the amount of the Extra Condenser Water with respect to which Tenant has connected such supplemental air conditioning units to the Building condenser water system). Notwithstanding the foregoing, Landlord shall have the right (“Landlord’s Condenser Water Release Right”), at any time after reserving such Extra Condenser Water for Tenant, to give Tenant a written notice demanding that Tenant either pay for such Extra Condenser Water (or the applicable portion thereof) or lose the reservation thereof (to the extent that Tenant has not already commenced paying for such Extra Condenser Water in accordance with this paragraph). If Tenant shall fail, within thirty (30) days after the giving of Landlord’s notice, to agree to pay for all or part of such Extra Condenser Water (or portion thereof) at the rates set forth on Schedule C attached hereto, Tenant shall lose the reservation of such Extra Condenser Water (or portion thereof) to the extent Tenant is unwilling to pay therefor. In the event that Tenant shall so lose the reservation of such Extra Condenser Water (or portion thereof), the Maximum Reserved Amount shall be correspondingly reduced. Landlord shall exercise Landlord’s Condenser Water Release Right in good faith based upon the needs (for required and reserved condenser water) of other tenants and occupants, and/or prospective tenants and occupants, of the Building.

Section 10.4 Elevators; Loading Dock. (a) Landlord shall provide passenger elevator service to the Premises 24 hours per day, 365 days per year. For so long as the Exclusivity Threshold is satisfied, (i) Landlord shall cause the four (4) elevators in the Tenant Elevator Bank (the “Exclusive Elevators”) to be programmed so that such elevators do not service any floors of the Building other than the Tenant Elevator Bank Floors and (ii) no other elevators shall be programmed to service the Tenant Elevator Bank Floors. Subject to the terms of this Section 10.4(a) and Section 10.4(b) and the provisions of the Work Letter and Exhibit J attached hereto, Landlord shall provide freight elevator facilities to the Premises on a non-exclusive, first-come, first-served basis, on Business Days from 8:00 A.M. to 4:45 P.M. (“Freight Business Hours”). Such elevator service shall be subject to such reasonable rules and regulations as Landlord may promulgate from time to time with respect thereto in accordance with Article 27. Landlord shall have the right to temporarily change the operation or manner of operation of any of the elevators in the Building and/or to temporarily discontinue the use of any one or more cars in any of the banks for the purpose of repairing, cleaning, renovating and/or maintaining such cars, provided that Landlord shall perform such repairs, cleaning, renovation and/or maintenance with diligence and in a first class manner. Landlord shall maintain and keep in force and effect a service contract providing for the maintenance and repair of the Building’s elevators at a level required by a First Class Times Square Office Building, and Landlord shall enforce such service contract from time to time in effect. Tenant shall have such further rights with respect to the freight elevators as are expressly set forth in the Work Letter and Exhibit J attached hereto.

(b) Landlord will make the freight elevators available to Tenant during other than Freight Business Hours, upon not less than twenty four (24) hours prior request by Tenant (subject to reasonable Building requirements and any prior reservations made by other tenants and occupants of the Building), and Tenant shall pay, as Additional Rent within thirty (30) days after demand therefor, the charges for such use at the rates set forth on Schedule C attached hereto. Tenant shall not use the freight elevators during Freight Business Hours for moving out of the Premises.

(c) Tenant shall have non-exclusive use of the Building’s loading docks during Business Hours on Business Days, on a first come-first served basis and on a reserved basis at all other times.

(d) If Tenant shall use the loading docks of the Building at times other than during Business Hours during Business Days, Tenant shall pay Landlord as Additional Rent (within thirty (30) days after demand) the charges set forth on Schedule C attached hereto with respect thereto.

Section 10.5 Cleaning. (a) Landlord shall cause the Premises to be cleaned on Business Days, substantially in accordance with the Cleaning Specifications set forth in Exhibit G annexed hereto and made a part hereof.

(b) If Tenant requires services in excess of those contained in the cleaning contract described above, Tenant shall request same through the cleaning contractor engaged by Landlord and shall be responsible for paying the cost thereof. Tenant shall reimburse Landlord on demand for the actual, out of pocket costs incurred by Landlord for extra cleaning work in the Premises required by reason of (i) misuse or neglect on the part of Tenant, its agents, employees, contractors, invitees or subtenants, (ii) use of portions of the Premises for the preparation, serving or consumption of food or beverages, the use of the Cafeteria or any kitchen areas, data processing or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) unusual quantities of interior glass surfaces or (iv) non-Building standard materials or finishes installed by Tenant or at its request. Landlord and its cleaning contractor and their employees shall have after hours access to the Premises and the use of Tenant’s electricity and water in the Premises, without charge therefor, as may reasonably be required for the purpose of cleaning the Premises.

Section 10.6 Refuse and Rubbish Removal. Subject to Section 2.1(c), Landlord shall provide refuse and rubbish removal service at the Premises for ordinary office refuse and rubbish, which includes boxes and other containers in which office supplies are commonly sold on Business Days at times reasonably specified by Landlord, and pursuant to regulations reasonably established by Landlord from time to time in accordance with Article 27. Tenant shall reimburse Landlord within thirty (30) days of demand for the reasonable out-of-pocket costs incurred by Landlord for removal from the Premises and the Building of so much of any of Tenant’s refuse or rubbish as shall exceed that ordinarily accumulated daily in ordinary office occupancy (it being understood that, without limitation, garbage or other waste from any Special Use Area, lunchroom or other food preparation and/or consumption facilities in the Premises are in excess of ordinary office occupancy).

Section 10.7 Water. Landlord shall furnish (i) cold water (including any water required in connection with the Cafeteria) to the Premises in reasonable quantities for ordinary drinking, lavatory and cleaning purposes, and in any event, in sufficient quantity to properly operate pantry dishwashers and icemakers and (ii) hot water in reasonable quantities for the sinks in the pantries and restrooms located in the Premises from time to time in reasonable quantities for ordinary drinking, lavatory and cleaning purposes. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory, cleaning and drinking purposes or in amounts materially in excess of normal office usage (it being expressly understood that, without limitation, water required for use in connection with any pantry, private bathroom or shower is not in excess of normal office usage, but water required for use in the Cafeteria or any kitchen is in excess of normal office usage), Landlord may install a water meter or meters and thereby measure Tenant’s consumption of water for such purposes. Tenant shall pay the actual cost of any such meters and their installation. Tenant, at Tenant’s sole cost and expense, shall keep any such meters and any such installation equipment in good working order and repair and shall pay to Landlord, as Additional Rent, within thirty (30) days after demand therefor for the water consumed (such charge to be based upon Landlord’s then standard rate for such usage; provided that such rate shall not exceed the greater of (x) an amount equal to Landlord’s actual costs plus five percent (5%), and (y) customary and reasonable rates then being used by landlords in First Class Midtown Office Buildings). If Tenant requires any water other than (a) cold water for use in connection with the Cafeteria or any kitchen, pantry, private bathroom or shower or (b) hot water for use in connection with any sink located in any pantry or restroom, then, subject to and in accordance with the provisions of Article 4 and Article 8 of this Lease, Tenant shall provide and install in the Premises, at its sole cost and expense, hot water heating devices necessary to meet such requirements.

Section 10.8 No Warranty of Landlord. Landlord does not warrant that any of the services to be provided by Landlord to Tenant hereunder, or any other services which Landlord may supply (a) will be adequate for Tenant’s particular purposes or as to any other particular need of Tenant or (b) will be free from interruption, and Tenant acknowledges that any one or more such services may be interrupted or suspended by reason of Unavoidable Delays. In addition, Landlord reserves the right to stop, interrupt or reduce service of the Building Systems by reason of Unavoidable Delays, or for repairs, additions, alterations, replacements, decorations or improvements which are, in the reasonable judgment of Landlord, necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed, provided, that, (i) Landlord shall provide Tenant with such advance notice, if any, as is reasonable under the circumstances of any such stoppage, reduction or interruption, and (ii) Landlord shall use commercially reasonable efforts to begin and diligently prosecute to completion such repairs as may be required to machinery or equipment within the Building to provide restoration of any service provided by Landlord hereunder as promptly as reasonably possible and in a manner so as to minimize interference with Tenant’s ordinary use and enjoyment of the Premises, and, where the cessation or interruption of such service has occurred due to circumstances or conditions beyond the Real Property boundaries, to cause the same to be restored by diligent application or request to the relevant party or parties. To the extent reasonably possible, Landlord shall confine all such stoppages (other than a stoppage which would have an insubstantial effect on Tenant’s ordinary use and enjoyment of the Premises) within Landlord’s reasonable control to times that are not ordinary Business Hours. Except as provided in Section 6.4, any such interruption or discontinuance of service, or the exercise of such right by Landlord to suspend or interrupt such service shall not entitle Tenant to any compensation or to any abatement or diminution of Fixed Rent or Additional Rent. Landlord shall use reasonable efforts to minimize interference with Tenant’s access to and use and occupancy of the Premises in making any repairs, alterations, additions, replacements, decorations or improvements; provided, however, that Landlord (except as provided below in this Section 10.8) shall have no obligation to employ contractors or labor at “overtime” or other premium pay rates or to incur any other “overtime” costs or additional expenses whatsoever. In the case of imminent danger to life or property or if the making of any repairs, alterations, additions or improvements is reasonably likely to materially adversely affect Tenant’s business operations in the Premises, Landlord shall perform such work on an “overtime” basis; provided, however, that Landlord shall not be required to perform such work on an “overtime” basis to the extent that such work was requested by Tenant (other than to fulfill an obligation of Landlord) or would not have been needed but for a violation by Tenant of its obligations under this Lease, unless Tenant shall agree to pay to Landlord, as Additional Rent hereunder, within thirty (30) days after Landlord’s demand therefor, an amount equal to the incremental cost of the overtime or other premium pay rates, including fringe benefits and other elements of such pay rates, for such labor and any other overtime costs or expenses so incurred. Any repairs, alterations, additions or improvements shall be deemed to be reasonably likely to materially adversely affect Tenant’s business operations in the Premises if a working condition is created in violation of regulations administered by the Occupational Safety and Health Administration (it being agreed that nothing in this sentence will limit Tenant’s claims for other conditions under this Section 10.8). Landlord shall not be required to furnish any services except as expressly provided in this Lease. Nothing in this Section 10.8, however, shall qualify Tenant’s rights under Section 6.4.

Section 10.9 Roof Rights. (a) Landlord shall provide Tenant with space on the roof of the Building, not to exceed fifty (50) RSF, for the installation and operation of Tenant’s and, subject to the provisions of Article 14 hereof, any of Tenant’s subtenant’s, communications antennae, microwave or satellite dishes, together with related equipment, mountings, and supports (collectively, “Telecommunications Equipment”), subject to the terms of this Section 10.9, rent free and without the payment of any other fee for the occupancy of such space. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts from time to time to provide Tenant with up to one hundred fifty (150) RSF of additional space on the roof reasonably required for the Original Tenant’s Telecommunications Equipment to the extent that Landlord has not committed to provide such space to any other Person. Tenant acknowledges and agrees that any use of the roof space by any Tenant Party for the installation and operation of its Telecommunications Equipment shall be on a non-exclusive basis, except as to that portion of the roof space provided by Landlord to such Tenant Party as aforesaid. Tenant and, subject to the terms of Article 14 hereof, Tenant’s subtenants may use the roof space allocated to Tenant under this Section 10.9 solely for such Person’s own use (and not for resale purposes). The height, diameter, design and installation of the satellite dishes or other telecommunications equipment shall be subject to Landlord’s approval, which shall not be unreasonably withheld or delayed. In connection therewith, Landlord shall make available to Tenant and/or such subtenants access to the roof space for the construction, installation, maintenance, repair, operation and use of its Telecommunications Equipment. Landlord shall make available to Tenant and such subtenants, for its use solely in connection with its Telecommunications Equipment, reasonable and sufficient space in the Building for conduits to connect its Telecommunications Equipment to the Premises. Landlord shall furnish to Tenant and/or such subtenant, at Tenant’s and/or such subtenant’s cost and expense, a connection point located in the vicinity of the roof space for Tenant and/or such subtenant to obtain electrical service (not to exceed 15 amps/120 volts) to operate Tenant’s and/or such subtenant’s Telecommunications Equipment, which electric service shall be provided by Landlord without separate charge to Tenant and/or such subtenant. In no event may any Tenant Party’s use interfere with the use of telecommunications or other transmission equipment installed by the Landlord, licensees or other tenants or occupants of the Building other than to a de minimis extent (and Landlord agrees to use its reasonable efforts to include a covenant, similar to the foregoing, in each lease providing rights to the roof of the Building). All work in connection with the installation of the Telecommunications Equipment of any Tenant Party, including core drilling, if required, shall be performed at such Person’s sole cost and expense, including the cost of a fire watch and related supervisory costs relating to any core drilling, which shall be performed in such a manner and at such times as Landlord shall reasonably prescribe. References in this Section 10.9 to the Telecommunications Equipment shall be deemed to include such riser and the electrical and telecommunication conduits therein.

(b) Each Tenant Party shall use and maintain its Telecommunications Equipment so as not to cause any interference with other tenants in the Building other than to a de minimis extent or damage to or interference with the operation of the Building or Building Systems. The installation of any of the Telecommunications Equipment by any Tenant Party shall constitute a Non-Standard Alteration and shall be performed at its sole cost and expense

(including any costs and expenses in connection with reinforcing the roof of the Building, if required) in accordance with and subject to the provisions of Article 4. All of the provisions of this Lease shall apply to the installation, use and maintenance of each Tenant Party’s Telecommunications Equipment, including all provisions relating to compliance with Legal Requirements (including all FCC rules and regulations), insurance, indemnity, repairs and maintenance. No Tenant Party’s Telecommunications Equipment shall be used or occupied by others, and this license shall not be assignable, sublet or otherwise transferable by Tenant separately from this Lease except to a permitted subtenant in accordance with Article 14 hereof. Each Tenant Party’s Telecommunications Equipment shall be treated for all purposes of this Lease as Tenant’s Property.

(c) If any of any Tenant Party’s Telecommunications Equipment interferes with or disturbs Landlord’s use of the roof other than to a de minimis extent, including the use by Landlord or other tenants, licensees or occupants of the Building or their Telecommunications Equipment, or the operation of the Building or the Building Systems, then following demand by Landlord, Tenant shall with reasonable dispatch relocate all or a portion of such Telecommunications Equipment to another area on the roof reasonably designated by Landlord. Such relocation shall be at Tenant’s sole cost and expense unless such interference or disturbance arises as the result of the installation by Landlord or any other tenant, subsequent to the installation of the Telecommunications Equipment, of their Telecommunications Equipment, in which event the Telecommunications Equipment shall not be relocated and Landlord shall relocate such other dishes and equipment at Landlord’s expense (which shall not be included in Operating Expenses). If Landlord shall determine, in its reasonable judgment, that any of the Telecommunications Equipment of any Tenant Party (i) will cause a health hazard or danger to property, (ii) will not be in accordance with applicable Legal Requirements, or (iii) interferes with or disturbs Landlord’s use of the roof as set forth above or the operation of the Building or the Building Systems, then, if Tenant after a reasonable time period is unable to cause such Telecommunications Equipment to comply with such Legal Requirements, abate such health hazard, danger to property or interference, Tenant, at its sole cost and expense (except as set forth in the immediately preceding sentence), shall remove the Telecommunications Equipment from the roof of the Building, and Tenant may, at Tenant’s option, but subject to Landlord’s approval as provided in Section 10.9(a), replace the Telecommunications Equipment with Telecommunications Equipment which complies with such Legal Requirements and/or does not cause such health hazard, danger to property or interference. Notwithstanding the foregoing, Landlord may at its option, at any time during the Term after reasonable prior notice to Tenant (except in the event of an emergency) require Tenant, using Landlord’s roofing contractor and any other contractors reasonably required by Landlord, to relocate any Tenant Party’s Telecommunications Equipment to another area on the roof designated by Landlord, at Landlord’s sole cost and expense; provided that such relocation of such Telecommunications Equipment does not cause the transmission or reception of communication signals to be materially interrupted or impaired other than temporarily during the process of relocating such Telecommunications Equipment.

(d) If after the first twenty-four (24) months of the Term, Tenant or any other Tenant Party shall cease to use any of its Telecommunications Equipment located on the roof of the Building for a period of time in excess of one hundred eighty (180) days (or if no such Telecommunications Equipment has been installed within one hundred eighty (180) days after such twenty-four (24) month period) and Landlord delivers to Tenant a notice setting forth Landlord’s intention to take such space on the roof back from Tenant (Landlord agrees to send such notice only if Landlord needs such space currently for another occupant of the Building), Tenant shall, at its sole cost and expense, remove such Telecommunications Equipment from the roof of the Building within seventy-five (75) days after receipt of such notice from Landlord and no Tenant Party shall have any further rights under this Section 10.9 unless Tenant (i) notifies Landlord within such seventy-five (75) day period of its intention to institute or reinstitute use of such Telecommunications Equipment or replace same, (ii) takes significant steps to reinstitute use of such Telecommunications Equipment or replace same within one hundred thirty-five (135) days after delivery by Tenant of such notice and (iii) actually reinstitutes use of such Telecommunications Equipment or replaces same within nine (9) months after delivery by Tenant of such notice.

(e) Other than as set forth in this Section 10.9, Landlord shall not have any obligations with respect to any Tenant Party’s Telecommunications Equipment or compliance with any Legal Requirements (including the obtaining of any required permits or licenses, or the maintenance thereof) relating thereto. Landlord makes no representation that any Tenant Party’s Telecommunications Equipment will be able to receive or transmit communication signals without interference or disturbance (whether or not by reason of the installation or use of similar equipment by others on the roof) and Tenant agrees that Landlord shall not be liable to any Tenant Party therefor.

(f) Tenant shall (i) be solely responsible for any damage caused as a result of the use of each Tenant Party’s Telecommunications Equipment, (ii) subject to the provisions of Section 7.2 and this Section 10.9, promptly pay any tax, license, permit or other fees or charges imposed pursuant to any Legal Requirements or insurance requirements relating to the installation, maintenance or use of such Telecommunications Equipment, (iii) promptly comply with all precautions and safeguards reasonably required by Landlord’s insurance company and all Governmental Authorities, and (iv) perform all necessary repairs or replacements to, or maintenance of, such Telecommunications Equipment, provided, however, that if Tenant’s failure to so repair, replace or maintain such Telecommunications Equipment jeopardizes the property of Landlord or any other tenant, occupant or licensee located on the roof or within the Building, Landlord may, at Landlord’s option and after ten (10) Business Days notice to Tenant (except in an emergency), elect to perform such repairs, replacements or maintenance at Tenant’s sole cost and expense. Landlord shall give Tenant reasonable prior notice of its election to perform such repairs, except in an emergency.

(g) Tenant acknowledges and agrees that the privileges granted Tenant (and its permitted subtenants) under this Section 10.9 shall not, now or at any time after the installation of any Tenant Party’s Telecommunications Equipment, be deemed to grant Tenant or any such subtenant a leasehold or other real property interest in the Building or any portion thereof, including the Building’s roof. The license granted to Tenant (and its permitted subtenants) in this Section 10.9 shall automatically terminate and expire upon the expiration or earlier termination of this Lease (including renewals) and the termination of such license shall be self-operative and no further instrument shall be required to effect such termination. Notwithstanding the foregoing, upon request by Landlord, Tenant, at Tenant’s reasonable expense, shall (and shall cause each permitted subtenant to) promptly execute and deliver to Landlord, in recordable form, any certificate or other document reasonably required by Landlord confirming the termination of its right to use the roof of the Building.

Section 10.10 Access. Except as provided in the Work Letter, Tenant shall have access to the Premises 24 hours per day, 7 days per week.

Section 10.11 Security.

(a) Landlord shall provide security services to the Building at the levels appropriate for First Class Times Square Office Buildings. Without limiting the foregoing, Landlord shall (i) provide a security system for access to the Building after Business Hours and other than on Business Days, (ii) cause one or more uniformed security personnel to be stationed in the Lobby on a 24/7 basis and (iii) cause one or more uniformed security personnel to be stationed in the Sky Lobby at all times except during the hours of 1:00 A.M. and 5:00 A.M. Tenant, at Tenant’s sole cost and expense, may install its own security system in the Premises, provided that such security system is compatible with the security system for the Building.

(b) The Original Tenant shall have the right to station a single unarmed security guard in the vestibule of the Tenant Elevator Bank; provided that (i) such security guard shall be employed by the Original Tenant or by a reputable security company reasonably acceptable to Landlord; (ii) the Original Tenant shall be in Actual Occupancy of all of the RSF of the Tenant Elevator Bank Floors; (iii) the Original Tenant shall indemnify and hold Landlord and each Landlord Party harmless from and against any and all claims, actions, causes, liabilities and damages arising from or relating to the employment of such security guard, the stationing of such security guard in the Building, or any action taken by such security guard; (iv) the Original Tenant shall comply with all Legal Requirements relating to the employment of such security guard; (v) each such security guard shall be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; (vi) such security guard shall be attired in a uniform which is reasonably acceptable to Landlord; (vii) the Original Tenant shall (and shall cause such security guard to) comply with all of the reasonable rules and regulations promulgated by Landlord from time to time with respect to the stationing of such security guard in such elevator vestibule; and (viii) Tenant shall cause such security guard not to interfere with the occupancy of any other tenant or occupant of the Building nor delay or impose any additional expense upon Landlord in the construction, design, maintenance, cleaning, repair, safety, management, security or operation of the Building or the Building Systems.

Section 10.12 Building Directory. Landlord shall, at the request of Tenant, maintain listings on the directory in the Building lobby or the Sky Lobby, at Landlord’s option, of the names of Tenant and any partners or professional employees of Tenant. Tenant may deliver revised listings to Landlord from time to time throughout the Term, and Landlord shall make such revisions without separate charge to Tenant, but not more often than once every month.

Section 10.13 Message Center. Landlord shall operate a message center in accordance with the terms of Schedule D attached hereto. Tenant shall comply with the requirements for messenger deliveries and pick-ups set forth on Schedule D attached hereto and all tenants in the Building shall be subject to requirements substantially similar to those set forth thereon.

Section 10.14 Intentionally Omitted.

Section 10.15 Internal Staircases. Tenant shall have the right to use the fire staircases connecting contiguous floors of the Premises as convenience stairs, provided that Tenant, at its sole cost, and subject in any event to Article 4: (i) complies with all Legal Requirements in connection with such use and any Alterations made thereto, (ii) installs a security system for the internal fire staircases reasonably satisfactory to Landlord, and (iii) ties the security system into the Building’s security and Class E systems. Subject to the provisions of Article 4, Tenant shall have the right to build internal staircases in the Premises, which internal staircases shall constitute Non-Standard Alterations.

Section 10.16 Telecommunications Equipment and Risers. Subject to the provisions of Article 4, (i) Tenant shall be allocated a reasonable amount of riser space in the Building to run its telecommunications lines in accordance with Schedule 1 attached to the Work Letter, which telecommunications lines shall not constitute Non-Standard Alterations, and (ii) Tenant may install, operate and maintain, at Tenant’s expense, telephone switching equipment and storage batteries only in the areas of the Building reasonably approved by Landlord. Tenant shall use such approved space solely for the installation, operation and maintenance of telephone switching equipment and storage batteries, for storage, and for no other purpose. Tenant shall comply with all applicable Legal Requirements with respect to the installation, maintenance and ventilation of such storage batteries. Tenant shall obtain and pay for telecommunications services to be supplied to the Premises by direct application to and make arrangement with any telecommunications service provider approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed; Landlord’s requirements for approval shall include, without limitation, the condition that such service provider enter into a license agreement with Landlord which is reasonably satisfactory to Landlord; provided, however, that any amounts charged by Landlord pursuant to such license agreement shall not be in excess of that charged by landlords of other First Class Midtown Office Buildings for such services. Tenant, at Tenant’s sole cost and expense, shall be responsible for the installation of all telecommunications lines, connections and other systems or equipment necessary in order to provide telecommunications services to the Premises, and the costs of such service shall be paid by Tenant directly to the telecommunications service provider.

ARTICLE 11

INSURANCE

Section 11.1 Commercial General Liability Insurance. Tenant shall maintain in full force and effect from the date upon which Tenant first enters the Premises or any portion thereof for any reason, throughout the Term and thereafter, so long as Tenant is in occupancy of any part of the Premises, a policy of commercial general liability and property damage insurance under which Landlord, Landlord’s managing agent, and those entities listed in Section 11.7 hereof (and such other Persons as Landlord may reasonably request by notice to Tenant from time to time) are named as additional insureds and Tenant is named as insured, in the broadest standard form of such coverage from time to time generally available and generally in use in New York City, and under which policy the insurer agrees to indemnify and hold Landlord, and those reasonably designated by Landlord as additional insureds (to the extent they have an insurable interest), harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims for which provision is made in Section 29.1(a) hereof. Each such policy shall be issued by one or more insurers in a financial size category of not less than “VIII” and with general policy holders ratings of not less than “A-”, as rated in the most current available “Bests” insurance reports, or the then equivalent thereof, and licensed to do business in the State of New York and authorized to issue such policies. Each policy of insurance procured by Tenant shall contain endorsements providing that (i) such policy shall be non-cancelable and non-amendable with respect to Landlord and Landlord’s said designees without at least thirty (30) days’ prior notice (or ten (10) days’ prior notice in the case of any cancellation due to non-payment of premiums) to Landlord and such designees, and (ii) Tenant shall be solely responsible for the payment of premiums therefor notwithstanding that Landlord or any such designee is or may be named as an insured. As of the Commencement Date hereof, the minimum limits of liability of such insurance (inclusive of umbrella coverage) shall be Five Million Dollars ($5,000,000) combined single limit on a per location aggregate basis and from time to time during the Term such limits shall be increased to the prevailing level customarily carried with respect to similar premises located in First Class Times Square Office Buildings.

Section 11.2 Fire and Other Insurance Requirements. Tenant shall take out on or prior to the Commencement Date and keep in force during the Term (a) “all risk” insurance (which may include deductibles and exclusions to the extent such are commercially reasonable) in an amount sufficient to cover the cost of personal property, trade fixtures, furniture, furnishings, equipment and other Tenant’s Property, Tenant’s Alterations (including, as required by Landlord hereunder, Tenant’s Alterations which are owned by Landlord pursuant to Section 31.1(c)) and any paneling or other wall finishes or coverings other than normal painting on a full replacement cost basis; (b) Workers’ Compensation Insurance, as required by law; (c) New York Disability Benefits Law Policy; (d) such other insurance in such amounts as Landlord and any Mortgagee requests from time to time, so long as customarily required of tenants in other First Class Midtown Office Buildings; and (e) such other insurance in such amounts as any Superior Lessor may reasonably require from time to time, so long as customarily required of tenants in other First Class Midtown Office Buildings, including, without limitation, such requirements as are set forth in Section 7 of the Ground Lease, to the extent applicable to Tenant. Such policy shall be written by an insurer of the Best financial size category and general policy holders rating specified in Section 11.1, licensed to do business in the State of New York and authorized to issue such policies.

Section 11.3 Blanket Insurance. Any insurance required to be maintained by Tenant under Section 11.1 hereof may be carried under blanket insurance policies covering the Premises and other properties owned or leased by Tenant, so long as such policies comply with Sections 11.1 and 11.2 hereof. The policies required in Section 11.1 hereof shall contain a per location aggregate. The policies required in Section 11.2(a) hereof shall be written on a replacement cost basis with a waiver of co-insurance. Upon request, Tenant shall deliver to Landlord a certificate of Tenant’s insurance evidencing the insured value of Tenant’s property required to be insured pursuant to Section 11.2(a) hereof.

Section 11.4 Certificates of Insurance. On or before the Commencement Date, Tenant shall furnish Landlord with certificates evidencing the aforesaid insurance coverage (including evidence of waivers of subrogation), and renewal certificates shall be furnished to Landlord at least thirty (30) days (or ten (10) days in the case of the Original Tenant) prior to the expiration date of each policy for which a certificate was theretofore furnished.

Section 11.5 No Violation of Building Policies. Tenant shall not commit or permit any violation of (a) the policies of fire, boiler, sprinkler, water damage or other insurance covering the Building and/or the fixtures, equipment and property therein carried by Landlord or (b) any of the rules, regulations or orders of any fire rating organizations or insurance entities, or do or permit anything to be done, or keep or permit anything to be kept, in the Premises, which in case of any of the foregoing, (i) would result in termination of any such policies, (ii) would adversely affect Landlord’s right of recovery under any of such policies or (iii) would result in reputable and independent insurance companies refusing to insure the Building or the property of Landlord in amounts reasonably satisfactory to Landlord.

Section 11.6 Tenant to Pay Premium Increase. If, because of anything done, caused or permitted to be done, or omitted by Tenant, the rates for liability, fire, boiler, sprinkler, water damage or other insurance (with all extended coverage) on the Building or on the property and equipment of Landlord shall be higher than they otherwise would be, Tenant shall reimburse Landlord for the additional insurance premiums thereafter paid by Landlord which shall have been charged because of the aforesaid reasons, such reimbursement to be made from time to time within thirty (30) days of Landlord’s demand. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “make up” of insurance rates for the Building or Premises issued by the New York Fire Insurance Exchange or other body establishing fire insurance rates for said Building shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rates then applicable to the Building or Premises. Notwithstanding the foregoing, Tenant shall not be responsible for any such increased rates except to the extent rates are increased as a result of Tenant’s particular manner of use of the Premises which is different and reasonably distinguishable from ordinary office use.

Section 11.7 Waiver of Subrogation. The parties hereto waive any and all rights of recovery against the other, and in the case of Landlord, against all Tenant Parties, and in the case of Tenant, against all Landlord Parties, for loss of or damage to the property of the waiving party to the extent such loss or damage is insured against under any insurance policy carried by Landlord or Tenant, or which would have been so insured had the other party carried the insurance it was required to hereunder. In addition, the parties hereto shall procure an appropriate clause in, or endorsement on, any fire or extended coverage insurance policy covering the Premises, the Building and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery and subject to obtaining such clauses or endorsements of waiver of subrogation or consent to a waiver of right of recovery, hereby agree not to make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such fire and extended coverage insurance; provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by and coextensive with the terms and provisions of the waiver of subrogation clause or endorsement or clauses or endorsements consenting to a waiver of right of recovery. In the event that either Landlord or Tenant shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, Landlord or Tenant, as the case may be, shall be named as an additional insured. Tenant acknowledges that Landlord shall not carry insurance on and shall not be responsible for damage to, Tenant’s Alterations (if any) or Tenant’s Property, and that Landlord shall not carry insurance against, or be responsible for, any loss suffered by Tenant due to, interruption of Tenant’s business.

Section 11.8 Additional Named Insureds. All insurance carried by Tenant pursuant to this Article 11 shall name Tenant as the insured and Landlord, Landlord’s managing agent, the New York State Development Corporation, The City of New York, New York City Economic Development Corporation, the New York City Transit Authority, the Metropolitan Transportation Authority and any Superior Lessors, any Mortgagees (whose names shall have been furnished to Tenant), and such other Persons as Landlord may reasonably request from time to time as additional insureds or loss payees, to the extent such Person has an insurable interest. Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent or any Superior Lessors or Mortgagees named as additional insureds. Any insurance required to be maintained by Tenant under this Article 11 may be carried under blanket insurance policies covering the Premises and other properties owned or leased by Tenant or Tenant’s Affiliates, so long as such policies comply with this Article 11. Such policies shall specify that the portion of the total coverage of such policy that is allocated to the Premises is in the amounts required pursuant to this Article 11, without co-insurance, and shall provide that the amount of coverage afforded thereunder with respect to the Premises shall not be reduced by claims thereunder against such other properties. Upon request, Tenant shall deliver to Landlord a certificate of Tenant’s insurer evidencing the portion of such blanket insurance allocated to the Premises.

Section 11.9 Landlord’s Insurance. Landlord agrees to maintain (i) insurance against loss or damage to the Building by fire and such other risks and hazards as are insurable under then available forms of “all risk” insurance policies with extended coverage in New York State as are available at commercially reasonable rates, and (ii) a policy of commercial general liability insurance with minimum limits of liability in amounts comparable to insurance maintained by other prudent landlords of First Class Times Square Office Buildings.

ARTICLE 12

DESTRUCTION OF THE PREMISES; PROPERTY LOSS OR DAMAGE

Section 12.1 Tenant shall give prompt notice to Landlord in case of fire or other casualty in the Premises. If (a) a Major Casualty shall occur or (b) Landlord shall reasonably determine that any Superior Lessor or Mortgagee will not permit Landlord to apply the net proceeds of Landlord’s insurance to the restoration of the Building or the Premises (provided that the inclusion of such provisions pursuant to which a Superior Lessor or Mortgagee will not permit restoration was customary at the time such Superior Lease or Mortgage was entered into), then and in any such event Landlord shall notify Tenant of such determination and shall have the right to terminate this Lease by notice to Tenant given within ninety (90) days of the occurrence of such fire or other casualty; provided that in any such case Landlord terminates leases the RSF of which is equal to seventy-five percent (75%) or more of the Building. In addition, if either (y) the Premises shall be totally or substantially damaged or rendered wholly or substantially untenantable (whether or not any other portions of the Building shall be damaged) or (z) the Building shall be substantially damaged, so that Tenant’s access to and use and enjoyment of the

Premises shall be rendered substantially impossible or materially impeded, whether or not the Premises shall be damaged, and in case of either (y) or (z) a reputable independent third-party engineer, architect or contractor retained by Landlord reasonably determines, promptly following such casualty, that the same cannot reasonably be expected to be restored or rendered tenantable under a normal working schedule within a period of eighteen (18) months after the occurrence of such damage or destruction, then Landlord shall promptly notify Tenant of such fact, and within sixty (60) days thereafter Tenant may terminate this Lease by notice to Landlord. If during the last twenty (20) months of the Term (including any exercised renewal or extension thereof), the Building or the Premises shall be damaged by fire or casualty and if such fire or casualty damage, whether to the Premises or the Building, cannot, in Landlord’s reasonable determination, be expected to be repaired or restored within two hundred seventy (270) days from the time that repair or restoration work would commence or prior to the Expiration Date, whichever first occurs, then Landlord shall promptly notify Tenant of such fact, and within thirty (30) days thereafter Landlord or Tenant shall have the right to terminate this Lease. If either Landlord or Tenant shall give notice of termination pursuant to this Section 12.1, the Term shall expire by lapse of time upon the date which is thirty (30) days after such notice is given and Tenant shall vacate the Premises and surrender the same to Landlord. If Landlord or Tenant terminates this Lease pursuant to this Section 12.1, Tenant shall not be required to remove any Non-Standard Alterations and Landlord shall have no claim upon Tenant’s insurance covering any leasehold improvements which Tenant is required to insure pursuant to this Lease. Upon the termination of this Lease under the conditions provided for in this Section 12.1, Tenant’s liability for rent and all other obligations hereunder (except to the extent expressly stated to survive) shall cease as of the date of such termination, subject, however, to abatement thereof between the date of such casualty and the date of such termination pursuant to Section 12.3 below. Tenant hereby expressly waives the provisions of Section 227 of the Real Property Law or any like law which may hereafter be enacted and agrees that the foregoing provisions of this Article 12 shall govern and control in lieu thereof, this Article 12 being an express agreement governing any case of damage or destruction of the Premises by fire or other casualty.

Section 12.2 (a) If the Premises or the Building shall be damaged by fire or other casualty and this Lease is not terminated pursuant to Section 12.1, the damage (1) to the Building shall be repaired by and at the expense of Landlord so that (x) access to the Premises and (y) the common areas of the Building serving the Premises shall be substantially the same as prior to the damage, (2) to the Premises shall be repaired (i) by Landlord as to the core, shell, floors, roof, curtain wall, windows, Building Systems and other structural elements of the Building located in the Premises, and (ii) by Tenant as to all other elements of the Premises, including Tenant’s Alterations and Tenant’s Property, and (3) to the Building Systems shall be repaired by Landlord up to and including the point of delivery to each floor of the Premises (as to Landlord’s obligations, substantially in the same manner and substantially to the same degree (to the extent practicable) as Landlord shall have initially performed such work) (the work to be performed pursuant to the foregoing clauses (1), (2)(i) and (3) is referred to collectively as the “Base Building Restoration”). Notwithstanding the foregoing, Landlord shall not be obligated to expend for such repairs and restoration any amount in excess of the net insurance proceeds made available to Landlord (plus any deductible) after deduction therefrom of Landlord’s expenses in obtaining such proceeds and any amounts applied by any Superior Lessor or Mortgagee to obligations other than restoration of the Building. Landlord shall commence such repairs as promptly as practicable after the occurrence of the casualty, and shall prosecute such repairs in a commercially reasonable and diligent manner to completion. In no event shall Landlord be obligated to repair or restore Tenant’s Work, other Alterations, Tenant’s Property or paneling or other finishes, carpeting or wall coverings.

(b) Where Landlord is obligated or otherwise elects to effect restoration of the Premises, unless such restoration is completed within eighteen (18) months from the date of the casualty, or within the two hundred seventy (270) day period applicable during the last twenty (20) months of the Term (each such period to be subject, however, to extension by one day for each day of Unavoidable Delay (but in no event beyond twenty-four (24) months from the date of the casualty, or during the last twenty (20) months of the Term, three hundred and thirty (330) days from the date of the casualty)), Tenant shall have the right to terminate this Lease within sixty (60) days after the expiration of such eighteen (18) month period or two hundred seventy (270) day period (as each such period may be extended as provided above), as applicable, but prior to the time that the restoration is substantially completed, such termination to take effect as of the thirtieth (30th) day after such notice is given, with the same force and effect as if such date were the date originally established as the Expiration Date hereof unless, prior to the earlier to occur of (x) the expiration of such sixty (60) day period and (y) the date Tenant delivers such notice to Landlord, such restoration is substantially completed, in which case Tenant’s notice of termination shall be of no force and effect and this Lease and the Term shall continue in full force and effect. In the event that Tenant’s right to terminate this Lease in accordance with the terms of this Section 12.2(b) shall have accrued, and Tenant fails to exercise such right within such sixty (60) day period after such right shall have first accrued, then Tenant shall not be able to exercise such right for a period of ninety (90) days after Tenant’s right first accrued, and then only if, at such time, the conditions for such exercise shall continue to exist. If Tenant shall not have exercised Tenant’s termination right within the time periods aforesaid, Tenant shall have no further right to exercise such termination right thereafter.

Section 12.3 If the Premises or the Building shall be damaged by fire or other casualty such that Tenant is unable to and does not conduct its business in the Premises, until this Lease is terminated pursuant to Section 12.1, Section 12.2(b) or Section 12.4 or, if this Lease is not so terminated, until (a) the expiration of such time as is reasonably required for Tenant to restore Tenant’s Alterations (but in no event more than one hundred eighty (180) days after Landlord’s restoration work has been completed pursuant to Section 12.2) or (b) the date Tenant completes restoration of Tenant’s Alterations, whichever of (a) or (b) is earlier (and in either case until Landlord has substantially restored the means of access and egress to and from the Premises and the Building), Fixed Rent, Tenant’s Tax Payment and Tenant’s Operating Payment and all other Additional Rent (except to the extent such portion of the Premises continues at Tenant’s request to receive certain services from Landlord, with respect to which services Tenant shall continue to pay the Additional Rent payable in respect thereof) shall be equitably abated. Landlord shall proceed with reasonable diligence to effect restoration in a workerlike manner, provided that, notwithstanding anything to the contrary contained herein, no damages, compensation or claims shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building. If rent abates in respect of all or any portion of the Premises and Tenant reoccupies the Premises or such portion thereof, or any part thereof, for the ordinary conduct of Tenant’s business operations during the period in which restoration work is taking place and prior to the date that the same is made completely tenantable, Rent allocated to the space so reoccupied shall be payable, and Tenant’s Tax Payment and Tenant’s Operating Payment shall increase by the portion thereof allocable to such space, from the date which is five (5) Business Days after notice from Landlord that such space is ready for reoccupancy for the ordinary conduct of Tenant’s business. Notwithstanding anything in this Section 12.3 to the contrary, if Landlord shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) payable by reason of any damage to the Building or the Premises under Landlord’s insurance policies by reason of any action or inaction by Tenant or failure by Tenant to comply with any of the provisions of this Lease (including without limitation Section 8.2 and Section 11.4 hereof), then without prejudice to any other remedy which may be available against Tenant, the abatement of rent provided for in this Section 12.3 shall not be effective to the extent of the uncollected insurance proceeds, and the amount of any abatement theretofore taken by Tenant shall be immediately payable to Landlord on demand. Nothing contained in this Section 12.3 is intended to contravene the provisions of Section 11.6 hereof. Notwithstanding the foregoing, if the foregoing Rent abatement occurs for any period prior to the Rent Commencement Date, (the “Carryover Period”), then Fixed Rent, Tenant’s Tax Payment and Tenant’s Operating Payment and all other Additional Rent (except to the extent such portion of the Premises continues at Tenant’s request to receive certain services from Landlord, with respect to which services Tenant shall continue to pay the Additional Rent payable in respect thereof) shall be equitably abated from and after the Rent Commencement Date for such number of days as are contained in the Carryover Period.

Section 12.4 Notwithstanding anything to the contrary contained in this Lease, if (a) the Building or the Premises shall be substantially damaged by fire or other casualty as the result of a risk not covered by casualty insurance maintained or required to be maintained by Landlord and (b) the repair and restoration of the Building and/or the Premises would require Landlord to incur costs and expenses which exceed an amount equal to Thirty Million Dollars ($30,000,000) in the aggregate (as reasonably determined, promptly following such fire or other casualty, by a reputable independent third-party engineer, architect or contractor retained by Landlord), then Landlord may, at its election, terminate this Lease by notice to Tenant given within sixty (60) days after such fire or other casualty. Landlord agrees that Landlord’s right to terminate this Lease as provided herein shall be exercised in good faith, without discrimination, and shall not be exercised unless Landlord exercises a similar termination right with respect to at least seventy-five percent (75%) of the RSF leased to office tenants. If Landlord shall give such notice, then this Lease shall terminate as of the thirtieth (30th) day after the date of such notice with the same force and effect as if such date were the date originally established as the Expiration Date hereof.

ARTICLE 13

EMINENT DOMAIN

Section 13.1 Landlord agrees to give Tenant prompt notice of any taking affecting all or any part of the Building. If the whole of the Building or of the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose (other than for temporary use or occupancy), the Term shall forthwith cease and terminate as of the date of vesting of title by reason of such taking (which date is hereinafter referred to as the “date of the taking”), and Rent shall be apportioned as of such date. If such portion of the Building shall be so taken so that substantial structural alterations or reconstruction of the Building shall be necessary as a result of such taking (whether or not the Premises be affected or if access to the Premises and/or the Building is materially and adversely affected), which alterations or reconstruction Landlord determines will take at least one hundred eighty (180) days to complete, then either Tenant or Landlord may, at its option, terminate this Lease and the Term and estate hereby granted as of the date of such vesting of title by notifying the other party in writing of such termination within sixty (60) days following the date of the taking.

Section 13.2 If any part, but less than all, of the Premises shall be so taken and this Lease shall not be terminated pursuant to Section 13.1, then the part so taken shall no longer constitute part of the Premises but this Lease shall otherwise remain unaffected by such taking; provided, however, that Tenant may elect to terminate the Term in the event of:

(i) a taking of more than ten percent (10%) of the total rentable area of the Premises, or

(ii) a taking that has a material adverse effect on Tenant’s access to the Building or the Premises, if Landlord determines that it will be unable to provide or in fact fails to provide reasonable adequate alternative access to the Building and the Premises within one hundred eighty (180) days thereafter, by giving notice of such election to Landlord not later than sixty (60) days after Tenant’s receipt from Landlord of notice of such taking (describing the nature and extent of such taking) or the date of such taking, whichever first occurs, or not later than sixty (60) days after such one hundred eightieth (180th) day, as the case may be. If notice of termination of this Lease shall be given pursuant to this Section 13.2, then upon such date as may be specified by Tenant by notice to Landlord, which date shall be not earlier than thirty (30) and not later than sixty (60) days after the date of Tenant’s notice, the Term shall terminate as of the date specified in such notice and Rent shall be apportioned as of such date of termination. Upon a partial taking and this Lease continuing in force as to any part of the Premises:

(a) Fixed Rent, Tenant’s Tax Payment and Tenant’s Operating Payment shall be equitably reduced for the remainder of the Term, according to the nature and extent of the loss of use of the Premises suffered by Tenant; and

(b) Landlord shall, at its expense, restore with reasonable diligence the remaining portions of the Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking; provided, however, that Landlord shall not be obligated to expend for such restoration and for restoration of the remainder of the Building any amount in excess of the net condemnation proceeds actually received by Landlord, after deduction therefrom of Landlord’s expenses in obtaining such proceeds and any amounts applied by any Superior Lessor or Mortgagee to obligations other than restoration of the Building. Proceeds of any award applied by any Mortgagee to reduction of the indebtedness secured thereby or retained by any Superior Lessor as compensation for the taking shall not be deemed to have been received by Landlord.

Section 13.3 In the event of any condemnation or taking hereinabove mentioned of all or a part of the Building (whether or not the Premises be affected) Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. The foregoing, however, shall not be deemed to preclude Tenant from recovering a separate award for Tenant’s moving expenses and Tenant’s Property and the value of Tenant’s Alterations paid for by Tenant, but only provided that such award does not reduce and is not payable out of the amount for the Land and the Building.

Section 13.4 If all or any part of the Premises shall be taken for a limited period, Tenant shall be entitled, except as hereinafter set forth, to that portion of the award for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant’s Property and for moving expenses, and Landlord shall be entitled to that portion which represents reimbursement for the cost of restoration of the Premises. This Lease shall remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations under this Lease and shall continue to pay in full all Rent when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use and occupancy of the Premises shall be apportioned between Landlord and Tenant as of the Expiration Date.

ARTICLE 14

ASSIGNMENT, SUBLETTING, MORTGAGE, ETC.

Section 14.1 Except as otherwise expressly provided herein, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors, subtenants and assigns, expressly covenants that it shall not assign, mortgage, pledge, encumber, or otherwise transfer this Lease (other than for Tenant’s encumbrance of Tenant’s Property which shall be subject to the provisions of Section 14.13 hereof), nor sublet (nor underlet), nor suffer, nor permit, nor license the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise), without the prior written consent of Landlord in each instance and any such assignment, mortgage, pledge, encumbrance, transfer, sublet, underlet, license or use, whether occurring voluntarily, by operation of law or otherwise, shall be and hereby is expressly prohibited. For the purpose of this Article 14, an “assignment” shall be deemed to include (i) a sale of all or substantially all of Tenant’s assets, (ii) a transfer of the Premises for the remainder of or substantially all of the remainder of the Term, (iii) the merger or consolidation of Tenant into or with any other Person, (iv) the acquisition by a Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than fifty percent (50%) of the aggregate votes entitled to be cast at a meeting for the election of directors of Tenant, (v) one or more sales or transfers of stock, partnership interests or membership interests of Tenant, by operation of law or otherwise, or the issuance of new stock or other equity interests in Tenant, as a result of which an aggregate of more than fifty percent (50%) of Tenant’s stock, partnership interests or membership interests shall be vested in a Person or “group” (as defined above), and (vi) the acquisition by a Person or “group” (as defined above) of shares representing more than fifty percent (50%) of the aggregate votes entitled to be cast at a meeting for the election of directors of Tenant. If, except as otherwise specifically permitted herein, whether by operation of law or otherwise this Lease is assigned, or the Premises or any part thereof are sublet or occupied by any Person other than Tenant, or this Lease or the Premises are encumbered without Landlord’s consent, then Landlord may, after default by Tenant beyond applicable grace or notice periods, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to Rent, but no assignment, subletting, occupancy or collection shall be deemed a waiver by Landlord of the provisions hereof, the acceptance by Landlord of the assignee, subtenant or occupant as a tenant, or a release by Landlord of Tenant from the further performance by Tenant of its obligations under this Lease, and Tenant shall remain fully liable therefor. The consent by Landlord to any assignment or subletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting. Except to the extent expressly provided in Section 14.14 hereof, in no event shall any permitted subtenant assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others. Notwithstanding anything to the contrary contained herein, Tenant may not sublease less than 100% of Fifth Floor Space. Any assignment, sublease, mortgage, pledge, encumbrance, underlet, license or transfer in contravention of the provisions of this Article 14 shall be void and shall constitute a default hereunder. The limitations set forth in this Section 14.1 shall be deemed to apply to subtenant(s), assignee(s) and guarantor(s) of this Lease.

Section 14.2 (a) Anything in the foregoing Section 14.1 to the contrary notwithstanding, transactions with an entity (i) into or with which Tenant is merged or consolidated, or (ii) to which substantially all of Tenant’s assets are transferred as a going concern (“Permitted Transferees”), shall not be deemed to be an assignment or subletting within the meaning of this Article 14 and shall not require Landlord’s consent; provided that, in the event of any of such transfers (whether effectuated through a single transaction or a series of transactions):

(A) if such successor does not have (1) a tangible net worth, determined in accordance with GAAP consistently applied, equal to or greater than Four Hundred Million Dollars ($400,000,000), as such amount shall be increased on the fifth (5th) anniversary of the Commencement Date and every five (5) years thereafter by an amount equal to ten percent (10%) of the then amount, and (2) a net income for the immediately preceding year equal to or greater than Sixty Million Dollars ($60,000,000), as such amount shall be increased annually on January 1st of each year during the Term by the CPI Fraction (the tests set forth in clauses (1) and (2) above, collectively, the “Net Worth/Net Income Test”), then on or prior to the date of such transaction such successor shall furnish a Letter of Credit to Landlord in accordance with the terms of Article 30 hereof, which Letter of Credit shall be in an amount equal to the Security Deposit;

(B) at least ten (10) days prior to the effective date of any such transaction, Tenant shall furnish proof reasonably satisfactory to Landlord that Tenant shall meet the Net Worth/Net Income Test upon the effectiveness of such transaction, or otherwise post a Letter of Credit pursuant to Article 30 hereof;

(C) such successor shall be of good reputation, and engaged in a business or activity which is in keeping with the standards of the Building for office tenants and which is a Permitted Use in accordance with the provisions of Article 2 hereof;

(D) such successor agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting, except to the extent otherwise contained herein;

(E) in no event shall Tenant be released from its obligations under this Lease;

(F) any such transfer or transaction is for a legitimate, regular business purpose of Tenant other than a transfer of Tenant’s interest in this Lease or avoiding the obligations under this Lease, including Section 14.9;

(G) a duplicate original of such assignment or sublease, if any, shall be delivered to Landlord; and

(H) Tenant shall reimburse Landlord on demand for any reasonable out-of-pocket costs and expenses, including, without limitation, reasonable legal costs, incurred by Landlord in connection with such transaction.

Notwithstanding the foregoing, a sale of all or substantially all of Tenant’s assets that does not include this Lease or Tenant’s operations in the Premises shall be deemed to be an assignment for purposes of this Article 14 and shall be subject to Section 14.1. For purposes of this paragraph, a “sale of all or substantially all of Tenant’s assets” shall be deemed to include the transfer of all or substantially all of the stock or assets of AnnTaylor, Inc. to any entity other than another wholly-owned subsidiary of Tenant; provided that upon any such transfer of such stock or assets, the provisions of this sentence shall apply to such wholly-owned subsidiary.

(b) Anything in the foregoing Section 14.1 to the contrary notwithstanding, an assignment or subletting to an Affiliate shall not require the consent of Landlord or be subject to the provisions of Sections 14.2 through Section 14.7 or Section 14.9 hereof; provided that (i) the assignee or subtenant agrees directly with the Landlord, by written instrument in form reasonably satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder (except that in case of a sublease, such obligations shall be limited to the rent and additional rent payable thereunder and to those obligations under this Lease that apply to the portion of the Premises being sublet), (ii) in no event shall Tenant be released from its obligations under this Lease, (iii) any such transfer or transaction is for a legitimate, business purpose of Tenant and not principally for the purpose of effectuating a transfer of Tenant’s interest in this Lease, (iv) appropriate evidence that such Person is an Affiliate is delivered to Landlord, (v) the successor to Tenant shall be of good reputation, and engaged in a business or activity which is in keeping with the standards of the Building and which is a Permitted Use in accordance with the provisions of Article 2 hereof, and (vi) Tenant shall reimburse Landlord on demand for any reasonable out-of-pocket costs and expenses, including, without limitation, reasonable legal costs, incurred by Landlord in connection with such transaction.

(c) If any Person to whom Tenant shall have assigned this Lease or sublet all or any portion of the Premises pursuant to and in accordance with this Section 14.2 shall thereafter cease to be an Affiliate of Tenant, then the continuation of such Person’s tenancy or subtenancy, as applicable, after the date such Person shall cease to be an Affiliate of Tenant, shall be subject to Landlord’s consent pursuant to Section 14.6. In the event Tenant shall assign this Lease or sublet all or any part of the Premises to an Affiliate of Tenant in accordance with Section 14.2(b) and this Section 14.2(c), the parties agree that if such Affiliate desires to assign this Lease or sublet all or any part of the Premises to a Person other than an Affiliate of Tenant, then the provisions of this Article 14 shall apply with respect thereto and for purposes of calculating profits, Sections 14.9(a)(i) and (ii) shall apply, but the sums to be paid to Landlord shall be calculated as if the sublet or assignment to an Affiliate of Tenant had not occurred and the sublease and assignment were made directly by Tenant.

Section 14.3 (a) Offer Notices. Prior to subletting all or any part of the Premises or assigning this Lease within the meaning of this Article 14 (other than to Permitted Transferees or Affiliates) and provided that there exists no monetary Event of Default, Tenant shall submit to Landlord a notice (any such notice being hereinafter called an “Offer Notice”), which may or may not be based upon a bona fide written offer from an independent third party or such third party’s broker. If Tenant shall have received and negotiated a bona fide written offer from an independent third party or such third party’s broker, the Offer Notice shall contain the information set forth in clauses (i), (ii), (iii), (iv) and (v) below. If Tenant shall not have received and negotiated a bona fide written offer from an independent third party or such third party’s broker, the Offer Notice shall contain the information set forth in clauses (ii), (iii), (iv) and (v) below.

(i) the name and address of the proposed subtenant or assignee and a brief description of such Person’s business, such Person’s proposed use of the Premises or applicable portion thereof, current financial information in respect of such Person (including, without limitation, its most recent balance sheet and income statement certified by its chief financial officer or a certified public accountant, Landlord agreeing to hold any such financial information in confidence and make no disclosure thereof except to Landlord’s accountants and attorneys, a Mortgagee or Superior Lessor, and otherwise as required by law), the identity of any broker entitled to a commission in respect of such subletting or assignment and the commission, if any, payable to such broker, and any other information reasonably requested by Landlord;

(ii) a description of all of the material economic terms and conditions of the proposed subletting or assignment (including, without limitation, with respect to a subletting, a description of the portion of the Premises proposed to be sublet, the proposed fixed rent, additional rent, base amounts or years, if any, free rent and other concessions, if any, the term, the party responsible for the cost of physical separation and end of term restoration, and other similar, material proposed terms and conditions), all of which Tenant shall certify to Landlord as being the actual proposed terms of such subletting or assignment) setting forth all consideration to be received by Tenant for or in connection with such subletting or assignment (including, without limitation, any payment to be made for Tenant’s Property or leasehold improvements) and the terms of payment therefor. A writing containing all of the information required by this clause (ii) submitted by an independent third party (or such party’s authorized real estate broker) shall be deemed to be a bona fide offer for purposes hereof even if it shall state in substance that no legally binding agreement will in any event be deemed to exist unless and until Tenant and such third party shall have executed a sublease or assignment instrument, as the case may be. The effective date of the proposed sublease or assignment shall be at least thirty (30) days but not more than one hundred eighty (180) days after the date of the giving of such notice, and the offer shall be conditioned on Landlord’s consent thereto and shall comply with the provisions of Section 14.6;

(iii) the Transaction Expenses (reasonably estimated, if necessary);

(iv) executed copies of all other agreements, if any, relating to the proposed assignment or sublease and, if not fully disclosed by such agreements, a statement of all consideration to be received by Tenant for or in connection with such assignment or sublease (including, without limitation, any payment to be made for Tenant’s Property or leasehold improvements) and the terms of payment therefor; and

(v) if Tenant shall desire to sublease the floor on which Tenant has installed a supplementary tap in accordance with Section 10.2(c) hereof, Tenant shall indicate in the applicable Offer Notice that such tap has been installed on such floor.

(b) Preliminary Approval. Subject to Landlord’s recapture right under Section 14.5 hereof, and subject to Landlord’s final approval under Section 14.6 hereof, as applicable, if the Offer Notice is based upon a bona fide written offer from an independent third party or such third party’s broker and contains the information required by Section 14.3(a) above and shall set forth in bold capital letters the following statement: “IF LANDLORD FAILS TO RESPOND WITHIN THIRTY (30) DAYS AFTER RECEIPT OF THIS NOTICE, LANDLORD SHALL BE DEEMED TO HAVE APPROVED THE IDENTITY OF THE PROPOSED SUBTENANT OR ASSIGNEE DESCRIBED IN THE OFFER NOTICE ENCLOSED HEREWITH”, then Landlord shall, within thirty (30) days after receipt of such Offer Notice, approve or disapprove the identity of the proposed subtenant or assignee, which approval shall not be unreasonably withheld provided that the conditions of Section 14.6 shall be satisfied. In the event that Landlord fails to approve or disapprove the identity of the proposed subtenant or assignee within said thirty (30) day period, then such proposed subtenant or assignee (as applicable) shall be deemed to be approved by Landlord, provided that the provisions of this Article 14 are otherwise complied with.

Section 14.4 Intentionally Omitted.

Section 14.5 Landlord’s Right to Terminate. Upon receipt of any Offer Notice in which Tenant proposes to assign this Lease, or in which Tenant proposes to sublet (provided that Tenant is permitted to assign or sublet such space pursuant to the terms hereof) all or any portion of the Premises (other than to an Affiliate of Tenant or a Permitted Transferee) for a term that is equal to ninety percent (90%) or more of the remaining Term, then and in such events Landlord shall have the right, exercisable by notice to Tenant given within thirty (30) days after Landlord receives Tenant’s Offer Notice and, in addition to the other rights granted Landlord under this Article 14, (i) in the case of an assignment or a subletting of all the Premises for the entire remaining Term, to terminate this Lease, in which event this Lease shall terminate on the date indicated in Tenant’s Offer Notice for the effective date of the assignment or the commencement of the sublease, as applicable, with the same force and effect as if the termination date fixed in Landlord’s notice were the date originally fixed in this Lease as the Expiration Date, or (ii) in the case of a subletting of all or any portion of the Premises for the entire or substantially the entire remaining Term, to terminate this Lease with respect to the space proposed by Tenant to be sublet, as of the date indicated in Tenant’s Offer Notice for the effective date of such assignment or the commencement of the sublease, as applicable, such space shall no longer be part of the Premises or covered by this Lease and the RSF of the Premises, the Fixed Rent, Tenant’s Share of Taxes, Tenant’s Share of Operating Expenses and the Theater Surcharge Payment shall be appropriately reduced. Time shall be of the essence with respect to the exercise by Landlord of its rights under this Section 14.5. In the event that Landlord exercises its right to terminate this Lease under clause (i) or (ii) above with respect to (A) the Initial Premises or any portion thereof, then Landlord shall pay to Tenant within thirty (30) days after the effective date of such termination, the then unamortized costs (directly related to the space with respect to which this Lease is being terminated) expended by Tenant (i.e., exclusive of Landlord’s Contribution) for Tenant’s Initial Alterations or other Alterations, the aggregate cost of which shall be deemed to be equal to Thirty Dollars ($30) per RSF of the portion(s) of the Initial Premises with respect to which this Lease is being so terminated; provided, however, that in the event that Tenant shall not have substantially completed all work related to Tenant’s Initial Alterations or other Alterations, then such cost shall be deemed to be equal to the lesser of (x) Thirty Dollars ($30) per RSF of the portion(s) of the Initial Premises with respect to which this Lease is being so terminated or (y) the aggregate costs actually expended by Tenant (directly related to such space) for such Tenant’s Initial Alterations or other Alterations or (B) the First Available Expansion Space or any portion thereof (if Tenant has validly exercised the First Expansion Option under Section 34.1 hereof), then Landlord shall pay to Tenant within thirty (30) days after the effective date of such termination, the then unamortized costs (directly related to the space with respect to which this Lease is being terminated) expended by Tenant (i.e., exclusive of any payment or contribution by Landlord with respect thereto) for Tenant’s Alterations, the aggregate cost of which shall be deemed to be equal to Fifteen Dollars ($15) per RSF of the portion(s) of the First Available Expansion Space with respect to which this Lease is being so terminated; provided, however, that in the event that Tenant shall not have substantially completed all work related to such Alterations, then such cost shall be deemed to be equal to the lesser of (x) Fifteen Dollars ($15) per RSF of the portion(s) of the First Available Expansion Space with respect to which this Lease is being so terminated or (y) the aggregate costs actually expended by Tenant (directly related to such space) for such Alterations. Landlord and Tenant hereby agree that the deemed amount under (I) clause (A) above shall be deemed to be amortized on a straight-line basis over ten (10) years commencing on the Rent Commencement Date and (II) clause (B) above shall be deemed to be amortized on a straight-line basis over seven (7) years commencing on the rent commencement date of the First Available Expansion Space.

Section 14.6 (a) If Landlord does not exercise the recapture option granted to Landlord pursuant to Section 14.5 hereof (with respect to any assignment or subletting which is the subject of an Offer Notice, to the extent applicable) and provided that no monetary Event of Default shall have occurred and be continuing under this Lease as of the time Landlord’s consent is requested by Tenant or at the effective date of any such subletting or assignment, Landlord agrees not to unreasonably withhold or delay its consent (which must be in writing) to the proposed assignment or sublease (Landlord agreeing that it shall exercise its right to consent to any such assignment or subletting within the later of (i) the expiration of the Offer Period applicable to such assignment or subletting or (ii) the tenth (10th) Business Day after receipt of an executed copy of the proposed instrument of assignment or sublease (and all other agreements, if any, related to the proposed assignment or sublease)), provided, however, the sublease or assignment must be entered into within eight (8) months of Landlord’s receipt of the Offer Notice with respect thereto, upon expiration of which Tenant shall deliver a fresh Offer Notice to Landlord and Landlord’s options under this Article 14 (with respect to any assignment or subletting which is the subject of an Offer Notice, to the extent applicable) shall be reinstated with respect thereto, and provided further, that the terms of the assignment or sublease, as the case may be, substantially conform to the terms of the Offer Notice and that:

(i) Tenant shall have complied with the provisions of Section 14.3 hereof and Landlord shall not have exercised its right of recapture under Section 14.5 hereof within the time permitted therefor;

(ii) The proposed assignee or subtenant is engaged in a business or activity, and the Premises, or the relevant part thereof, will be used in a manner, which (A) is in keeping with the then standards of the Building, reasonably applied, (B) in the case of any assignee or Special Subtenant, is limited to executive, administrative and general offices and such incidental ancillary uses as are permitted under this Lease (subject to the provisions and limitations set forth in Article 2 hereof) and (C) in the case of any subtenant which is not a Special Subtenant, is limited to general executive, administrative and general offices and such other uses that are reasonably approved by Landlord or otherwise permitted to such assignee or subtenant in this Lease;

(iii) The proposed assignee or subtenant is of good reputation with sufficient financial worth to meet its obligations under this Lease or the sublease, as the case may be, and Landlord has been furnished with reasonable evidence of such financial worth;

(iv) So long as comparable space is available in the Building, the proposed assignee or subtenant shall not then be (i) a tenant, subtenant or assignee of any space in the Building or (ii) a Person with whom Landlord is then actively negotiating to lease space in the Building. The term “comparable space” as used herein shall mean any space in the Building which is (A) reasonably expected to be available for lease within three (3) months before or after the effective date of the proposed sublease or assignment, (B) equivalent in size, plus or minus twenty-five percent (25%), of the RSF of the proposed sublease space or, in the case of a proposed assignment, the Premises, (C) available for an equivalent term, plus or minus twenty-five percent (25%), of the proposed term of the proposed sublease space or, in the case of a proposed assignment, the remaining Term and (D) is located in the same elevator bank in the Building (or a lower elevator bank) as the portion of the Premises Tenant proposes to assign or sublet, unless such tenant, subtenant or assignee is then leasing any space which is contiguous to the portion of the Premises proposed to be sublet, it being agreed that if the portion of the Premises proposed to be sublet is located in the Tenant Elevator Bank and such tenant, subtenant or assignee is then leasing space in the Midrise Elevator Bank, then any space located in the Highrise Elevator Bank shall not be deemed to be “comparable space”. In the case of any Person who is not then a tenant, subtenant or assignee of any space in the Building, the term “actively negotiating” shall mean that Landlord and/or such Person shall have exchanged a written proposal with respect to comparable space in the Building and shall proceed to negotiate a draft lease or sublease with respect to such comparable space within ninety (90) days after the expiration of the applicable Offer Period.

(v) The form of the proposed sublease or instrument of assignment and assumption shall be reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article 14, and Tenant shall have delivered a true and complete original, fully executed counterpart of such sublease or other instrument to Landlord promptly after the execution and delivery thereof; provided, that Landlord may not object to any provision in such sublease or instrument of assignment which is in substantial conformity (within the meaning of Section 14.6(c) or (d) hereof) with the corresponding provision set forth in the Offer Notice approved or deemed approved by Landlord in accordance with Section 14.3 hereof;

(vi) The economic and other material terms of any sublease or assignment shall substantially conform to those set forth in the applicable Offer Notice (within the meaning of Section 14.6(c) or (d) hereof);

(vii) Tenant and its proposed subtenant or assignee, as the case may be, shall execute and deliver to Landlord an agreement, substantially in Landlord’s then current form of consent agreement, setting forth the terms and conditions upon which Landlord shall have granted its consent to such assignment or subletting, and the agreement of Tenant and such subtenant or assignee, as the case may be, to be bound by the provisions of this Article 14;

(viii) Subject to Section 14.1(b), in no event shall there be more than (A) six (6) occupants (including Tenant) on any floor of the Premises (except for the Fifth Floor Space), (B) one (1) occupant (including Tenant) of the Fifth Floor Space or (C) twenty (20) occupants (including Tenant) in the aggregate in the Premises;

(ix) Tenant shall reimburse Landlord, as Additional Rent within thirty (30) days after demand, for (A) the actual third party out-of-pocket costs and expenses reasonably incurred by Landlord in connection with the assignment or sublease, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant and the cost of reviewing plans and specifications proposed to be made in connection therewith (provided that the nature and extent of such review shall not exceed that which Landlord would have the right to undertake had Tenant submitted such plans and specifications) and (B) Landlord’s reasonable legal fees and disbursements incurred in connection with the granting of any requested consent and the preparation of Landlord’s consent to the sublease or assignment;

(x) Tenant shall not have (A) advertised or publicized in any way the availability of the Premises (other than to brokers and through customary brokers’ flyers) without prior notice of and reasonable approval by Landlord, or (B) publicly advertised in any way the availability of the Premises at a rental rate less than the fixed rent and additional rent at which Landlord is then offering to lease comparable space in the Building for a comparable term;

(xi) The proposed occupancy shall not materially increase the office cleaning requirements, impose a material additional burden upon services to be supplied by Landlord to Tenant, or materially increase the burden on the elevators which service the Premises, in each case beyond that which is associated with normal office occupancy;

(xii) The proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of, New York State, or shall agree to consent thereto;

(xiii) Any sublease shall not cause this Lease to become a “Major Sublease” as such term is defined in Section 10.1(b)(v) of the Ground Lease, unless Tenant shall pay any Transaction Payment, as defined in Article 12 of the Ground Lease, and otherwise indemnify and hold harmless Landlord with respect to this Lease becoming a Major Sublease in accordance with Article 29 of this Lease; and

(xiv) No subletting shall be for a term of less than twelve (12) months.

Notwithstanding anything to the contrary contained herein, Landlord may not withhold its consent to any proposed assignment or sublease on the basis of the consideration or rent to be charged to the assignee or the subtenant thereunder.

(b) Each sublease pursuant to this Section 14.6 shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such sublease or any acceptance of Fixed Rent or Additional Rent by Landlord from any subtenant, Tenant will remain fully liable for the payment of the Fixed Rent and Additional Rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on Tenant’s part to be observed and performed, and for all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. If Landlord shall decline to give its consent, in accordance with the provisions of this Lease, to any proposed assignment or sublease, or if Landlord shall validly exercise its option under Section 14.5 hereof, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all losses, liabilities, damages, costs, and expenses (including reasonable attorneys’ fees and disbursements) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant arising from or in connection with such proposed assignment or subletting, or by any brokers or other Persons (with whom Tenant or its proposed assignee or subtenant may have dealt) claiming a commission or similar compensation in connection with the proposed assignment or sublease.

(c) For purposes of this Section 14.6, a sublease shall be deemed to substantially conform to the Offer Notice if (i) with respect to an Offer Notice which is based on a bona fide written offer from an independent third party or such third party’s broker, the identity of the subtenant is the same as set forth in the Offer Notice or is an Affiliate of such subtenant and (ii) in any event, in the case of any sublease with respect to which Landlord has a right of recapture under Section 14.5 hereof, the sublease is for substantially the same term proposed in such Offer Notice and for a Net Effective Rental (as hereinafter defined) of not less than ninety-five percent (95%) of the Net Effective Rental of the proposed sublease set forth in such Offer Notice, and on such other terms and conditions as are substantially the same as, but not substantially more favorable to the proposed sublessee than, those contained in such Offer Notice. The term “Net Effective Rental” shall mean for purposes of this Section 14.6(c), with respect to any proposed sublease of the space which was the subject of such Offer Notice, the net present value, determined as of the effective date of the proposed sublease, using a discount rate of eight and one-half percent (8.5%), of the aggregate of all rent and additional rent of any nature payable under the proposed sublease, discounted from the date such payment would have been made under the proposed sublease to the commencement date of the proposed sublease, after deducting therefrom the amount of all inducements (such as, by way of example only, work allowances, work letters or rent abatements) that are (or will be) granted by Tenant to such subtenant in respect thereof, discounted, using a discount rate of eight and one-half percent (8.5%), from the date that such inducements were to have been given under the proposed sublease to the commencement date of the proposed sublease.

(d) For purposes of this Section 14.6, an assignment shall be deemed to substantially conform to the Offer Notice if (i) the identity of the assignee is the same as set forth in the Offer Notice or is an Affiliate of such assignee and (ii) the assignment is for a Net Effective Rental (as hereinafter defined) of not less than ninety-five percent (95%) of the Net Effective Rental of the proposed assignment set forth in such Offer Notice, and on such other terms and conditions as are substantially the same as, but not substantially more favorable to the proposed assignee than, those contained in such Offer Notice. The term “Net Effective Rental” shall mean for purposes of this Section 14.6(d), with respect to any proposed assignment of this Lease as provided in such Offer Notice, the net present value, determined as of the effective date of the proposed assignment, using a discount rate of eight and one-half percent (8.5%), of the aggregate of all payments of any nature, discounted from the date such payment would have been made under the proposed assignment to the effective date of such assignment, after deducting therefrom the amount of all inducements (such as, by way of example only, work allowances, work letters or rent abatements) that are (or will be) granted by Tenant to such assignee in respect thereof, discounted, using a discount rate of eight and one-half percent (8.5%), from the date that such inducements were to have been given to the effective date of such assignment.

Section 14.7 (a) If Landlord grants its preliminary consent to a proposed assignment or subletting under Section 14.3(b) or if Landlord grants its final consent to a proposed assignment or subletting under Section 14.6 and such assignment or sublease does not become effective for any reason not caused by a default by Landlord under this Lease within eight (8) months after

Landlord’s receipt of the Offer Notice, or if such assignment or sublease is modified or amended prior to its becoming effective in such a manner as to no longer substantially conform to the Offer Notice provided in connection therewith, then and in any such event Landlord’s consent shall be deemed to have been withdrawn (subject to the terms of Section 14.7(b) hereof) and Tenant shall not have the right to assign this Lease or to sublease all or any portion of the Premises without once again complying with all of the provisions and conditions of this Article 14.

(b) In no event shall Tenant materially modify or amend any of the non-economic terms of any assignment or sublease to which Landlord has finally consented under Section 14.6 hereof without Landlord’s prior written consent which shall be given in accordance with said Section 14.6 (it being agreed, however, that Landlord’s right to consent under this Section 14.7(b) shall only apply to the terms of such proposed modification or amendment under this Section 14.7(b)). For purposes of this Section 14.7, the term “non-economic terms” shall be deemed to include, without limitation, any provision relating to a security deposit or letter of credit to be provided under the proposed assignment or sublease or the length of the term of the proposed sublease.

Section 14.8 With respect to each and every sublease authorized by Landlord under the provisions of this Lease:

(a) No sublease shall be for a term ending later than one day prior to the Expiration Date of this Lease;

(b) No sublease shall be delivered, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

(c) Except as otherwise provided herein, each sublease shall contain the condition and restriction that the sublease shall not be assigned, encumbered or otherwise transferred or the subleased premises further sublet by the sublessee in whole or in part, or any part thereof suffered or permitted by the sublessee to be used or occupied by others, without the prior written consent of Landlord in each instance; and

(d) Each sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate (subject to the provisions of Section 14.14), and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord as sublandlord under such sublease for the balance of the term and on all of the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to or liable for any credit, counterclaim, offset or defense, which theretofore accrued to such subtenant against Tenant, (iii) be bound by any rent which such subtenant might have paid for more than the current month to Tenant, (iv) be required to account for any security deposit other than the security deposit actually delivered to Landlord, (v) be liable for any brokerage commission payable in connection with such sublease or any renewal thereof, (vi) be bound by any amendment, modification or surrender of such sublease made without Landlord’s prior written consent other than modifications which do not increase Landlord’s non-monetary obligations under this Lease (except to a de minimis extent) or Landlord’s monetary obligations under this Lease (to any extent), decrease Tenant’s obligations or increase Tenant’s rights, (vii) be liable for any claim for damages of any kind whatsoever as the result of any breach by Tenant that occurred before the date of attornment, (viii) be bound by any obligation to restore the Building, such subtenant’s premises or property located therein in the event of a casualty or condemnation of the Building or such subtenant’s premises or any portion thereof except as required by this Lease, or (ix) be obligated to perform, or be liable for any payment to such subtenant of any sums or the granting to such subtenant of any credit in the nature of a contribution toward the cost of, any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Article 14. The provisions of this Article 14 shall be self-operative and no further instrument shall be required to give effect to this provision.

Section 14.9 (a) If Landlord shall consent (or be deemed to consent) to any assignment of this Lease or to any sublease, or if Tenant shall enter into any other assignment or sublease permitted hereunder (other than to an Affiliate of Tenant or a Permitted Transferee), Tenant shall, in consideration therefor, pay to Landlord, as Additional Rent the following amounts, after first deducting therefrom (but not below zero) Transaction Expenses (as hereinafter defined) incurred by Tenant in connection with such assignment or subletting:

(i) in the case of an assignment, an amount equal to fifty percent (50%) of all sums and other consideration payable to or for the benefit of Tenant by the assignee for or by reason of such assignment (including sums paid for Tenant’s Property, fixtures or leasehold improvements calculated as if such items were sold in an arms-length transaction and for services provided or to be provided to such assignee or to the space assigned in excess of the cost thereof).

(ii) in the case of a sublease, an amount equal to fifty percent (50%) of all rents, additional charges or other consideration payable to or for the benefit of Tenant under or by reason of the sublease in excess of the Fixed Rent and Additional Rent payable during the term of the sublease in respect of, and properly applicable to, the subleased space (at the rate per square foot payable by Tenant hereunder in respect of such space pursuant to the terms hereof (including sums paid for the sale or rental of Tenant’s Property, fixtures or leasehold improvements calculated as if such items were sold in an arms-length transaction and for services provided or to be provided to such subtenant or to the space subleased in excess of the cost thereof).

“Transaction Expenses” shall mean, collectively, to the extent actually paid by Tenant to unrelated third parties (or on an arm’s length basis to related parties), (A) the reasonable out-of-pocket costs and expenses incurred by Tenant in connection with the proposed sublease or assignment, such as real estate brokerage commissions, legal fees, architectural fees, and advertising fees, (B) free rent, rent concessions or rent abatements solely to the extent of any

Rent payable by Tenant to Landlord with respect to the portion of the Premises being sublet (or the whole of the Premises in the case of an assignment) for the portion of the Term during which any free rent or rent abatement period under the sublease occurs, (C) the cost of improvements, construction contributions or alterations made by Tenant expressly and solely for the purpose of preparing the space for such assignment or subletting (other than costs expended for Tenant’s Initial Alterations, other Alterations and furniture relating to the Initial Premises, which costs are provided for in clause (F) below), (D) any work allowance or other monetary concession actually paid to the assignee or subtenant, as the case may be, (E) advertising and other promotional expenses reasonably incurred by Tenant (and not theretofore included in Transaction Expenses) to solicit and attract potential subtenants and assignees, (F) solely in the case of the Initial Premises, the then unamortized costs (directly related to such space) expended by Tenant (i.e., exclusive of Landlord’s Contribution) for (1) Tenant’s Initial Alterations and other Alterations, the aggregate cost of which shall be deemed to be equal to Fifty-Five Dollars ($55) per RSF of the portion(s) of the Initial Premises being so sublet or assigned and (2) any furniture purchased by Tenant and paid for without any contribution from Landlord, the aggregate cost of which shall be deemed to be equal to Fifteen Dollars ($15) per RSF of the portion(s) of the Initial Premises being so sublet or assigned, but only to the extent such furniture is actually used by the applicable subtenant or assignee; provided, however, that in the event that Tenant shall not have substantially completed all work related to Tenant’s Initial Alterations or other Alterations or purchased such furniture, then such cost shall be deemed to be equal to the lesser of (x) Fifty-Five Dollars ($55) per RSF (in the case of Tenant’s Initial Alterations and other Alterations) or Fifteen Dollars ($15) per RSF (in the case of such furniture) of the portion(s) of the Initial Premises being so sublet or assigned or (y) the aggregate costs actually expended by Tenant (directly related to such space) for such Tenant’s Initial Alterations, other Alterations or such furniture, as the case may be (it being agreed that (i) in the case of Tenant’s Alterations and other Alterations, the applicable deemed amount set forth above shall be deemed to be amortized on a straight-line basis over eleven (11) years commencing on the Rent Commencement Date and (ii) in the case of such furniture, the applicable deemed amount set forth above shall be deemed to be amortized on a straight-line basis over five (5) years commencing on the Rent Commencement Date) and (G) in the event that Tenant validly exercises the First Expansion Option under Section 34.1 hereof, solely in the case of the First Available Expansion Space, the then unamortized costs (directly related to such space) expended by Tenant (i.e., exclusive of any contribution of Landlord) for Tenant’s Alterations, the aggregate cost of which shall be deemed to be equal to Twenty-Seven Dollars and Fifty Cents ($27.50) per RSF of the portion(s) of the First Available Expansion Space being so sublet or assigned; provided, however, that in the event that Tenant shall not have substantially completed all work related to such Alterations, then such cost shall be deemed to be equal to the lesser of (x) Twenty-Seven Dollars and Fifty Cents ($27.50) per RSF of the portion(s) of the First Available Expansion Space being so sublet or assigned or (y) the aggregate costs actually expended by Tenant (directly related to such space) for such Alterations (it being agreed that the deemed amount set forth above shall be deemed to be amortized on a straight-line basis over seven (7) years commencing on the rent commencement date of the First Available Expansion Space). Notwithstanding anything contained herein to the contrary, in the event Tenant shall assign this Lease or sublet the Premises or any portion thereof prior to Tenant’s occupying the Premises, construction allowances and other out-of-pocket concessions shall only be includable as Transaction Expenses to the extent that such concessions exceed, on an RSF basis, the amount of construction allowances and concessions provided by Landlord to Tenant under this Lease.

The sums payable under this Section 14.9 shall be paid by Tenant to Landlord as Additional Rent as and when (and only to the extent) actually paid by the subtenant or assignee to Tenant.

Section 14.10 Intentionally Omitted.

Section 14.11 A material modification, material amendment or extension of a sublease shall be deemed to be a new sublease for the purposes of this Article 14 hereof, and a takeover agreement shall be deemed to be a transfer of this Lease for the purposes of this Article 14 hereof.

Section 14.12 Each permitted assignee or transferee shall assume and be deemed to have assumed the obligations of Tenant under this Lease to be performed, or arising or accruing, on and after the effective date of such assignment or transfer and shall be and remain liable jointly and severally with Tenant for the payment of Fixed Rent and Additional Rent, and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed for the remainder of the Term. Any assignment or transfer, whether made with Landlord’s consent pursuant to Section 14.1 hereof or without Landlord’s consent to the extent permitted under Sections 14.2 and 14.10 hereof, shall be made only if, and shall not be effective until, the assignee shall execute and deliver to Landlord an agreement in a form reasonably acceptable to Landlord whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed from and after the effective date of such assignment or transfer, and whereby the assignee shall agree that the provisions in Article 14 hereof shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers.

(a) The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord, or any grantee or assignee of Landlord by way of mortgage or otherwise, extending the time, or modifying any of the obligations of this Lease, or by any waiver or failure of Landlord, or any grantee or assignee of Landlord by way of mortgage or otherwise, to enforce any of the obligations of this Lease (provided, however, that Tenant’s obligations shall continue as if such agreement, stipulation or modification were not made).

(b) The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of Premises or to the use or occupancy thereof by others.

Section 14.13 Except as otherwise permitted under this Lease, Tenant covenants and agrees that no security agreement, whether by way of conditional bill of sale, chattel mortgage or instrument of similar import, shall be placed upon any improvement at the Premises which is affixed to the Real Property. Any of Tenant’s Property consisting of goods, machinery, equipment, appliances or other personal property located or installed by Tenant in the Premises may be purchased or acquired by Tenant subject to a chattel mortgage, conditional sale agreement or other title retention or security agreement (collectively, a “Security Agreement”), provided that (i) no such Security Agreement or Uniform Commercial Code filing statement shall be permitted to be filed as a lien against the Building and Real Property of which the Premises form a part, (ii) no lender shall have any right to remove Tenant’s Property from the Building without Landlord’s approval, which approval may be withheld in Landlord’s reasonable discretion and (iii) such Security Agreement shall provide that (x) prior to the removal of Tenant’s Property, such lender shall give reasonable prior written notice to Landlord of its intent to remove Tenant’s Property accompanied or promptly followed by a written statement setting forth the amount due under the Security Agreement, (y) the removal of Tenant’s Property shall be performed under the supervision of Landlord or its agent and in a manner reasonably satisfactory to them and that such lender shall repair any and all damage caused to the Premises by reason of such removal, and (z) Landlord shall have no liability to such lender in the event that Tenant’s Property shall not be removed by such lender prior to the Expiration Date, and such Tenant’s Property shall be deemed abandoned and shall be governed by the penultimate sentence of Section 4.4(a).

Section 14.14 (a) Landlord shall, within twenty (20) days after Tenant’s written request (which request shall be accompanied by an executed counterpart of the Eligible Sublease and such other information and certifications as Landlord may reasonably request in order to determine that the conditions of this Section 14.14 have been satisfied), deliver to Tenant and the subtenant under the Eligible Sublease (the “Eligible Subtenant”) a non-disturbance agreement in Landlord’s then current form, providing in substance that, as long as no default beyond any applicable notice and grace period exists on the part of such subtenant under such Eligible Sublease and subject to the satisfaction of the condition precedent set forth in clause (iii) below, Landlord will not name or join such subtenant as a party defendant or otherwise in any suit, action or proceeding to enforce any rights granted to Landlord under this Lease, the Eligible Subtenant shall attorn to Landlord and to the further effect that if this Lease shall terminate or be terminated by reason of Tenant’s default hereunder or by the rejection of this Lease pursuant to Title 11 U.S.C. §365 (any such termination being herein called an “Attornment Event”), then Landlord will recognize such subtenant as the direct tenant of Landlord on the terms and conditions of the Eligible Sublease, as the same will be deemed amended upon such Attornment Event as hereinafter provided (a “Landlord’s Non-Disturbance Agreement”). Following the subtenant’s execution and delivery of the Landlord’s Non-Disturbance Agreement, Landlord shall promptly execute and deliver a counterpart to the subtenant. Landlord’s reasonable third-party out-of-pocket costs and expenses in connection with the foregoing (including, without limitation, reasonable attorney’s fees) shall be paid, or caused to be paid, by Tenant. Landlord’s Non-Disturbance Agreement shall provide, inter alia, that, upon an Attornment Event:

(i) if applicable from time to time, the fixed rent and additional rent under the Eligible Sublease shall be increased (but not decreased) so that it is equal on a rentable square foot basis to the Fixed Rent and Additional Rent which would have been payable under this Lease with respect to the portion of the Premises demised under the Eligible Sublease had this Lease not been terminated;

(ii) the Eligible Sublease shall be deemed further amended such that the terms and provisions thereof shall be restated, to the extent necessary, if any, so that none of the provisions thereof shall be less favorable, in any respect, to Landlord than the provisions of this Lease (except that (A) the length of term (including renewals, other than renewals which would extend beyond the then Expiration Date of this Lease) shall remain as set forth in the Eligible Sublease, (B) the fixed rent and additional rent shall be as set forth in clause (i) hereof, if the same is applicable, or as set forth in the Eligible Sublease if clause (i) is not applicable, (C) any Special Lease Rights relative to the Eligible Sublease shall not be included in the Eligible Sublease as amended, and (D) if the Eligible Sublease contains one or more provisions which are more restrictive on the subtenant thereunder than the corresponding provision(s) of this Lease is on Tenant hereunder, then such more restrictive sublease provision shall continue to be included in the Eligible Sublease as amended in lieu of the corresponding provision of this Lease);

(iii) as a condition precedent to Landlord’s recognition of the Eligible Sublease, the subtenant under the Eligible Sublease shall, within ten (10) days after the Attornment Event, deliver to Landlord either (A) proof satisfactory to Landlord that such subtenant has a net worth computed in accordance with generally accepted accounting principles consistently applied at least equal to the net worth of such subtenant at the time of the execution and delivery of Landlord’s Non-Disturbance Agreement or (B) a letter of credit in a form and from a financial institution reasonably satisfactory to Landlord in an amount equal to at least one full year of fixed rent under the Eligible Sublease (as the same may have been increased to coincide with Fixed Rent payable hereunder pursuant to clause (i) above); and

(iv) the Eligible Subtenant shall attorn to Landlord as sublandlord under the Eligible Sublease in accordance with and subject to the provisions of this Lease, including, but not limited to, Section 14.8(d).

(b) As used herein, the following terms shall have the following meanings:

(i) “Eligible Sublease” shall mean a direct sublease which (A) is between Tenant and a subtenant which is not an Affiliate of Tenant, and as of the execution of the Eligible Sublease, has a financial condition reasonably satisfactory to Landlord taking into account the obligations in question (it being agreed that the financial condition of a subtenant shall be deemed satisfactory if such subtenant has a net worth, computed in accordance with generally accepted accounting principles consistently applied, equal to or greater than the annual Fixed Rent and Additional Rent then payable by Tenant on account of the portion of the Premises demised under the Eligible Sublease (without giving effect to any free rent or rent abatement) as the same may be increased pursuant to Section 14.14(a)(i) multiplied by ten (10), (B) demises at least one (1) full floor of the Premises and must include the highest or lowest floor of the Premises or if more than one Eligible Sublease is in effect, must include the next contiguous floor above or below the highest or lowest floor subject to the Eligible Sublease, and (C) has an initial sublease term (i.e. not including any renewals) of at least five (5) years (or, if less than five (5) years remain in the Term, the remaining balance of the Term less one day).

(ii) “Special Lease Rights”, relative to an Eligible Sublease upon an Attornment Event, shall mean (A) rights to expand the size of the Premises, rights to extend the Term, any rights which are limited to the Tenant named herein, any rights dependent upon occupancy of Tenant and/or Affiliates of Tenant, and any rights dependent upon leasing or occupancy requirements to the extent such requirements are not satisfied by the Eligible Sublease or the subtenant thereunder, any and all rights of the Tenant under this Lease which the subtenant under such Eligible Sublease would not have as a direct tenant under this Lease assuming this Lease were assigned to such subtenant prior to such Attornment Event, and (B) any and all rights of the Tenant under this Lease which the subtenant under the Eligible Sublease does not then have as the subtenant under the Eligible Sublease.

(iii) “Underletting Sublease” shall mean any sublease which (A) demises at least one (1) full floor of the Premises, (B) has an initial sublease term (i.e., not including any renewals) of at least five (5) years, and (C) demises subleased premises to a subtenant with a creditworthiness reasonably acceptable to Landlord. It shall not be a condition of an Underletting Sublease that Tenant shall have requested, or Landlord shall have issued, a Landlord’s Non-Disturbance Agreement in respect of such sublease, but an Eligible Sublease shall be deemed to satisfy the requirements of an Underletting Sublease.

(c) Notwithstanding anything to the contrary herein contained, it is understood and agreed that Landlord shall have no obligation to deliver a Landlord’s Non-Disturbance Agreement during the continuance of any monetary Event of Default hereunder.

(d) Notwithstanding anything to the contrary contained in Section 14.1 hereof, an Underletting Sublease may permit the subtenant thereunder to further sublease all or any portion of the sublease space or assign its rights thereunder provided that (i) all of the conditions of Article 14 including, without limitation, Section 14.6 hereof (except as otherwise expressly permitted hereby), shall be satisfied with respect to such further subleasing or assignment, (ii) Landlord shall be entitled to receive fifty percent (50%) of any and all profits accruing to any party with respect to such further subleasing or assignment as if Section 14.9 hereof were directly applicable thereto, (iii) upon a receipt of any Offer Notice with respect to such transaction, Landlord shall in all events have the rights to recapture in accordance with Section 14.5 hereof and (iv) the assignee or sub-subtenant shall not be permitted to further assign its rights thereunder or sublet any of Premises.

ARTICLE 15

ACCESS TO PREMISES; BASE BUILDING UPGRADE WORK

Section 15.1 Upon reasonable prior notice to Tenant, Tenant shall permit Landlord, Landlord’s agents and public utilities servicing the Building to erect, use and maintain concealed ducts, concealed pipes and concealed conduits in and through the Premises. The foregoing installations shall be concealed behind then existing walls and ceilings of the Premises if commercially reasonable and permitted under applicable Legal Requirements, provided that any pipes that are not so concealed shall be boxed in a manner reasonably consistent with the decor of the Premises; and any such installations shall not cause a reduction of the usable floor space of the Premises (other than to a de minimis extent) or otherwise adversely affect the utility of the Premises (other than to a de minimis extent). Landlord shall use reasonable efforts to complete such work promptly. Landlord or Landlord’s agents shall have the right to enter the Premises at all reasonable times and from time to time upon reasonable prior notice (except that only such notice as shall be reasonably practicable shall be required in case of emergency), to examine the same, to show them to prospective purchasers, Mortgagees, Superior Lessors or ground lessees of the Building and their respective agents and representatives or, during the last twenty-four (24) months of the Term, to prospective tenants of the Premises, and to make such repairs, alterations, improvements or additions (a) which constitute Landlord Repairs, or (b) which Landlord may elect to perform following Tenant’s failure (after the expiration of all applicable notice and grace periods) to make repairs or perform any work which Tenant is obligated to make or perform under this Lease, and, subject to the provisions of this Lease (including the further provisions of this Section 15.1), Landlord shall be allowed to take a reasonable amount of material into and upon the Premises that may be required therefor without the same constituting an eviction or constructive eviction of Tenant in whole or in part, and Fixed Rent and Additional Rent will not be abated while such repairs, alterations, improvements or additions are being made in accordance with the provisions hereof, by reason of loss or interruption of the business of Tenant, or otherwise. Landlord shall use reasonable efforts (but not including the use of overtime or premium labor) to perform such work with all reasonable due diligence in accordance with the provisions of this Lease and in such a manner so as to minimize interference that might be occasioned to Tenant’s business operations and to minimize any damage that might result to the appearance or function of the affected areas of the Premises; provided, that if such work by Landlord is being done (i) for the benefit of one or more tenants other than Tenant, or (ii) is not required by applicable Legal Requirements enacted after the Commencement Date (or enacted prior to the Commencement Date if such requirement arises for the first time by reason of any amendment, modification or reinterpretation thereof which is first imposed or enacted after the Commencement Date), and in either case if such work results or will result in a material adverse impact on Tenant’s use or occupancy of a material portion of the Premises, then Landlord shall effect such work after Business Hours at Landlord’s expense (for purposes hereof, without limitation, such a material adverse impact will be deemed to occur if such work is reasonably likely to create a condition in violation of regulations administered by the Occupational Safety and Health Administration). Landlord shall promptly repair any damage caused by Landlord or Landlord’s agents in the Premises during such entry, including any repair or replacement required to any finishes in the Premises as a result of such entry.

Section 15.2 If Tenant shall not be present when for any reason entry into the Premises shall be necessary because of an emergency or if otherwise permissible under (and in accordance with) this Lease, Landlord or Landlord’s agents may enter the same without rendering Landlord or such agents liable therefor except for damage caused thereby (if during such entry Landlord or Landlord’s agents shall accord reasonable care to Tenant’s Property and notify Tenant immediately thereafter), and without in any manner affecting this Lease. Notwithstanding the foregoing, Landlord agrees that Tenant may designate an area or areas of the Premises, not to exceed seven thousand five hundred (7,500) RSF in the aggregate, as secure areas, and that Landlord and Landlord’s agents shall not enter such secure areas without a representative of Tenant present during such entry, except in an emergency (it being agreed that Landlord shall not be obligated to provide any services which require entry to such secure areas). Tenant agrees to make a representative available for such entry upon at least one (1) Business Day’s prior notice.

Section 15.3 Landlord shall have the right from time to time to alter the Building and, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building, provided that such alterations or changes do not interfere in any material respect with Tenant’s layout, use or enjoyment of the Premises, or access to the Building or Premises, and provided, further, that the Building’s plaza, Sky Lobby, lobby and elevator lobbies shall, following the completion of such alterations or changes, be consistent in appearance and utility with First Class Times Square Office Buildings, and provided that (i) Landlord shall not reduce the number of elevators exclusively serving the Premises in the Tenant Elevator Bank, (ii) so long as the RSF of Tenant’s seating area in the Sky Lobby is included in the Premises in accordance with Section 32.2 hereof, such alterations or changes shall not adversely affect the sightline from the vestibule in the Tenant Elevator Bank to such seating area except to a de minimis extent, (iii) so long as the RSF of Tenant’s seating area in the Sky Lobby is included in the Premises in accordance with Section 32.2 hereof, no such alterations or changes shall materially adversely affect the proximity of such seating area to the vestibule of the Tenant Elevator Bank and (iv) so long as the RSF of Tenant’s seating area in the Sky Lobby is included in the Premises in accordance with Section 32.2 hereof, no such alterations or changes shall adversely affect the sightlines from the shuttle elevators to such seating area or access from the shuttle elevators to such seating area. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, exterior doors and entrances other than doors and entrances solely servicing the Premises), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, mechanical rooms, service closets (including electrical and janitorial closets) and other Building facilities may not be used by Tenant (except as otherwise permitted under this Lease and Work Letter), and Landlord, subject to the conditions and limitations set forth in this Lease, shall have the use thereof, as well as reasonable access thereto through the Premises for the purposes of operation, maintenance, alteration and repair, subject to the provisions of Sections 15.1 and 15.2 and Article 29 hereof.

ARTICLE 16

CERTIFICATE OF OCCUPANCY

Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy at such time issued for the Premises or for the Building and in the event that any Governmental Authority shall hereafter contend or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such certificate of occupancy, then, Tenant shall, upon five (5) days’ written notice from Landlord or any Governmental Authority, immediately discontinue such use of the Premises or such longer period as may be reasonably necessary for Tenant to contest the action taken by such Governmental Authority in accordance with Section 8.2 hereof (provided that Tenant shall not be entitled to contest such action, and Tenant shall not be entitled to such longer period of time, if such contest would adversely affect Landlord or any other tenant or occupant of the Building other than to a de minimis extent or would result in the revocation of any certificate of occupancy for the Building or the premises leased or occupied by any other tenant or occupant of the Building). Landlord shall maintain such certificate of occupancy (or an equivalent replacement thereof) in effect and shall not amend or modify the certificate of occupancy for the Building so as to eliminate any currently permitted use of the Premises or to prevent the use of the Premises for the Permitted Uses. Notwithstanding the foregoing, Landlord shall not be obligated to obtain or maintain a certificate of occupancy for any Special Use Area.

ARTICLE 17

DEFAULT

Section 17.1 Each of the following events shall be an “Event of Default” hereunder:

(a) if Tenant defaults in the payment when due of (i) any installment of Fixed Rent or recurring Additional Rent under Article 7 hereof (i.e., amounts payable on a monthly or other periodic basis based on a Landlord’s Statement (or corrected Landlord’s Statement) relating to such month or other period) and such default continues for a period of five (5) days after receipt by Tenant from Landlord of an invoice therefor or any notice of default in respect thereof or (ii) any other installment of Additional Rent and such default continues for a period of ten (10) days after receipt by Tenant from Landlord of any notice of default in respect thereof, provided that the foregoing notice and/or grace periods set forth in clause (i) above shall not apply in the event Tenant fails to pay any installment of Fixed Rent or recurring Additional Rent under Article 7 hereof when due on more than two (2) occasions in any twelve (12) month period; and, provided further, that if Tenant shall make all timely payments of Fixed Rent and recurring Additional Rent under Article 7 hereof for twelve (12) consecutive months thereafter, then Tenant shall once again be entitled to the foregoing notice and grace period set forth above; or

(b) if Tenant abandons the entire Premises and such abandonment continues for more than thirty (30) days after notice from Landlord; provided that Tenant vacating the Premises shall not be construed as an abandonment as long as Tenant is using commercially reasonable efforts to (i) assign this Lease or sublet the Premises or (ii) secure and to maintain the Premises as usable office space in accordance with the standards of First Class Midtown Office Buildings; or

(c) (i) if Tenant admits in writing its inability to pay its debts as they become due; or

(ii) if Tenant commences or institutes any case, proceeding or other action (A) in each of the following instances relating to bankruptcy, insolvency, reorganization or relief of debtors: (1) the seeking of relief as a debtor or the adjudication of Tenant as a bankrupt or insolvent; or (2) the seeking of a reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Tenant or its debts under any existing or future law of any jurisdiction, domestic or foreign, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

(iii) if Tenant makes a general assignment for the benefit of creditors; or

(iv) if any case, proceeding or other action is commenced or instituted against Tenant (A) in each of the following instances relating to bankruptcy, insolvency, reorganization or relief of debtors: (1) the seeking of relief as a debtor or the adjudication of Tenant as a bankrupt or insolvent; or (2) the seeking of a reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Tenant or its debts under any existing or future law of any jurisdiction, domestic or foreign, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, which remains undismissed for a period of ninety (90) days; or

(v) if any case, proceeding or other action is commenced or instituted against Tenant seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or

(vi) if Tenant takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (ii), (iii), (iv) or (v) of this Section 17.1(c); or

(vii) if a trustee, receiver or other custodian is appointed for any substantial part of the assets of Tenant or any guarantor, which appointment is not vacated or effectively stayed within ten (10) Business Days, or if any such vacating or stay does not thereafter remain in effect; or

(viii) if Tenant sells all or substantially all of Tenant’s assets not including this Lease or Tenant’s operations in the Premises. For purposes of this clause, a “sale of all or substantially all of Tenant’s assets” shall be deemed to include the transfer of all or substantially all of the stock or assets of AnnTaylor, Inc., other than to another wholly-owned subsidiary of the Original Tenant, provided that upon any such transfer of such stock or assets, the provisions of this sentence shall be deemed to apply to such wholly-owned subsidiary; or

(d) if Tenant fails to maintain any of the insurance required to be maintained by Tenant hereunder or to deliver certificates thereof when required hereunder and Tenant fails to remedy such default within ten (10) days after notice by Landlord to Tenant specifying such default; or

(e) if an assignment or subletting shall occur or if Tenant’s interest in this Lease or the Premises shall devolve upon or pass to any Person, whether by operation of law or otherwise, and whether directly or indirectly, except as expressly permitted by Article 14 hereof and Tenant fails to remedy such unpermitted transfer within ten (10) Business Days after notice by Landlord to Tenant specifying the details of such transfer; or

(f) if Tenant shall fail to perform or observe some term or condition of this Lease which, because of its character, would immediately (i) jeopardize Landlord’s interest in the Real Property or the health or safety of any person or (ii) have a material and adverse effect on the business operations of any tenant or occupant with the result that such tenant or occupant becomes entitled to terminate its lease, sublease or other occupancy agreement or becomes entitled to a rent abatement pursuant to the provisions of such lease, sublease or other occupancy agreement, and such failure continues for three (3) Business Days after notice from Landlord to Tenant specifying such default, or, if such default is of such a nature that it cannot be completely remedied within said period of three (3) Business Days, if Tenant fails to commence to remedy such default within such three (3) Business Day period, or fails thereafter to diligently prosecute to completion all steps necessary to remedy such default, which such remedy in all events will be completed within ten (10) Business Days after notice by Landlord to Tenant of such default;

(g) if Tenant shall fail to perform or observe some term or condition of this Lease which, because of its character, would immediately have a material and adverse effect on the operation of the Building or any Building System, and such failure continues for ten (10) Business Days after notice from Landlord to Tenant specifying such default; or

(h) if Tenant defaults in the observance or performance of any other term, covenant or condition of this Lease on Tenant’s part to be observed or performed and Tenant fails to remedy such default within thirty (30) days after notice by Landlord to Tenant specifying such default, or, if such default is of such a nature that it cannot be completely remedied within said period of thirty (30) days, if Tenant fails to commence to remedy such default within such thirty (30) day period, or fails thereafter to diligently prosecute to completion all steps necessary to remedy such default; provided, however, if any Governmental Authority having jurisdiction requires that such default be remedied in a shorter period of time, then Tenant’s time to remedy such default shall be shortened so that such default must be remedied before the last date of the shorter period of time to remedy such default provided by such Governmental Authority (unless such requirement of such Governmental Authority is being contested by Tenant in accordance with Section 8.2 hereof).

If, at any time, (i) Tenant shall comprise two (2) or more Persons, (ii) Tenant’s obligations under this Lease shall have been guaranteed by any Person other than Tenant, or (iii) Tenant’s interest in this Lease shall have been assigned the word “Tenant”, as used in clause (c) of this Section 17.1, shall be deemed to mean any one or more of the Persons primarily or secondarily liable for Tenant’s obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in said clause (c) shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of rent or a waiver on the part of Landlord of any rights hereunder.

Section 17.2 Conditions of Limitation. If an Event of Default occurs, Landlord may serve a written three (3) day notice of termination of this Lease upon Tenant, and, upon the expiration of said three (3) day period, this Lease and the Term and all rights of Tenant under this Lease shall end, expire and terminate as fully and completely as if the expiration of said three (3) day period were the date set forth herein as the Expiration Date and Tenant immediately shall quit and surrender the Premises, but Tenant shall remain liable as hereinafter provided. If the notice provided for in this Section 17.2 shall have been given and the Term shall expire as aforesaid, then Landlord may, without notice, re-enter the Premises either by force or otherwise and dispossess, Tenant the legal representatives of Tenant or other occupants of the Premises and recover possession of the Premises by summary proceedings or otherwise and in such manner as set forth in Article 18 and the legal representative of Tenant or other occupant of the Premises and remove their effects and hold the Premises as if this Lease had not been made. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section 17.1(c), or by federal or state statute, then, following the expiration of any such stay, or (b) the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession shall fail to assume Tenant’s obligations under this Lease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or (c) said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord’s right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, may serve a written three (3) day notice of the termination of this Lease upon Tenant, Tenant as debtor-in-possession or said trustee and upon the expiration of said three (3) day period this Lease shall cease and expire as set forth above and Tenant, Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the Premises as aforesaid.

ARTICLE 18

REMEDIES AND DAMAGES

Section 18.1 (a) If an Event of Default shall occur, and this Lease and the Term shall expire and come to an end as provided in Article 17:

(i) Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord and its agents may at any time after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, without further notice, either by summary proceedings, or by any other applicable action or proceeding, and may repossess the Premises and dispossess Tenant and any other Persons from the Premises and remove any and all of their property and effects from the Premises; and

(ii) Landlord shall endeavor to relet the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine; provided, however, that Landlord shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this

Lease or otherwise affect any such liability, and Landlord, at Landlord’s option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability. Tenant hereby acknowledges and agrees that if Landlord (1) lists the Premises (or the applicable portion thereof) on “Costar” (or the then equivalent thereof), or (2) engages any broker to list the Premises, or (3) publicizes or advertises the Premises (or the applicable portion thereof) to one or more brokers through the use of brokers’ flyers, then Landlord shall irrefutably and conclusively be deemed to have complied with any obligations Landlord may have under this clause (ii) or at law or in equity to relet the Premises and in no event may Tenant allege that Landlord shall have failed to mitigate damages under this Article 18.

(b) Tenant, on its own behalf and on behalf of all Persons claiming through or under Tenant, including all creditors, hereby waives any and all rights which Tenant and all such Persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (ii) any expiration or termination of this Lease and the Term, whether such dispossession, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words “re-enter,” “re-entry” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

Section 18.2 (a) If this Lease and the Term shall expire and come to an end as provided in Article 17, or if Landlord shall re-enter by or under any summary proceeding or any other action or proceeding, then, in any of such events:

(i) Tenant shall pay to Landlord all Fixed Rent and Additional Rent payable under this Lease by Tenant to Landlord to the date upon which (i) this Lease and the Term shall have expired and come to an end or (ii) Landlord shall have re-entered or taken possession of the Premises;

(ii) Tenant also shall be liable for and shall pay to Landlord, as liquidated damages, any deficiency (the “Deficiency”) between (A) Fixed Rent and Additional Rent for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Additional Rent for each year thereof to be the same as was payable for the year immediately preceding such termination or re-entry increased by an amount to take into account an increase in the CPI), and (B) the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Section 18.1(a)(ii) for any part of such period (first deducting from the rents collected under any such reletting all of Landlord’s expenses in connection with the termination of this Lease, Landlord’s re-entry upon the Premises and with such reletting including all reasonable repossession costs, brokerage commissions, legal expenses, attorneys’ fees and disbursements, alteration costs and other expenses of keeping the Premises in good order or for preparing the Premises for such reletting); provided that if the Premises or any part thereof should be relet in combination with other space or for a term which extends beyond the Expiration Date, then proper apportionment (on a per Rentable Square Foot basis in the case of a reletting in combination with other space) shall be made of the rent received from such reletting and of the expenses of reletting and provided further that, in determining such deficiency, any free rent or rent concessions granted under any new lease of all or any portion of the Premises shall be amortized over the term of any such lease. Tenant shall pay the Deficiency in monthly installments on the days specified in this Lease for payment of installments of Fixed Rent, and Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise. No suit to collect the amount of the Deficiency for any month shall prejudice Landlord’s right to collect the Deficiency for any subsequent month by a similar proceeding; and

(iii) whether or not Landlord shall have collected any monthly Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, a sum equal to (A) the amount by which the Fixed Rent and Additional Rent for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Additional Rent for each year thereof to be the same as was payable for the year immediately preceding increased each year by the CPI Fraction) exceeds (B) the then fair and reasonable rental value of the Premises, including Additional Rent for the same period, both discounted to present value at six percent (6%), less (C) the aggregate amount of Deficiencies previously collected by Landlord pursuant to the provisions of Section 18.2(a)(ii) for the same period. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, Landlord shall have relet the Premises or any part thereof on an arm’s length basis for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of net rents collected in connection with such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

(b) If Landlord shall relet the Premises, or any part thereof, together with other space in the Building, the net rents collected under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 18.2. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Fixed Rent reserved in this Lease. Nothing contained in Article 17 or this Article 18 shall be deemed to limit or preclude the recovery by Landlord from Tenant of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 18.2 (it being agreed, however, that the only damages that Landlord is entitled to in respect of Tenant’s failure to pay Rent for the remainder of the Term in the event of the termination of this Lease by reason of Tenant’s default are as set forth in this Section 18.2).

ARTICLE 19

FEES AND EXPENSES

Section 19.1 If (i) an Event of Default shall occur under this Lease, (ii) Tenant shall fail to perform or observe some term or condition of this Lease which, because of its character, would immediately have a material and adverse effect on the operation of the Building or any

Building System or (iii) Tenant shall do or permit to be done any act or thing upon the Premises which would cause Landlord to be in default under the Ground Lease or the Existing Mortgage with respect to provisions as to which Tenant has or, for reasons other than Landlord’s breach or omission in so notifying Tenant, should have notice of, or if Tenant shall fail to comply with its obligations under this Lease and the preservation of property or the safety of any tenant, occupant or other person is threatened, Landlord may, after reasonable prior notice to Tenant except in an emergency (in which event Landlord shall provide Tenant with such notice as is reasonably practicable under the circumstances), perform the same for the account of Tenant or make any reasonable expenditure or incur any reasonable obligation for the payment of money for the account of Tenant. All actual out-of-pocket amounts reasonably expended and reasonably incurred by Landlord in connection with the foregoing, including actual attorneys’ fees reasonably incurred and disbursements in instituting, prosecuting or defending any action or proceeding or recovering possession of the Premises, and the cost thereof, with interest thereon at the Default Rate, shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within thirty (30) days of rendition of any bill or statement to Tenant therefor.

Section 19.2 If for any reason any suit is initiated between Landlord and Tenant to interpret or enforce any provision of this Lease, the prevailing party in such suit shall be entitled to recover from the other party all reasonable out-of-pocket legal costs incurred by such prevailing party in connection with such dispute.

Section 19.3 If Tenant shall fail to pay all or any part of any installment of Fixed Rent and/or Additional Rent within ten (10) days of the date when due (each, a “Late Payment”), Tenant shall pay to Landlord, in addition to such installment of Fixed Rent and/or Additional Rent, as the case may be, as a late charge and as Additional Rent, a sum equal to interest at the Default Rate on the amount unpaid, computed from the date the Fixed Rent and/or Additional Rent (as applicable) was due (regardless of any grace periods) to and including the date of payment.

ARTICLE 20

NO REPRESENTATIONS BY LANDLORD

Except as expressly set forth in this Lease, neither Landlord nor any Landlord Party has made any warranties, representations, statements or promises with respect to (a) the rentable and usable areas of the Premises or the Building, (b) the amount of any current or future Operating Expenses or Taxes, (c) the compliance with applicable Legal Requirements of the Premises or the Building, (d) the suitability of the Premises for any particular use or purpose, or (e) the terms and conditions of any Governmental Documents. Except as expressly set forth herein, no rights, easements or licenses are acquired by Tenant under this Lease, by implication or otherwise. This Lease (including any Exhibits referred to herein and all supplementary agreements provided for herein) contains the entire agreement between the parties and all understandings and agreements previously made between Landlord and Tenant are merged in this Lease, which alone fully and completely expresses their agreement. Tenant is entering into this Lease after full investigation, and is not relying upon any statement or representation made by Landlord or any Landlord Party not embodied in this Lease.

ARTICLE 21

END OF TERM

Section 21.1 All Tenant’s Property shall remain the property of Tenant and may be removed by Tenant at any time during the Term. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, vacant, broom-clean and in good condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove all of Tenant’s Property and the Non-Standard Alterations (except as otherwise expressly set forth in this Lease) from the Premises to the extent required under Section 4.4. Tenant shall repair any damage to the Premises occasioned by the removal by Tenant or any person claiming under Tenant of any of Tenant’s Property and all Non-Standard Alterations from the Premises. Tenant’s obligations pursuant to this Article 21 shall survive the expiration or sooner termination of the Term. If the last day of the Term or any renewal thereof falls on Saturday or Sunday, this Lease shall expire on the Business Day next preceding such day. Tenant expressly waives, for itself and for any Person claiming through or under Tenant, any rights which Tenant or any such Person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article 21.

Section 21.2 (a) Tenant agrees that if for any reason Tenant or any Tenant Party shall fail to vacate and surrender possession of the Premises or any part thereof on or before the expiration or earlier termination of this Lease and the Term, then Tenant’s continued possession of the Premises shall be as a month-to-month tenancy, during which time, without prejudice and in addition to any other rights and remedies Landlord may have hereunder or at law, Tenant shall at all times comply with all other terms and conditions of this Lease and pay to Landlord an amount (the “Holdover Amount”) equal to (A) during the first three (3) months of any such holding over, one hundred fifty percent (150%) of the greater of (x) the total monthly amount of Fixed Rent and regularly recurring Additional Rent payable hereunder prior to such termination and (y) the then current market rent for the Premises and (B) thereafter, two hundred percent (200%) of the greater of (x) the total monthly amount of Fixed Rent and regularly recurring Additional Rent payable hereunder prior to such termination and (y) the then current market rent for the Premises. The provisions of this Section 21.2 shall not in any way be deemed to (i) permit Tenant to remain in possession of the Premises after the Expiration Date or sooner termination of this Lease, or (ii) imply any right of Tenant to use or occupy the Premises upon expiration or termination of this Lease and the Term, and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 21. Landlord waives no rights against Tenant by reason of accepting any holding over by Tenant, including, without limitation, the right to terminate such month-to-month tenancy as provided by law at any time after the expiration of the Term and any right to damages in the event that Tenant’s holding over causes Landlord to suffer any loss. From and after such time, actual damages may be recovered in addition to the Holdover Amount, including any damages accruing from and after the Expiration Date, relating to any loss, cost or damage, whether first incurred prior to the expiration of such period or thereafter. The provisions of this Section 21.2 shall not in any way be deemed to (i) permit Tenant to remain in possession of the

Premises after the Expiration Date or sooner termination of this Lease, or (ii) imply any right of Tenant to use or occupy the Premises upon expiration or termination of this Lease and the Term, and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 21. Tenant’s obligations under this Article 21 shall survive the expiration or earlier termination of this Lease.

(b) Notwithstanding anything herein to the contrary, but subject to the immediately following sentence, Tenant agrees it shall indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in surrendering the Premises upon expiration or sooner termination of the Term, including, without limitation, any claims made by any succeeding tenant founded on such delay or any lost profits, losses, costs, expenses or liability payable to such tenant as a result thereof. Notwithstanding the foregoing or anything to the contrary contained herein, provided that Tenant does not hold over in the Premises for more than one hundred eighty (180) days, Landlord hereby waives the right to proceed against Tenant for any claims made by any succeeding tenant, any lost profits and any other consequential damages relating to or arising from any such holdover by Tenant; it being the intent that if Tenant holds over for more than one hundred eighty (180) days, Tenant shall be liable for any claims made by any succeeding tenant, any lost profits and any other consequential damages from the commencement of such holdover.

ARTICLE 22

QUIET ENJOYMENT

So long as Tenant pays all of the Fixed Rent and Additional Rent due hereunder and no Event of Default exists hereunder, Tenant shall quietly enjoy the Premises without hindrance or molestation by Landlord or by any other person lawfully claiming the same, subject to the covenants, agreements, terms, provisions and conditions of this Lease and to the Ground Lease and any Mortgages to which this Lease is subject and subordinate, as hereinbefore set forth.

ARTICLE 23

NO WAIVER; NON-LIABILITY

Section 23.1 No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise, unless caused by the gross negligence or willful misconduct of Landlord or Landlord’s agents.

Section 23.2 The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all of the force and effect of an original violation. The failure of Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, shall not prevent a subsequent act, which would have originally constituted a violation, from having all of the force and effect of an original violation. The receipt by Landlord of Fixed Rent and/or Additional Rent even with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by either Landlord or Tenant, unless such waiver is in writing signed by the party against whom such waiver is claimed. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Fixed Rent or any Additional Rent shall be deemed to be other than on account of the next installment of Fixed Rent or Additional Rent, as the case may be (unless such Fixed Rent or Additional Rent has been abated in accordance with the terms of this Lease), or as Landlord may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Fixed Rent or Additional Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Fixed Rent or Additional Rent or pursue any other remedy in this Lease provided. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of any subsequent similar act by the other. Unless otherwise expressly provided herein, references in this Lease to the consent or approval of either party shall be deemed to mean the written consent or approval of such party and no consent or approval of such party shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by such party.

Section 23.3 If, at any time or from time to time, any windows of the Premises are temporarily closed, darkened or bricked-up (i) for any reason whatsoever outside of Landlord’s reasonable control, (ii) by Landlord in connection with the performance of repairs or maintenance to the Building, (iii) by Landlord in connection with necessary alterations to the Building (which shall be deemed to mean that Landlord shall have the right to erect hoisting on the exterior of the Building from time to time which may darken windows of the Premises that are located beside such hoist, which hoist shall remain only for such time as is reasonably necessary for the construction requiring such hoist), or (iv) if required by any Legal Requirements, or if any of such windows are permanently blocked, darkened or bricked-up if required by any Legal Requirement or by reason of any construction upon property adjacent to the Real Property by parties other than Landlord or any Affiliate of Landlord (but unrelated to the Building), then in any such case, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of Fixed Rent or Additional Rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction or constructive eviction of Tenant from the Premises. If any windows of the Premises are permanently closed, darkened or bricked-up due to the application of any

Legal Requirement, Landlord shall promptly commence appropriate proceedings challenging the validity, or applicability to the Premises of such Legal Requirement, and shall (I) diligently prosecute such proceedings (to completion, if necessary), (II) keep Tenant advised of the progress of such proceedings and permit Tenant to participate in all aspects of the prosecution of such proceedings, and (III) assign and, promptly after receipt, pay over to Tenant a percentage of the proceeds of any damage awards or other amounts received by Landlord in connection with such proceedings equal to the number of windows in the Premises affected by such closure, darkening or bricking-up, divided by the total number of windows in the Building so affected, net of Landlord’s reasonable attorney’s fees, court costs, disbursements and other expenses incurred in connection with such proceedings. Notwithstanding anything herein to the contrary, Tenant acknowledges that commercial signage on the Building in the locations shown on Exhibit L attached hereto (including any construction, installation, operation and maintenance relating to such commercial signage) shall in no event be deemed a violation of this Section 23.3. Landlord hereby covenants and agrees that (A) no signage shall be installed on the fifth (5th) floor on the exterior of the Building other than as shown on Exhibit L attached hereto, (B) no signage shall be installed on the sixth (6th) through the eighth (8th) floors on the exterior of the Building unless within the area specified on Exhibit L attached hereto and within the specifications shown on Exhibit E attached hereto, (C) other than as shown on Exhibit L attached hereto, no signage shall be installed on the exterior of the Building on any floors of the Initial Premises or, if Tenant validly exercises any Expansion Option under Section 34.1 hereof or its ROFO Option under Section 34.2 hereof, the floors of the applicable Available Expansion Space or Offered Space, as the case may be, which becomes part of the Premises, provided that this clause (C) shall not be applicable to signage which is in place on the Building for the applicable floor, or for which Landlord has contracted for the applicable floor, at the time Tenant exercises any ROFO Option with respect to such floor under Section 34.2 hereof, (D) other than as shown on Exhibit L attached hereto (and without in any way limiting the generality of the foregoing clauses (A) through (C)), (i) no signage shall be installed on the exterior of the Building on the two (2) floors of the Building located immediately above the uppermost floor of the Premises, (ii) no signage shall be installed on the exterior of the Building on any floor other than the Premises and such two (2) floors above the Premises which (in the case of this clause (ii)) materially adversely obstructs the view of Tenant out of, or materially adversely obstructs the natural light into, any windows of the Premises and (iii) no Commercial Signage shall be installed on the exterior of the Building below the fifth (5th) floor of the Building, provided that this clause (D) shall not be applicable to signage which is in place on the Building for the applicable floor, or for which Landlord has contracted for the applicable floor, at the time Tenant exercises any ROFO Option with respect to such floor under Section 34.2 hereof and (E) other than as shown on Exhibit L attached hereto, all Commercial Signage installed on the exterior of the Building shall (i) be consistent with First Class Times Square Office Buildings and (ii) shall be subject to the Original Tenant’s right of first offer under Section 32.5 hereof regardless of whether Landlord shall desire to lease or license space on the exterior of the Building for such Commercial Signage to a Competitor; provided that Tenant shall advise Landlord within the ten (10) day period set forth in Section 32.5 whether Tenant believes such signage is not in conformance with the provisions of clause (E)(i) above and whether the Original Tenant elects to exercise its right of first offer with respect to such space on the exterior of the Building in accordance with clause (E)(ii) above, it being agreed that if Tenant does not so advise Landlord within such ten (10) day period, then Tenant shall be deemed to have consented to such signage and to have waived its right of first offer under this clause (E). For purposes of this Section 23.3, the term “Commercial Signage” shall mean all signage on the exterior of the Building other than (i) any signage of a tenant of Retail Space, which signage is located below the third (3rd) floor of the Building which is in the general proximity of, and relating to the leasing of, the Retail Space of such tenant and (ii) any signage identifying the Building. In addition, Landlord hereby covenants that the lighting component of the signage to be installed on the sixth (6th) through the eighth (8th) floors on the exterior of the Building within the area specified on Exhibit L attached hereto and within the specifications shown on Exhibit E attached hereto (including any flashing lights and strobe illumination) will not materially adversely interfere with Tenant’s use and enjoyment of the Premises, it being agreed that in any event there will be no flashing lights or strobe illumination directly facing the Premises.

Section 23.4 If Landlord and Tenant shall now or hereafter enter into any agreement for the renewal of this Lease at the expiration of the Term, the execution of such renewal agreement between Landlord and Tenant prior to the expiration of the Term shall not be considered a vested right in Tenant to such further term so as to prevent Landlord from terminating this Lease and any such extension or renewal thereof if Landlord became entitled so to do during the remainder of the original Term; and if Landlord shall so terminate this Lease, any such renewal or extension previously entered into between Landlord and Tenant or the right of Tenant to any such renewal or extension shall also be terminated thereby. Any right herein contained on the part of Landlord to terminate this Lease shall continue during any extension or renewal hereof and any default or Event of Default which occurs and is not cured prior to the commencement of a renewal term or extension of the Term shall continue as such in and during such renewal term or extension of the Term.

ARTICLE 24

WAIVERS

Section 24.1 THE RESPECTIVE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER (EXCEPT FOR PERSONAL INJURY OR PROPERTY DAMAGE) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR FOR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE. IF LANDLORD COMMENCES ANY SUMMARY PROCEEDING AGAINST TENANT, TENANT WILL NOT INTERPOSE ANY COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING (UNLESS FAILURE TO IMPOSE SUCH COUNTERCLAIM WOULD PRECLUDE OR OTHERWISE PREJUDICE TENANT FROM ASSERTING IN A SEPARATE ACTION THE CLAIM WHICH IS THE SUBJECT OF SUCH COUNTERCLAIM), AND WILL NOT SEEK TO CONSOLIDATE SUCH PROCEEDING WITH ANY OTHER ACTION WHICH MAY HAVE BEEN OR WILL BE BROUGHT IN ANY OTHER COURT BY TENANT.

Section 24.2 (a) Tenant, for itself and any and all Persons claiming through or under Tenant, including its creditors, upon the termination of this Lease or expiration of the Term in accordance with the terms hereof, or in the event of entry of judgment for the recovery of the possession of the Premises in any action or proceeding, or if Landlord shall reenter the Premises by process of law, hereby waives any right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which it or they may or might have under and by reason of any present or future law or decision, to redeem the Premises or for a continuation of this Lease for the Term after having been dispossessed or ejected therefrom by process of law.

(b) Subject to any applicable notice and cure period, if Tenant is in arrears in the payment of Fixed Rent or Additional Rent, Tenant waives its right, if any, to designate the item against which any payments made by Tenant are to be credited and Tenant agrees that Landlord may apply any payment made by Tenant to any items as Landlord may see fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payment shall be credited; provided, however, the foregoing waiver shall not apply with respect to any amounts which Tenant shall then be contesting in good faith in accordance with the terms hereof.

ARTICLE 25

INABILITY TO PERFORM

Except as expressly provided in this Lease, the obligation of Tenant to perform all of the covenants and agreements hereunder on the part of Tenant to be performed, and the obligation of Landlord to perform all of the covenants and agreements hereunder on the part of Landlord to be performed, will not be affected, impaired or excused because Landlord or Tenant, as the case may be, is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by Landlord or Tenant, as the case may be, or because Landlord or Tenant, as the case may be, is unable to make, or is delayed in making any repairs, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, unless Landlord or Tenant, as the case may be, is prevented or delayed from so doing by reason of Force Majeure or delays resulting from Mortgagee’s or Superior Lessor’s requirements to grant consent (all of the foregoing, collectively, “Unavoidable Delays”); provided, however, in no event shall such party’s financial inability to perform be an Unavoidable Delay. Notwithstanding anything to the contrary set forth herein, Tenant’s obligation to pay Fixed Rent and Additional Rent hereunder shall not be affected hereby unless specifically provided for in this Lease. Landlord and Tenant each shall notify the other as promptly as is reasonably practicable after learning of any Unavoidable Delays which prevents such party from fulfilling any of its obligations under this Lease, and after such initial notification promptly after request of the other party, Landlord or Tenant (as the case may be) shall notify the other party of the status of such delay. Each party shall use all commercially reasonable efforts to mitigate the delay caused by any event of Unavoidable Delays to the extent reasonably commercially practicable, but without the necessity of employing overtime labor unless such party elects to do so within its sole discretion or unless the other party elects to pay for such overtime labor.

ARTICLE 26

BILLS AND NOTICES

Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease shall be in writing and shall be given or rendered if by (i) hand delivery, or (ii) certified or registered United States mail, postage prepaid, return receipt requested, or (iii) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery or attempted delivery required, in the case of (i), (ii) or (iii) above, in each case, addressed as shown below, or (iv) by facsimile to the facsimile numbers shown below (with confirmation of transmission) followed by notice sent in accordance with clause (iii) above:

If to Tenant, (a) until the date Tenant first occupies the Premises for the ordinary conduct of business, as follows:

AnnTaylor Stores Corporation

142 West 57th Street

New York, New York 10036

Attention: Executive Vice President and Chief Financial Officer

facsimile number: (212) 541-3513

copies to:

AnnTaylor Stores Corporation

1372 Broadway

New York, New York 10018

Attention: Vice President Corporate Facilities

facsimile number: (212) 536-4211

AnnTaylor Stores Corporation

1372 Broadway

New York, New York 10018

Attention: Senior Vice President – General Counsel

facsimile number: (212) 536-4256

and (except for Landlord’s Statements and all other rent bills, as well as other routine, non-material communications and correspondence):

Cleary, Gottleib, Steen & Hamilton

One Liberty Plaza

New York, New York 10006

Attention: Donald A. Stern, Esq.

facsimile number: (212) 225-3999

and (b) after the date Tenant first occupies the Premises for the ordinary conduct of business:

AnnTaylor Stores Corporation

7 Times Square

New York, New York 10036

Attention: Executive Vice President and Chief Financial Officer

facsimile number: (212) 541-3513

copies to:

AnnTaylor Stores Corporation

1372 Broadway

New York, New York 10018

Attention: Vice President Corporate Facilities

facsimile number: (212) 536-4211

AnnTaylor Stores Corporation

1372 Broadway

New York, New York 10018

Attention: Senior Vice President – General Counsel

facsimile number: (212) 536-4256

and (except for Landlord’s Statements and all other rent bills, as well as other routine, non-material communications and correspondence)

Cleary, Gottleib, Steen & Hamilton

One Liberty Plaza

New York, New York 10006

Attention: Donald A. Stern, Esq.

facsimile number: (212) 225-3999

If to Landlord, as follows:

No. 1 Times Square Development LLC

599 Lexington Avenue

New York, New York 10022

Attention: Robert Selsam, Senior Vice President

facsimile number: (212) 326-4041

with copies to:

No. 1 Times Square Development LLC

599 Lexington Avenue

New York, New York 10022

Attention: Matthew W. Mayer, Esq., Senior Vice President and Regional General Counsel

facsimile number: (212) 326-4041

and

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036-6522

Attention: Wallace L. Schwartz, Esq.

facsimile number: (917) 777-2640

and a copy of any default or termination notice to Landlord’s Mortgagee at an address to be provided by Landlord.

Such address or facsimile number may be changed by any party in a written notice to the other parties hereto in the manner provided for in this Article 26. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery or refusal to accept delivery; in the case of registered or certified mail or expedited prepaid delivery, upon delivery or refusal to accept delivery; in the case of facsimile delivery, upon delivery or refusal to accept delivery of notice sent in accordance with clause (iii) above; or in the event of failure to deliver by reason of changed address of which no notice was given or refusal to accept delivery, as of the date of such failure or refusal. A party receiving a notice which does not comply with the technical requirements for notice under this Article 26 may elect to waive any deficiencies and treat the notice as having been properly given. Any notice to be given by any party may be given by such party’s attorney. Landlord and Tenant hereby agree that notice shall only be deemed to be given to the parties hereunder if all copies are delivered as required by the provisions of this Article 26.

ARTICLE 27

RULES AND REGULATIONS

Attached hereto as Exhibit B are the rules and regulations for the Building. Attached hereto as Exhibit J are the rules and regulations governing Alterations (Exhibit B and Exhibit J are collectively, the “Rules and Regulations”). Landlord reserves the right, from time to time, to adopt additional reasonable and non-discriminatory Rules and Regulations and to amend the Rules and Regulations then in effect, all upon not less than thirty (30) days’ notice to Tenant. Tenant and Tenant’s contractors, employees, agents, and licensees shall comply with the Rules and Regulations, as so supplemented or amended. Landlord agrees that Landlord shall not adopt any new Rules or Regulations affecting only Tenant, or enforce any of the Rules and Regulations against Tenant which Landlord shall not then be generally enforcing against other office tenants or occupants of the Building, if any. If there shall be any inconsistencies between this Lease and any Rules and Regulations (now existing or hereafter adopted), the provisions of this Lease shall prevail. The failure of Landlord to enforce any of the Rules and Regulations set forth, or hereafter adopted, against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations.

ARTICLE 28

BROKER

Section 28.1 Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker in connection with this Lease other than CB Richard Ellis, Inc. and Julien J. Studley Inc. (collectively, the “Broker”) and that to the best of its knowledge and belief, no other broker, finder or similar Person procured or negotiated this Lease or is entitled to any fee or commission in connection herewith. Landlord shall be responsible for and pay all fees and commissions due to Broker in connection with this Lease pursuant to separate agreement.

Section 28.2 Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature, including reasonable attorneys’ fees and disbursements, which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Broker) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Lease, or arising from a breach by such party of the representation and warranty set forth in Section 28.1. The provisions of this Article 28 shall be subject to Sections 29.1(c) and (d) and shall survive the expiration or earlier termination of the Term.

ARTICLE 29

INDEMNITY

Section 29.1 (a) To the maximum extent permitted by law, but subject to the provisions of Section 11.6, Tenant shall indemnify, defend and hold harmless Landlord and all Landlord Parties from and against any and all claims against any of such parties arising from (i) the use or occupancy of the Premises by Tenant or any Tenant Party or invitees, (ii) any work or thing whatsoever done, or any condition created by Tenant or any Tenant Party or invitees in or about the Premises or (iii) any negligent or otherwise wrongful act or omission, or willful misconduct, of Tenant or any Tenant Party or invitees, resulting in injury or death to persons or damage to property or otherwise; except, in each case, to the extent that any such claim results from the negligence or willful misconduct of Landlord or any other Landlord Party; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including all reasonable attorneys’ fees and expenses; provided, however, that, except as otherwise provided in Section 35.13 hereof, in no event shall Tenant be liable for any loss of business or other consequential damages.

(b) To the maximum extent permitted by law, but subject to the release provisions contained in Section 11.6, Landlord shall indemnify, defend and hold harmless Tenant and all Tenant Parties from and against any and all claims against any of such parties arising from (i) the performance or non-performance by Landlord of any alterations, improvements, repairs or other work in the Building or the Premises, (ii) anything whatsoever done, or any condition created by Landlord or any of its employees, invitees, agents or contractors in or about the Building or the Premises, and (iii) any negligent or otherwise wrongful act or omission of Landlord or any of its employees, invitees, agents or contractors whether resulting in injury or death to persons or damage to property or otherwise, except, in each case, to the extent that any such claim results from the negligence or willful misconduct of Tenant or any Tenant Party; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including all reasonable attorneys’ fees and expenses; provided, however, that in no event shall Landlord be liable for any loss of business or other consequential damages.

(c) If any claim that is within the scope of any indemnity set forth in this Lease is asserted against any indemnified party, then the indemnified party shall give prompt notice (each, an “Indemnified Party Notice”) thereof to the indemnifying party (i.e., within a time period so as not to prejudice the indemnifying party’s or its insurer’s ability to defend effectively any action or proceeding brought on such claim) and the indemnifying party shall have the right to defend and control the defense of any action or proceeding brought on such claim with counsel chosen by the indemnifying party subject to the approval of the indemnified party (such approval not to be unreasonably withheld) or by the indemnifying party’s insurance company. If the indemnified party fails promptly to deliver the Indemnified Party Notice, the indemnifying party shall continue to be liable within the scope of the indemnity provided herein, provided, however, the indemnifying party shall not be liable for such loss sustained by any indemnified party as a result of the failure by the indemnified party to promptly deliver to the indemnifying party the Indemnified Party Notice. If the indemnified party shall not afford the indemnifying party the right to defend and control the defense of any such action or proceeding then the indemnifying party shall have no obligation under the applicable indemnity set forth in this Lease with respect to such action or proceeding or other actions or proceedings involving the same or related facts. If the indemnifying party shall defend any such action or proceeding, then:

(i) the indemnified party shall cooperate with the indemnifying party (or its insurer) in the defense of any such action or proceeding in such manner as the indemnifying party (or its insurer) may from time to time reasonably request and the indemnifying party shall not be liable for the costs of any separate counsel employed by the indemnified party;

(ii) the indemnifying party shall not be liable for any settlement made without the indemnifying party’s consent;

(iii) if such action or proceeding can be settled by the payment of money with a full release and without the need to admit liability on the indemnified party’s part, then the indemnifying party shall have the right to settle such action or proceeding without the indemnified party’s consent and the indemnifying party shall have no obligation under the applicable indemnity set forth in this Lease with respect to such action or proceeding or other actions or proceedings involving the same or related facts if the indemnified party refuses to agree to such a settlement; and

(iv) if such action or proceeding cannot be settled merely by the payment of money with a full release and without the need to admit liability on the indemnified party’s part, then the indemnifying party shall not settle such action or proceeding without the indemnified party’s consent (which consent shall not be unreasonably withheld, conditioned or delayed) and if the indemnified party unreasonably withholds, conditions or delays its consent to any such settlement, then the indemnifying party shall have no obligation under the applicable indemnity set forth in this Lease with respect to such action or proceeding or other actions or proceedings involving the same or related facts.

(d) The provisions of this Article 29 shall survive the expiration or earlier termination of this Lease.

ARTICLE 30

SECURITY DEPOSIT

Section 30.1 At any time or from time to time after the occurrence of a transfer of this Lease to a Permitted Transferee in accordance with the terms of Section 14.2(a) hereof, (i) Tenant, within the ten (10) Business Day period prior to each anniversary of the effective date of such transfer (each, a “Date of Determination”), shall deliver to Landlord such financial data or information with respect to such successor entity as Landlord may reasonably request and (ii) if such successor entity does not meet the Net Worth/Net Income Test on such Date of Determination (or on the date of such transfer, as applicable), Tenant shall furnish to Landlord, at Tenant’s sole cost and expense, a clean, irrevocable, unconditional and evergreen letter of credit (the “Letter of Credit”) drawn in favor of Landlord on such bank which Landlord shall have reasonably approved in writing and substantially in a form reasonably satisfactory to Landlord. The Letter of Credit shall have a face amount equal to an amount equal to the annualized Fixed Rent and Additional Rent which is then payable hereunder (the “Security Deposit”) and shall be assignable, upon request, to any Superior Lessor, Mortgagee or successor to Landlord at no additional charge. Such Letter of Credit shall provide that the issuer thereof shall notify Landlord at least thirty (30) days prior to the expiration thereof in the event that such Letter of Credit will not be renewed for a term of at least one (1) year. If Landlord notifies Tenant that Landlord has been notified that such Letter of Credit will not be renewed (or has terminated), then Tenant shall, within five (5) Business Days after receipt of such notice, deliver to Landlord a replacement letter of credit (a “Replacement Letter”), such that the Letter of Credit or a Replacement Letter shall be in effect at all times after a Date of Determination (or the date of such transfer, as applicable) on which such successor entity shall not meet the Net Worth/Net Income Test until the date which is sixty (60) days beyond the earlier to occur of (x) the Expiration Date (or thereafter so long as Tenant is in occupancy of any part of the Premises) or (y) the date on which such successor to Tenant shall meet the Net Worth/Net Income Test; it being agreed, however, that if such successor entity shall once again fail to meet the Net Worth/Net Income Test on any Date of Determination, Tenant shall be obligated to furnish Landlord with a new Letter of Credit in accordance with the terms of this Section 30.1. Any Replacement Letter shall be in a face amount at least equal to the Security Deposit then required hereunder. Any failure by Tenant to deliver such Replacement Letter within such five (5) Business Day period after written notice from Landlord in respect thereof shall entitle Landlord to draw down on the Letter of Credit as provided herein. The Letter of Credit and any Replacement Letter are herein sometimes referred to simply as a “Letter”. If Tenant fails to deliver to Landlord a Replacement Letter within the time limits set forth in this Section 30.1, Landlord may draw down the full amount of the existing Letter without notice or demand and retain the proceeds thereof as substitute security, subject to the provisions of Section 30.2 below.

With respect to any cash security held by Landlord, Landlord agrees to invest same in one or more Permitted Investments selected in Lender’s sole discretion. All Permitted Investments shall identify Landlord as the secured party having the benefit of a collateral assignment of such Permitted Investments. For purposes of this Section 30.1, the term “Permitted Investments” shall mean: (a) obligations of, or obligations guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America; (b) federal funds, unsecured certificates of deposit, time deposits, banker’s acceptances, and repurchase agreements having maturities of not more than 365 days of any bank, the short-term debt obligations of which are rated A-1+ (or the equivalent) by each of Standard & Poor’s Rating Agency or Moody’s Investors Services (collectively, the “Rating Agencies”), it being understood that the A-1+ benchmark rating and other benchmark ratings in this Agreement are intended to be the ratings, or the equivalent of ratings, issued by Standard & Poor’s Rating Agency; (c) deposits that are fully insured by the Federal Deposit Insurance Corp.; (d) debt obligations that are rated AA (or the equivalent) by each of the Rating Agencies having maturities of not more than 365 days; (e) commercial paper rated A–1+ (or the equivalent) by each of the Rating Agencies; and (f) investment in money market funds rated AAAm or AAAm–G (or the equivalent) by each of the Rating Agencies.

Section 30.2 Landlord shall hold any Letter furnished to Landlord under Section 30.1 hereof as security for the performance by Tenant of all obligations on the part of Tenant hereunder. If Tenant defaults in respect of any of Tenant’s obligations hereunder beyond all applicable notice and grace periods, including but not limited to payment of Fixed Rent or Additional Rent, or if Tenant remains in occupancy of any part of the Premises beyond the expiration of the Term, Landlord shall have the right from time to time, without notice and without prejudice to any other remedy Landlord may have on account thereof, and upon presentation of a certificate of demand, to draw upon any Letter and apply any funds so drawn to Landlord’s damages arising from, or to cure, any default by Tenant, whether such damages accrue before or after summary proceedings or other reentry by Landlord. If Landlord shall so apply any funds, Tenant shall promptly (but in no event later than five (5) Business Days after Tenant receives notice thereof) restore the Letter to the face amount required under Section 30.1 above. Any failure by Tenant to restore the Letter to such face amount within such five (5) Business Day period after such notice shall be deemed to be an immediate Event of Default hereunder (and, accordingly, Tenant shall not be entitled to any further notice or cure rights under Article 17 hereof). If after the expiration of the Term, Tenant has vacated the Premises and there then exists no default by Tenant in any of the terms or conditions hereof, Landlord shall return the Letter, or, if applicable, the remaining proceeds thereof (including any interest remaining thereon), to Tenant. If Landlord conveys Landlord’s interest under this Lease, any Letter or, if applicable, the proceeds thereof, may be turned over and assigned by Landlord to Landlord’s grantee (or, at Landlord’s election, Tenant shall furnish Landlord’s successor with a new Replacement Letter showing such successor as payee, provided that the original Letter then outstanding shall be simultaneously returned to Tenant). From and after any such transfer, assignment or return, Tenant agrees to look solely to such grantee for proper application of the funds in accordance with the terms of this Article 30 and the return thereof in accordance herewith. No Superior Lessor or Mortgagee shall be responsible to Tenant for the return or application of any such Letter, or, if applicable, the proceeds thereof, whether or not it succeeds to the position of Landlord hereunder, unless such Letter shall have been received in hand by, and assigned to, such Superior Lessor or Mortgagee.

ARTICLE 31

LANDLORD’S CONTRIBUTION

Section 31.1 (a) Landlord shall contribute toward the actual cost of Tenant’s Initial Alterations (including “soft costs” incurred in connection with such alterations, including architectural, engineering and moving fees) an amount (“Landlord’s Contribution”) equal to the lesser of (i) Seventeen Million Four Hundred Seventy-Seven Thousand Two Hundred Dollars ($17,477,200), calculated on the basis of (I) Sixty Dollars ($60) per RSF for the Office Space (other than the Fourth Floor Space) and (II) Thirty-Five Dollars ($35) per RSF for the Fourth Floor Space and (ii) the aggregate amount of all costs and expenses actually incurred by Tenant in connection with Tenant’s Initial Alterations; provided, however, that if, as part of Tenant’s Initial Alterations, Tenant constructs a restroom on each of the fourth (4th) and fifth (5th) floors of the Building in accordance with the terms of Article 4 hereof and the Work Letter, which restrooms are, in Landlord’s reasonable judgment, of a quality equal to or greater than the standards of the core restrooms of the Building, Landlord’s Contribution shall be deemed to be increased by an amount equal to One Hundred Thousand Dollars ($100,000); provided, however, that this Lease shall be in full force and effect and no monetary or material non-monetary Event of Default shall have occurred and be continuing hereunder at the time of any progress payment. If Landlord fails to make any payment of Landlord’s Contribution when such payment is due pursuant to this Article 31, such amount shall be immediately payable by Landlord to Tenant hereunder, together with interest at the Default Rate accruing from the date such payment was due to and including the date such payment is made.

(b) Any cost of Tenant’s Initial Alterations in excess of Landlord’s Contribution shall be paid by Tenant. Tenant shall not be entitled to receive any portion of Landlord’s Contribution not actually expended by Tenant in the performance of Tenant’s Initial Alterations, nor shall Tenant have any right to apply any unexpended portion of Landlord’s Contribution as a credit against Fixed Rent, Additional Rent or any other obligation of Tenant hereunder. No part of Landlord’s Contribution may be assigned by Tenant prior to actual payment thereof by Landlord to Tenant; provided, however, that Tenant may assign Landlord’s Contribution as security in connection within any loan, provided that Landlord shall in no event be required to make any payment thereof to any Person other than to Tenant unless Tenant irrevocably instructs Landlord otherwise in writing. Tenant’s construction contracts will provide for retainages in the amount of ten percent (10%) until fifty percent (50%) of the work is complete (retainage may or may not be required thereafter as Tenant may elect).

(c) Tenant’s Initial Alterations for which Tenant has received payments from the Landlord’s Contribution shall be the property of, and for federal income tax purposes shall be owned by, Landlord.

(d) Notwithstanding anything to the contrary contained in this Article 31, in the event that this Lease is terminated, Landlord shall have no further obligation to pay to Tenant the Landlord’s Contribution.

(e) Boston Properties Limited Partnership has executed this Lease, as provided in the signature block at the end of this Lease, solely to guaranty Landlord’s obligation to make payments of Landlord’s Contribution pursuant to this Article 31.

Section 31.2 (a) From and after the date Landlord approves Tenant’s Plans and provided that no monetary or material non-monetary Event of Default shall then exist and be continuing, Landlord shall make progress payments for Landlord’s Contribution to Tenant, on a monthly basis, for the work performed during the previous month or, if not previously paid, an earlier month, less any retainages provided for in Tenant’s construction contracts. Each of Landlord’s progress payments will be limited to an amount equal to fifty percent (50%) of the aggregate amounts theretofore paid or then payable by Tenant (as certified by a partner or chief financial officer of Tenant and by Tenant’s independent, licensed architect) to Tenant’s contractors, subcontractors, material suppliers or others which have not been the subject of a previous disbursement from Landlord’s Contribution. Provided that Tenant delivers to Landlord, on or prior to the first (1st) day of any month, a requisition for a progress payment, signed by a partner or financial officer of Tenant, setting forth the names of each contractor, subcontractor, material supplier or other party to whom payment is due, and the amount thereof, and accompanied by (i) with the exception of the first requisition, copies of partial waivers of lien from all contractors, subcontractors, material suppliers and others covering all work and materials which were the subject of previous progress payments by Landlord and Tenant, (ii) a written certification from Tenant’s architect that the work for which the requisition is being made has been completed substantially in accordance with the plans and specifications approved by Landlord, and (iii) such other documents and information as Landlord or any Mortgagee may reasonably request to substantiate the amount requisitioned, then Landlord shall make such progress payment on or last day of such month. Any requisitions made following the first (1st) day of any month shall be paid no later than the last day of the month following the month in which such requisitions are made. At the request of any Mortgagee, the requisition date and the payment date may be altered to accommodate such Mortgagee’s schedule so long as the period between submission to payment shall not be extended beyond the period which applies hereunder.

(b) All requisitions for Landlord’s Contribution must be submitted within the first thirty-six (36) months after the Commencement Date, subject to extension for up to twelve (12) months for Unavoidable Delays.

ARTICLE 32

BUILDING NAME AND SIGNAGE

Section 32.1 (a) The Building may be designated and known by any name Landlord may choose and such designated name may be changed from time to time in Landlord’s sole discretion; provided, however, that for so long as (i) the Original Tenant is in Actual Occupancy of at least one hundred thousand (100,000) RSF in the Building, Landlord shall not name the Building after (x) any other company whose primary business is the sale of retail clothing or (y) any brand name primarily associated with the sale of retail clothing and (ii) the Original Tenant is in Actual Occupancy of a greater amount of RSF in the Building than any other tenant or occupant of the Building, Landlord shall not name the Building after any other tenant or occupant thereof. Tenant shall have no right to require Landlord to change the name of the Building, whether in connection with an assignment of this Lease or otherwise. Tenant acknowledges that portions of the Building are used for retail and commercial signage purposes and that Tenant has no rights, except as expressly provided in this Article 32 or Article 23 hereof, to restrict or limit, or require the removal or alteration of, any retail or commercial signage erected on, about or within the Building.

(b) The Original Tenant shall have the following rights:

(1) so long as the Original Tenant is in Actual Occupancy of at least two (2) full floors of the Building (not counting the fourth (4th) floor of the Building) (the “Signage Threshold”), the right to construct, install and thereafter maintain and amend, all at its cost, signage identifying the name of the Original Tenant (any such signage installed by or on behalf of the Original Tenant being hereinafter referred to as “Tenant Signage”) on the back wall in the vestibule of the Tenant Elevator Bank in the Sky Lobby, which Tenant Signage shall conform to the specifications set forth in Schedule F attached hereto; provided, however, at such time as the Signage Threshold is not satisfied by the Original Tenant, such Tenant Signage shall be removed by Tenant, at Tenant’s sole cost and expense, promptly after notice from Landlord that the Signage Threshold is not satisfied by the Original Tenant. Landlord agrees that the Original Tenant’s right to install Tenant Signage on the back wall in the vestibule of the Tenant Elevator Bank in the Sky Lobby under this clause (1) shall be exclusive so long as the Exclusivity Threshold is satisfied;

(2) so long as the Expansion Threshold is satisfied (and provided that such right is exercised by the Original Tenant within eighteen (18) months from the Commencement Date), a non-exclusive right to position a representative at the northern end of the security desk in the Sky Lobby and to display tenant identification signage on such desk in a location reasonably designated by Landlord no more than two (2) inches tall; provided, however, at such time as the Expansion Threshold is not satisfied by the Original Tenant, such identification signage shall be removed by Tenant, at Tenant’s sole cost and expense, promptly after notice from Landlord that the Expansion Threshold is not satisfied by the Original Tenant; and

(3) subject to the terms of Section 32.2 hereof, so long as the Expansion Threshold is satisfied and the Original Tenant is in Actual Occupancy of 100% of the RSF of the fifth (5th) floor of the Building (and provided that such right is exercised by the Original Tenant within eighteen (18) months from the Commencement Date), the exclusive right to install a seating area and reception desk for the Original Tenant and its clients, invitees and employees in the location in the Sky Lobby shown on Exhibit E attached hereto, which seating area and reception desk shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant hereby agrees that Tenant may not use such seating area other than as an area in which one or more of Tenant’s employees may be stationed for the purpose of receiving and/or greeting Tenant’s employees and invitees).

(c) Nothing contained in Section 32.1(b) hereof shall restrict any other tenant of the Building from having a representative positioned at any sign-in or security desk in the Sky Lobby and displaying tenant identification signage on such desk, and except as set forth in Section 32.1(f) hereof, any such signage shall not give rise to a similar right being granted to Tenant.

(d) If Tenant is required to remove any signage installed by or on behalf of Tenant pursuant to this Article 32, Tenant shall be required, at Tenant’s sole cost and expense, to restore the area affected by such signage to the condition existing prior to the installation of such signage. If Tenant fails to timely commence, and diligently pursue, removal of any signage installed by or on behalf of Tenant pursuant to this Article 32 (including without limitation, any Tenant Signage) and/or the restoration of the area affected by such signage, Landlord may, at Tenant’s sole cost and expense, remove such signage and/or complete such restoration and Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days after demand therefor, the reasonable costs of such removal and/or restoration. Notwithstanding the foregoing, if Tenant is required to remove such signage as hereinabove set forth, then Tenant shall have no further right with respect to such signage and Landlord may use the area allocated to such signage for any purpose whatsoever, but subject to any state of facts that may have occurred since the time that Tenant shall be required to remove such signage (including, without limitation, the unavailability of the space for such signage due to a commitment to another tenant or Landlord’s granting to another tenant restrictions against such signage by Tenant), Tenant’s rights under this Article 32 with respect to such signage shall revive upon Tenant’s again satisfying the requirements for such signage. In the event that the name of Tenant as it appears on such signage is changed as permitted hereunder, Tenant shall pay to Landlord, as Additional Rent within thirty (30) days after demand therefor, any out-of-pocket costs actually incurred by Landlord in connection with such revised signage. Any signage installed by or on behalf of Tenant pursuant to this Article 32 shall be a Non-Standard Alteration. Tenant shall comply with the provisions of this Lease, including, without limitation, Article 4 hereof (including obtaining the consent of Landlord for all plans and specifications) in performing any construction or maintenance of such signage, or the removal of the same.

(e) Notwithstanding anything to the contrary herein contained, Landlord shall at all times during the Term have the right to (i) maintain a Building directory (physical and electronic) in the Lobby and (ii) install reception desk(s) in the Lobby or the Sky Lobby to serve office tenants in the Building (including Tenant).

(f) Subject to the terms of Section 32.1(b) hereof, if Landlord shall grant to any other tenant of the Building the right to have (i) signage attached to the wall in the vestibule in the Tenant Elevator Bank in the Sky Lobby, any dimension (as hereinafter defined) or lettering of which is greater than the corresponding dimension of any Tenant Signage then located in such vestibule, and provided the Signage Threshold is satisfied by the Original Tenant (and only as long as the Signage Threshold remains satisfied by the Original Tenant), then the Original Tenant shall have the right to increase the corresponding dimension or lettering of any Tenant Signage attached to the wall in such vestibule to the dimensions or lettering of such other tenant’s signage attached to the wall in such vestibule and to maintain Tenant Signage attached to the wall in such vestibule with such increased dimension or lettering or (ii) tenant identification signage at any sign-in or security desk in the Sky Lobby, and provided the

Expansion Threshold is satisfied by the Original Tenant (and only so long as the Expansion Threshold remains satisfied by the Original Tenant), then the Original Tenant shall have the right to have a similar identification signage at such desk. For purposes of this Section 32.1(f), “dimension” shall be deemed to mean the overall length, width and height of the signage or area of the wall covered by lettering.

Section 32.2 Notwithstanding anything to the contrary herein contained (but subject to the terms of this Section 32.2), all Tenant Signage rights are personal to the Original Tenant and in no event shall the Original Tenant sell, assign, convey or otherwise transfer any Tenant Signage rights (in whole or in part) in the Building or any other rights set forth in this Article 32 to any third party. Notwithstanding the foregoing, Landlord hereby agrees that any subtenant which subleases at least 200,000 RSF of the Premises or any assignee of one hundred percent (100%) of the Original Tenant’s interest in this Lease shall have the same rights as the Original Tenant as set forth in clauses (1) and (3) of Section 32.1(b), provided that (i) such assignee or subtenant is not a Person in which a majority of equity partners, members or shareholders are licensed to engage in the practice of law and which derives more than fifty percent (50%) of its gross income from the practice of law, (ii) the granting by Landlord of such rights or the installation by such assignee or subtenant of any such signage would not violate any leases for space in the Building which have been entered into as of the Commencement Date and would not entitle any of the tenants thereunder any signage rights which are otherwise greater than the rights of such tenants on the Commencement Date, (iii) Landlord shall have consented to such assignee or subtenant to the extent required under Article 14 hereof, (iv) the Original Tenant obtains Landlord’s prior written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that it shall not be deemed unreasonable for Landlord to withhold its consent to such assignment if Landlord determines in its reasonable discretion that the name or reputation of such assignee or subtenant or such signage or configuration of such seating area, as applicable, would not be consistent with tenancies in other First Class Times Square Office Buildings and the quality or nature of a first class tenancy in the Building, (v) the Original Tenant shall no longer have any rights set forth in clauses (1) and (3) of Section 32.1(b) hereof and (vi) solely in the case of the rights set forth in clause (3) of Section 32.1(b) hereof, the assignment or sublease to such assignee or subtenant shall include 100% of the RSF of the fifth (5th) floor of the Building. Notwithstanding anything to the contrary contained herein, if (A) Landlord recaptures the fifth (5th) floor of the Building pursuant to the exercise of its recapture rights under Section 14.5 hereof or Tenant elects to renew this Lease under Article 33 hereof and the Renewal Space does not include the fifth (5th) floor of the Building, (B) Landlord shall deny consent to the use by an assignee or subtenant of the seating area under this Section 32.2 (but shall consent to the assignment or sublease to such Person in accordance with Article 14 hereof) or (C) the Original Tenant shall not satisfy the Expansion Threshold (unless the Original Tenant shall have validly assigned its rights to use such seating area to a permitted assignee or subtenant in accordance with this Section 32.2), then unless Landlord permits the Original Tenant or such assignee or subtenant to continue to use such seating area, the RSF of such seating area shall no longer be deemed to be part of the Premises or covered by this Lease and the aggregate RSF of the Premises, the Fixed Rent, Tenant’s Share of Taxes, Tenant’s Share of Operating Expenses and the Theater Surcharge Payment shall be appropriately reduced. For purposes of this Article 32, Landlord and Tenant hereby agree that if, in accordance with this Section 32.2, the RSF of such seating area shall no longer be deemed to be part of the Premises, then (A) the RSF of such seating area shall be deemed to be one thousand fifty-one (1,051) and (B) an amount equal to 0.08940% shall be subtracted from Tenant’s Share of Operating Expenses and an amount equal to 0.0860% shall be subtracted from Tenant’s Share of Taxes.

Section 32.3 No Tenant Signage shall, without Landlord’s consent (such consent to be given or withheld in Landlord’s sole discretion), interfere with the occupancy of any other tenant nor delay or impose any additional expense (operating or capital) upon Landlord in the construction, design, maintenance, cleaning, repair, safety, management, security or operation of the Building or the Building Systems (other than such additional expense paid by Tenant within thirty (30) days after demand therefor). If Landlord approves any Tenant Signage and any additional expense (operating or capital) shall be incurred by Landlord as a result thereof (including, without limitation, additional maintenance expenses reasonably incurred as a result thereof), Tenant shall pay such additional expense (operating or capital) as Additional Rent within thirty (30) days after demand which shall include, with reasonable specificity, an accounting of such additional expense.

Section 32.4 Tenant acknowledges that exterior portions of the Building are used for retail and commercial signage purposes and that, subject to the terms of Section 23.3, Section 32.5 and Section 32.6 hereof, Tenant has no rights to restrict or limit the content or advertising copy on, or require the removal or alteration of, any retail or commercial signage erected on the Building, including, without limitation, commercial signage in the locations specified on Exhibit L attached hereto.

Section 32.5 Provided that the Expansion Threshold is then satisfied, if at any time during the Term, Landlord shall desire to lease or license the right to install any commercial signage (i.e., other than the signage of any retail tenants or signage identifying the Building) on sides of the exterior of the Building, fronting 42nd Street on the north or Broadway on the east, to a Competitor (as evidenced by a written proposal identifying such Competitor and the material economic terms of such lease or license), Landlord shall first offer to lease or license (as the case may be) such right to the Original Tenant by delivering notice to the Original Tenant describing in good faith the material terms set forth in such written proposal. The Original Tenant shall have the right to lease or license (as the case may be) such exterior commercial signage by delivering notice to Landlord with respect thereto no later than ten (10) days following the Original Tenant’s receipt of such notice from Landlord, time being of the essence. If the Original Tenant timely delivers such notice, the Original Tenant shall lease or license (as the case may be) such exterior commercial signage upon and subject to all of the terms set forth in Landlord’s notice and otherwise upon and subject to all of the terms of this Lease, as applicable. If the Original Tenant either rejects such offer or does not timely deliver its notice to Landlord with respect thereto, Landlord shall be free to lease or license (as the case may be) to such Competitor the right to install such commercial signage on the exterior of the Building, without any further obligation to the Original Tenant hereunder during the ensuing nine (9) month period. Any termination, cancellation or surrender of this Lease shall terminate any rights of the Original Tenant under this Section 32.5. For purposes of this Section 32.5, the term “Competitor” shall mean any (x) other company whose primary business is the sale of retail clothing or (y) brand name primarily associated with the sale of retail clothing, in each case which is listed on Exhibit M attached hereto. Exhibit M may be amended from time to time as follows: The initial list of such Persons attached hereto as Exhibit M shall be effective unless it is replaced with a new list, or modification thereto, provided by the Original Tenant to Landlord which (i) may be provided no more often than once in any twelve (12) month period in accordance with the provisions of this Section 32.5, and which shall then constitute Exhibit M, (ii) shall contain no more than ten (10) names of Competitors and (iii) shall be effective and be replaced as herein provided. In the event Landlord shall have entered into a binding agreement with a Person in connection with any commercial signage to be installed on the Building prior to the Original Tenant’s notice to Landlord that such Person should be added to Exhibit M, the addition of such Person to Exhibit M shall not be effective and such Person shall be deemed not to be a Competitor. No Person or brand name shall hereafter be included on Exhibit M unless (A) in the reasonable judgment of the Original Tenant (x) the primary business of such Person is the sale of retail clothing or (y) such brand name is primarily associated with the sale of retail clothing, and in each case the Original Tenant shall so certify in writing to Landlord and (B) such Person or brand name is approved by Landlord, such approval not to be unreasonably withheld or delayed. In addition, Tenant’s rights hereunder shall be subject and subordinate to the renewal of any such Competitor’s lease or license with respect any exterior commercial signage on the Building.

Section 32.6 Notwithstanding anything to the contrary contained herein, Landlord shall not permit any signs to be installed in or on the Building that disparage the name of the Original Tenant.

ARTICLE 33

RENEWAL OPTION

Section 33.1 Tenant shall have the right, at its option (the “Renewal Options”), to renew the initial Term of this Lease for (i) one term of five (5) years (the “First Renewal Term”) commencing on the day following the Expiration Date (the “First Renewal Term Commencement Date”) and expiring on the twentieth (20th) anniversary of the Full Rent Date (the “First Renewal Term Expiration Date”) and (ii) one additional term of five (5) years (the “Second Renewal Term”, and together with the First Renewal Term, each a “Renewal Term”), commencing on the day immediately succeeding the First Renewal Term Expiration Date (the “Second Renewal Term Commencement Date” and, together with the First Renewal Term Commencement Date, each a “Renewal Term Commencement Date”) and expiring on the twenty-fifth (25th) anniversary of the Full Rent Date (the “Second Renewal Term Expiration Date” and, together with the First Renewal Term Expiration Date, each a “Renewal Term Expiration Date”), consisting of the entire Premises or, at Tenant’s option, a portion thereof consisting of a Renewable Portion, together with, at Tenant’s option, the entire Fourth Floor Space. Tenant shall have no right to exercise or consummate any Renewal Option unless on the date Tenant gives Landlord the applicable Renewal Notice, this Lease shall be in full force and effect and no monetary Event of Default or material non-monetary Event of Default shall have occurred and be continuing under this Lease, and unless each of the following conditions have been satisfied on the date Tenant gives Landlord the applicable Renewal Notice and on the applicable Renewal Term Commencement Date:

(i) Tenant shall renew a Renewable Portion; and

(ii) Tenant shall be in Actual Occupancy of at least 100,000 RSF (not counting the RSF of the Fourth Floor Space).

Section 33.2 (a) Provided that all of the conditions precedent set forth in this Article 33 are fully satisfied, Tenant may elect to lease the Premises (or the Renewable Portion) for the applicable Renewal Term by delivering notice to Landlord (the “Renewal Notice”), which is no later than the date (the “Outside Exercise Date”) which is twenty (20) months prior to (i) the Expiration Date of the initial Term of this Lease or (ii) the First Renewal Term Expiration Date, as the case may be. Time shall be of the essence as to Tenant’s giving of the Renewal Notice. If Tenant fails to timely give any applicable Renewal Notice, Tenant shall have no further rights under this Article 33 and the Renewal Options contained herein, and Landlord shall be under no further obligation to offer to renew or extend the Term of this Lease. Any Renewal Notice shall specify in detail the Renewable Portion of the Premises as to which the applicable Renewal Option is exercised if such Renewal Option is exercised for less than the entire Premises. In the event that Tenant gives a Renewal Notice which fails to specify a Renewable Portion as to which such Renewal Notice applies, such Renewal Notice shall be deemed to apply to the entire Premises.

(i) The term “Renewal Space” as used in this Article 33 shall mean either the Renewable Portion (and, at Tenant’s option, the entire Fourth Floor Space) or the entire Premises, as the case may be, with respect to any exercise by Tenant of any Renewal Options.

(ii) The term “Renewable Portion” shall mean, at Tenant’s option, a portion of the Premises which consists of at least four (4) full contiguous floors of the Premises (not including the RSF of the Fourth Floor Space); provided, however, (A) at Tenant’s option, such Renewable Portion may also contain the entire Fourth Floor Space, (B) if Tenant shall desire to renew this Lease with respect to six (6) or more full floors (in addition to the Fifth Floor Space and not including the Fourth Floor Space), the Renewable Portion shall mean the fifth (5th) floor of the Building (if then part of the Premises) and at least six (6) full contiguous floors of the Premises, commencing with the highest or lowest floor, (C) if Tenant shall desire to renew this Lease with respect to four (4) or five (5) full floors (other than the Fourth Floor Space), the Renewable Portion shall mean four (4) or five (5) contiguous full floors of the Premises, commencing with the highest or lowest floor and (D) if Tenant shall desire to renew this Lease with respect to three (3) full floors (in addition to the Fifth Floor Space and not including the Fourth Floor Space), the Renewable Portion shall mean the Fifth Floor Space (which must be a full floor) and three (3) contiguous full floors of the Premises, commencing with the lowest floor.

(iii) In no event or under any circumstance shall Tenant have the right to exercise the option for the Second Renewal Term unless Tenant shall have theretofore validly exercised the option for the First Renewal Term.

(iv) Each Renewal Term shall be on all the terms and conditions of this Lease except that (1) if Tenant exercises the option for (A) the First Renewal Term, there shall be no further renewal or extension options other than Tenant’s option for the Second

Renewal Term and (B) the Second Renewal Term, there shall be no further renewal or extension options, (2) there shall be no further Landlord contributions or work allowances (including Landlord’s Contribution), (3) Fixed Rent shall be determined in accordance with this Article 33, and (4) if Tenant elects to extend the Term only with respect to a Renewable Portion, the percentage of the floor area of the Building defined as Tenant’s Share of Taxes and Tenant’s Share of Operating Expenses in Section 7.1(b) hereof and the amount of RSF originally used for purposes of calculating the Theater Surcharge Payment in accordance with Section 7.6(a) hereof shall be decreased in proportion to the RSF in the Renewable Portion.

(v) A conclusive determination of the fair market rent payable for the Premises during the applicable Renewal Term shall be made in the manner described in this Article 33.

(b) If Tenant shall have exercised a Renewal Option, then no later than six (6) months prior to the Expiration Date of the initial Term or the First Renewal Term Expiration Date, as applicable, Landlord, in a notice given to Tenant, shall specify its initial determination of the FMV for the Renewal Space during the Renewal Term. Within twenty (20) Business Days after receipt of Landlord’s notice, Tenant shall specify its initial determination of such FMV for the Renewal Space for the applicable Renewal Term. If, within sixty (60) days after receipt of Tenant’s notice, Landlord and Tenant fail to reach agreement on the determination of such FMV to be paid by Tenant for the Renewal Space during such Renewal Term, then either Landlord or Tenant (the “Initiating Party”) shall initiate the proceedings for such determination by notice to the other, and by designating in such notice the name and address of a commercial real estate broker, consultant or appraiser unaffiliated with the designating party and willing to act in such determination and having at least ten (10) years experience in the leasing of first-class office space in Manhattan (hereinafter called a “Qualified Appraiser”). Within ten (10) days after receipt by the other party (the “Responding Party”) of such notice, the Responding Party, by notice given to the Initiating Party, shall designate the name and address of another Qualified Appraiser willing so to act in such determination. If the Responding Party shall fail, neglect or refuse within said 10-day period to designate another Qualified Appraiser willing so to act, the Qualified Appraiser designated by the Initiating Party shall alone conduct the determination of the FMV for the Premises during a Renewal Term. If two (2) Qualified Appraisers have been designated as aforesaid, such Qualified Appraisers shall appoint an additional Qualified Appraiser (the “Third Qualified Appraiser”) who is willing so to act in such determination, and notice of such designation shall be given both to the Initiating Party and to the Responding Party. If the two (2) Qualified Appraisers do not, within a period of ten (10) days after the appointment of the latter of them, agree upon and designate a Third Qualified Appraiser willing so to act, either Qualified Appraiser previously designated may request the New York Office of the AAA to designate a Third Qualified Appraiser willing so to act and a Third Qualified Appraiser so appointed shall, for all purposes, have the same standing and powers as though the Third Qualified Appraiser had been seasonably appointed by the Qualified Appraisers first appointed. In case of the inability or refusal to serve of any person designated as a Qualified Appraiser, or in case any Qualified Appraiser for any reason ceases to be such, a Qualified Appraiser to fill such vacancy shall be appointed by the Initiating Party, Responding Party, the Qualified Appraisers first appointed or the New York Office of the AAA, as the case may be, whichever made the original appointment, or, if the party which made the original appointment fails to fill such vacancy, upon application of any Qualified Appraiser who continues to act or by the Initiating Party, the Responding Party or the New York Office of the AAA, and any Qualified Appraiser so appointed to fill such vacancy shall have the same standing and powers as though appointed originally. The resulting board of Qualified Appraisers, forthwith upon their appointment, shall (i) hear the parties to this Lease and their respective witnesses, and each of the parties shall upon the conclusion of their presentation be required to submit a complete statement (the “Fair Market Rent Proposal”) setting forth in detail all of the relevant economic terms of the party’s proposed determination of the FMV (it being understood that Landlord’s and Tenant’s respective proposed determinations may differ from Landlord’s and Tenant’s initial determinations of the FMV given to the other party in accordance with the first two (2) sentences of this clause (b), and in such event, the Qualified Appraisers shall not take into account any determination of such FMV previously given by Landlord or Tenant (as the case may be) to the other party), (ii) examine the records relating to the Building and such other documents and records as may, in their judgment, be necessary and (iii) select in the manner hereinafter provided, the FMV for the Renewal Space to become applicable for such Renewal Term.

(c) If, pursuant to the preceding provision, there is only one (1) Qualified Appraiser, the determination of FMV for the Renewal Space shall be determined by such sole Qualified Appraiser selecting, in its entirety, without modification, the Fair Market Rent Proposal submitted by either Landlord or Tenant as the FMV, whichever such Qualified Appraiser believes most accurately reflects fair market rental value per annum for the Renewal Space projected as of the applicable Renewal Term Commencement Date. Where, however, there exists a board of three (3) Qualified Appraisers, as is contemplated hereby, then the FMV for the Premises shall be determined by majority vote of the board of Qualified Appraisers selecting, in its entirety, without modification, the Fair Market Rent Proposal submitted by either Landlord or Tenant as the FMV, whichever such Qualified Appraisers believe most accurately reflects fair market rental value per annum for the Renewal Space projected as of such Renewal Term Commencement Date.

(d) Each of Landlord and Tenant shall pay the costs and fees of the Qualified Appraiser chosen by it, and Landlord and Tenant shall share the costs and fees of the Third Qualified Appraiser equally. Each of Landlord and Tenant shall pay the legal fees and expenses of their respective counsel. All costs and fees incurred by Landlord under this Section 33.2 (and comparable provisions in other leases) shall be excluded from Operating Expenses.

(e) Notwithstanding the foregoing, if Tenant gives its Renewal Notice at least two (2) months prior to the Outside Exercise Date (the “Early Renewal Notice”) (i.e., twenty-two (22) months prior to (A) the Expiration Date of the initial Term or (B) the Renewal Term Expiration Date of the First Renewal Term, as the case may be), the provisions of this Section 33.2(e) shall apply if Tenant shall specify in such notice that it is giving an early renewal notice under this Section 33.2(e). No later than thirty (30) days prior to the Outside Exercise Date, Landlord and Tenant shall simultaneously exchange notices (in sealed envelopes) to each other specifying their initial determinations of the FMV for the Renewal Space during the applicable Renewal Term (Landlord’s notice to Tenant specifying Landlord’s initial determination of FMV being hereinafter referred to as “Landlord’s Initial FMV Notice;” and Tenant’s notice to Landlord specifying Tenant’s initial determination of FMV being hereinafter referred to as “Tenant’s Initial FMV Notice”). During the thirty (30) day period commencing on the simultaneous exchange of Landlord’s Initial FMV Notice and Tenant’s Initial FMV Notice, Landlord and Tenant shall negotiate in good faith in order to agree upon the FMV for the Renewal Space during the applicable Renewal Term, after which Tenant shall have the right, in a notice to Landlord (the “Renewal Rejection Notice”), given no later than the Outside Exercise Date, to withdraw its Early Renewal Notice, in which event such Early Renewal Notice shall be null and void and of no further force and effect and Tenant shall have no further rights under this Article 33. Time shall be of the essence for the giving by Tenant of any Renewal Rejection Notice. If Tenant does not give a Renewal Rejection Notice, then unless Landlord and Tenant shall agree upon the FMV for the Renewal Space during the applicable Renewal Term, Landlord and Tenant shall proceed to determine the FMV of the Renewal Space to be applicable during the applicable Renewal Term as follows:

(i) no later than twelve (12) months prior to (1) the Expiration Date of the initial Term or (2) the Renewal Term Expiration Date of the First Renewal Term, as the case may be, Landlord and Tenant shall simultaneously exchange notices (in sealed envelopes) to each other of their final determinations of FMV for the Renewal Space during the applicable Renewal Term (Landlord’s notice to Tenant specifying Landlord’s final determination of FMV being hereinafter referred to as “Landlord’s Final FMV Notice;” and Tenant’s notice to Landlord specifying Tenant’s final determination of FMV being hereinafter referred to as “Tenant’s Final FMV Notice”); provided, however, that in no event shall (A) the FMV set forth in Landlord’s Final FMV Notice be greater than one hundred fifteen percent (115%) of the FMV set forth in Landlord’s Initial FMV Notice nor less than eighty two and one-half percent (82.5%) of the FMV set forth in Landlord’s Initial FMV Notice, and (B) the FMV set forth in Tenant’s Final FMV Notice be greater than one hundred seventeen and one-half percent (117.5%) of the FMV set forth in Tenant’s Initial FMV Notice nor less than eighty-five percent (85%) of the FMV set forth in Tenant’s Initial FMV Notice;

(ii) during the sixty (60) day period commencing on the giving of Landlord’s Final FMV Notice and Tenant’s Final FMV Notice, Landlord and Tenant shall negotiate in good faith in order to agree upon the FMV for the Renewal Space during the applicable Renewal Term, after which if Landlord and Tenant have been unable to agree upon the FMV for the Renewal Space during the applicable Renewal Term, either Landlord or Tenant shall initiate the proceedings for such determination by notice (the “Initiation Notice”) to the other. Within thirty (30) days after the giving of the Initiation Notice, Landlord and Tenant shall endeavor to agree upon a Qualified Appraiser to determine the FMV of the Renewal Space during the applicable Renewal Term in accordance with Section 33.2(b) hereof. If Landlord and Tenant are unable to agree upon the Qualified Appraiser during such thirty (30) day period, then immediately upon the expiration of such thirty (30) day period, either Landlord or Tenant shall request the appointment of a Qualified Appraiser by the AAA in accordance with the rules of the AAA. Within thirty (30) days after the Qualified Appraiser is selected by agreement of Landlord and Tenant, or appointed by the AAA, as the case may be, the Qualified Appraiser shall (1) hear the parties to this Lease and their respective witnesses, (2) examine the records relating to the Building and such other documents and records as may, in their judgment, be necessary and (3) select, in its entirety, without modification, whichever of the FMV set forth in Landlord’s Final FMV Notice or the FMV set forth in

Tenant’s Final FMV Notice the Qualified Appraiser believes most accurately reflects the projected fair market rental value per annum for the Renewal Space as of the applicable Renewal Term Commencement Date; and

(iii) the fees of the Qualified Appraiser shall be shared equally by Landlord and Tenant (and such fees borne by Landlord under this clause and comparable provisions of other leases will not constitute Operating Expenses).

Section 33.3 (a) Fixed Rent for each Renewal Term shall be the FMV of the Renewal Space as of the applicable Renewal Term Commencement Date, determined in accordance with this Article 33.

(b) If the final determination of FMV for the applicable Renewal Term shall not be made on or before the applicable Renewal Term Commencement Date in accordance with the provisions of this Article 33, then pending such final determination, Tenant shall pay as Fixed Rent for such Renewal Term (i) during the first two (2) months of such Renewal Term, at the Rent applicable under this Lease for the year immediately preceding such Renewal Term Commencement Date (as equitably reduced in the event that the applicable Renewal Space is less than the entire Premises) and (ii) thereafter, at the rent specified by Landlord as the FMV in Landlord’s Final FMV Notice. If, based upon the final determination of such Fixed Rent as provided herein, the payments made by Tenant on account of Fixed Rent for such Renewal Term were (A) less than the Fixed Rent as finally determined in accordance with the provisions hereof, Tenant shall pay to Landlord the amount of such deficiency, with interest thereon at the Applicable Rate from the respective due dates therefor until paid, within thirty (30) days after demand therefor, or (B) greater than the Fixed Rent as finally determined in accordance with the provisions hereof, within thirty (30) days after such determination Landlord, at Landlord’s option, shall either pay such excess to Tenant or credit the amount of such excess against the next installments of Rent due under this Lease, with interest thereon at the Applicable Rate from the respective dates of overpayment until credited (provided that if it would take longer than thirty (30) days to fully apply such credit against the next installments of Rent, Landlord shall pay Tenant such excess within such thirty (30) day period).

Section 33.4 Any determination of FMV pursuant to this Article 33 shall be made taking into consideration (i) the fair market rental value of space of similar size and comparable condition in any First Class Times Square Office Buildings (including the Building) available for leasing for a comparable term (taking into account all relevant factors) by a ready, willing and able tenant from a ready, willing and able landlord, neither of whom is under compulsion to enter into a lease, (ii) Tenant’s payment with respect to Taxes and Operating Expenses and Percentage Rent Payment and Theater Surcharge Payment as provided in Article 7 of this Lease (provided that base years for determining Base Taxes and Base Operating Expenses shall be updated in connection with determining the FMV), and (iii) work contributions, free rent and other terms and concessions available in the market at the time of such renewal.

ARTICLE 34

EXPANSION OPTIONS; RIGHT OF FIRST OFFER

Section 34.1 (a) Provided that at the time of such exercise and on the applicable Expansion Commencement Date (i) there exists no monetary Event of Default or material non-monetary Event of Default that has occurred and is then continuing, (ii) this Lease is in full force and effect, and (iii) solely with respect to the Second Expansion Option, the Expansion Threshold shall have been satisfied, then Tenant shall have (1) the right (the “First Expansion Option”) to add to the Premises the entire sixteenth (16th) floor of the Building (the “First Available Expansion Space”) for a term to commence on the First Expansion Commencement Date on the terms set forth below and to be coterminous with the Term and (2) the right (the “Second Expansion Option” and, together with the First Expansion Option, the “Expansion Options”) to add to the Premises either (x) the entire seventeenth (17th) floor of the Building or (y) the entire seventeenth (17th) and eighteenth (18th) floors of the Building (the “Second Available Expansion Space” and, together with the First Available Expansion Space, the “Available Expansion Space”) for a term to commence on the Second Expansion Commencement Date on the terms set forth below and to be coterminous with the Term. For purposes of this Section 34.1, “Availability Date” shall mean the date, designated by Landlord in a written notice (the “Availability Notice”) given by Landlord to Tenant, that the applicable Available Expansion Space can be leased pursuant to the exercise by Tenant of the applicable Expansion Option, which Availability Date shall occur between (I) the fourth (4th) and sixth (6th) anniversaries of the Rent Commencement Date in the case of the First Expansion Option and (II) the ninth (9th) and eleventh (11th) anniversaries of the Rent Commencement Date in the case of the Second Expansion Option. Landlord shall endeavor in good faith to send Tenant a notice no later than five (5) days prior to the commencement of the applicable exercise periods with respect to the First Expansion Option and Second Expansion Option, provided that the failure of Landlord to send such notices shall in no event entitle Tenant to any rights hereunder or operate to revive Tenant’s Expansion Options if Tenant shall fail to timely exercise same. Landlord shall give to Tenant the applicable Availability Notice setting forth the applicable Availability Date after Landlord completes the initial lease-up of the Building (but in no event shall any Availability Notice be given less than twenty-four (24) months prior to the Availability Date to be set forth in the Availability Notice). If Tenant desires to exercise any Expansion Option, Tenant shall deliver a notice (the “Expansion Notice”) to Landlord notifying Landlord of such exercise no later than thirty (30) days after the delivery by Landlord of the applicable Availability Notice. Time shall be of the essence as to Tenant’s giving the Expansion Notice. If Tenant fails to timely give the Expansion Notice with respect to either of the Expansion Options, Tenant shall have no further right to exercise such Expansion Option and such Expansion Option shall be null and void. Unless and until Tenant shall have allowed the Expansion Options to go unexercised as provided in this Section 34.1(a), Tenant waives in writing the Expansion Options or Tenant shall not have the right to exercise the Expansion Options and/or lease the Available Expansion Space, Landlord shall not enter into any lease or other agreement with another party for the Available Expansion Space that would have a term that extends beyond the date immediately preceding the applicable Availability Date (unless such other party’s right to lease the applicable Available Expansion Space from and after such Availability Date is expressly conditioned upon Tenant’s not exercising its rights under this Section 34.1(a)).

(b) Landlord shall use its reasonable efforts to deliver possession of the Available Expansion Space to Tenant on the applicable Availability Date; provided, however, that in the event that Landlord is unable to deliver possession of the Available Expansion Space on such Availability Date for reasons beyond Landlord’s reasonable control (including the failure of an existing occupant to vacate such space), the commencement date for Tenant’s leasing of such Available Expansion Space pursuant to Tenant’s exercise of the applicable Expansion Option (such commencement date with respect to (i) the First Expansion Option being hereinafter referred to as the “First Expansion Commencement Date” and (ii) the Second Expansion Option being hereinafter referred to as the “Second Expansion Commencement Date” and, together with the First Expansion Commencement Date, each an “Expansion Commencement Date”) shall be the first (1st) day after actual possession of the Available Expansion Space is so delivered to Tenant, and a delay in such Expansion Commencement Date shall be Tenant’s sole remedy at law or in equity (Tenant hereby waiving any right to rescind this Lease and/or to recover any damages on account of such delay); provided, further, that (1) Landlord shall use commercially reasonable efforts (including, without limitation, the bringing of litigation if the same would be prudent in Landlord’s reasonable discretion), to cause such holdover tenant promptly to vacate such Available Expansion Space, (2) Landlord will reasonably consult with Tenant from time to time as to the status of Landlord’s efforts and (3) if Landlord is unable to deliver such Available Expansion Space to Tenant within six (6) months after the applicable Availability Date, Tenant may, at any time thereafter, terminate Tenant’s exercise of the applicable Expansion Option by written notice to Landlord, such notice to be effective on a date no sooner than thirty (30) days after Landlord’s receipt of such notice. If Landlord delivers the applicable Available Expansion Space to Tenant prior to the effective date of Tenant’s termination notice, Tenant’s election to terminate its exercise of such Expansion Option shall be null and void and such Available Expansion Space shall be deemed to be part of the Premises. The foregoing is intended to be “an express provision to the contrary” under Section 223-a of the New York Real Property Law or any successor statute of similar import.

(c) If Tenant exercises an Expansion Option:

(i) Effective as of each Expansion Commencement Date: (1) the definition of Premises shall be modified to include the applicable Available Expansion Space; (2) the percentage of the floor area of the Building defined as Tenant’s Share of Taxes and Tenant’s Share of Operating Expenses, respectively, and the RSF used in calculating the Percentage Rent Payment and the Theater Surcharge Payment shall be increased proportionately; and (3) the term of the leasing of the applicable Available Expansion Space shall be coterminous with the then current Term; it being agreed that the RSF of the Available Expansion Space is set forth on Exhibit A-2 attached hereto; provided, however, that nothing contained herein shall prevent any Qualified Appraiser from considering the then market “loss factor” as a relevant factor under Section 33.4 hereof;

(ii) Promptly after an Expansion Commencement Date, Landlord and Tenant shall execute an amendment to this Lease confirming the terms of the expansion, but failure to do so shall have no effect on Tenant’s agreement to lease the applicable Available Expansion Space;

(iii) If Tenant elects to lease the Second Available Expansion Space, subject to this clause (iii), Fixed Rent shall be increased to include the FMV of the Second Available Expansion Space as of the Second Expansion Commencement Date, such FMV to be determined as set forth in this clause (iii). If, within sixty (60) days after receipt of the Availability Notice relating to the Second Expansion Option, Landlord and Tenant fail to reach agreement on the determination of the FMV to be paid by Tenant for the Second Available Expansion Space, then either Landlord or Tenant shall initiate the arbitration proceedings for such determination by notice to the other, and by designating in such notice the name and address of a Qualified Appraiser. FMV for the Second Available Expansion Space shall be determined in the same fashion as FMV for the Premises during a Renewal Term is determined pursuant to Section 33.2(b) (other than the first sentence thereof), Section 33.2(c) and (d), and Section 33.3 and Section 33.4 above. But for the first two (2) sentences of this clause (iii), all other provisions of the foregoing Sections for determining FMV for the Premises during a Renewal Term shall apply, mutatis mutandis, in respect of a determination of FMV for the Second Available Expansion Space, including, without limitation, any free rent and credits against rent analogous to those described in Section 33.4 hereof;

(iv) If Tenant elects to lease the First Available Expansion Space, then from and after (1) the First Expansion Commencement Date, the Premises shall automatically be increased to include the RSF of the First Available Expansion Space (as set forth in the applicable Availability Notice; it being agreed that the RSF of the Available Expansion Space is set forth on Exhibit A-2 attached hereto; provided, however, that nothing contained herein shall prevent any Qualified Appraiser from considering the then market “loss factor” as a relevant factor under Section 33.4 hereof) and (2) the date which is the four (4) month anniversary of the First Expansion Commencement Date, Fixed Rent, Tenant’s Share of Taxes, Tenant’s Share of Operating Expenses, the Percentage Rent Payment and the Theater Surcharge Payment payable hereunder shall be increased based upon the addition of the First Available Expansion Space to the Premises (at the applicable rate in effect from time to time from and after the First Expansion Commencement Date with respect to the Office Space (other than the Fourth Floor Space));

(v) Notwithstanding anything to the contrary contained herein, (1) Tenant shall not be entitled to any Landlord’s Contribution attributable to any Available Expansion Space and (2) if Tenant leases the entire sixteenth (16th) floor of the Building pursuant to the First Expansion Option, then Landlord shall reprogram the elevators serving the Midrise Elevator Bank so that said elevators do not service the sixteenth (16th) floor of the Building; and

(vi) Notwithstanding the provisions of Section 14.9(a) hereof, if Tenant exercises the First Expansion Option and, within three (3) years thereafter, subleases all or any portion of the First Available Expansion Space (other than to a Permitted Transferee in accordance with Section 14.2(a) hereof or an Affiliate in accordance with Section 14.2(b) hereof), then (1) if the Expansion Threshold is not satisfied at the time of such exercise, Landlord shall be entitled to one hundred percent (100%) of the sums and other consideration set forth in Section 14.9(a)(ii) hereof, as applicable, relating to such subleased space; it being agreed that if the sublease demising such First Available Expansion Space also demises any other portion(s) of the Premises, then Landlord and Tenant shall in good faith allocate such sums and other consideration (and any Transaction Expenses related to such sublease) on a fair and equitable basis and (2) if the Expansion Threshold is satisfied, Landlord shall be entitled to fifty percent (50%) of the sums and other consideration set forth in Section 14.9(a)(ii) hereof, as applicable, relating to such subleased space in accordance with the terms of Section 14.9 hereof.

(d) The Available Expansion Space shall be delivered broom clean in its then “AS IS” condition (but free of any furniture and other personal property of the prior tenant and free of any Alterations which Landlord generally requires tenants in the Building to remove at the expiration of the terms of such tenants’ leases) without representation or warranty by Landlord. Landlord shall have no obligation to remove improvements (other than Alterations that would constitute Non-Standard Alterations hereunder) made to any of the Available Expansion Space prior to delivery to Tenant, whether or not made by Landlord, nor shall Landlord have any obligation to prepare the space for Tenant’s occupancy.

(e) Notwithstanding anything to the contrary contained herein, Tenant’s Second Expansion Option shall not apply with respect to any floor leased by Clarendon pursuant to the exercise by Clarendon of its ten year expansion right in accordance with that certain letter agreement, dated as of December 30, 2003, between Landlord and Clarendon, in connection with the Clarendon Lease. Landlord hereby represents that Clarendon does not have any expansion rights (other than such ten year expansion right) which are superior to the rights of Tenant under this Section 34.1.

(f) Notwithstanding anything to the contrary contained herein, if a lease for any Second Available Expansion Space, is terminated on account of a default or an anticipated involuntary default of the tenant thereunder prior to its scheduled expiration date, Landlord shall have the right to designate, by written notice to Tenant (“Landlord’s Expansion Acceleration Notice”), an Availability Date with respect to such Second Available Expansion Space. Tenant may, by giving notice to Landlord within forty-five (45) days after receipt of Landlord’s Expansion Acceleration Notice, elect to lease such Second Available Expansion Space as of such Availability Date designated by Landlord in Landlord’s Expansion Acceleration Notice (which date shall not be earlier than forty-five (45) days after the giving of Landlord’s Expansion Acceleration Notice), subject to the terms of this Section 34.1. If Tenant shall timely elect to lease such Second Available Expansion Space, then the Rent for such Second Available Expansion Space shall be deemed to be equal to (i) for the period commencing on the Second Expansion Commencement Date and expiring on the day immediately preceding the ninth (9th) anniversary of the Rent Commencement Date, the lesser of (x) the annualized fixed rent and additional rent payable under such terminated lease with respect to such Second Available Expansion Space immediately preceding such termination and (y) the Rent (on a square foot basis) then payable hereunder with respect to the Office Space and (ii) thereafter, as determined pursuant to Section 34.1(c) hereof. If Tenant shall not elect to lease such Second Available Expansion Space within such thirty (30)-day period, then, notwithstanding anything to the contrary contained in Section 34.1(a), (i) Landlord shall have the right to lease such Second Available Expansion Space to a third party for a term not to extend beyond the later of (x) five

(5) years and (y) the original Availability Date for such Second Available Expansion Space, (ii) the Availability Date for such Second Available Expansion Space shall be the date immediately following the scheduled expiration date of such lease (but in no event earlier than the original Availability Date for such Second Available Expansion Space set forth in Section 34.1(a) above) and (iii) Tenant shall be required to deliver an Expansion Notice electing to exercise the Second Expansion Option for such Second Available Expansion Space twenty-four (24) months prior to the scheduled expiration date of such lease (but in no event earlier than the original Availability Date for such Second Available Expansion Space set forth in Section 34.1(a) above).

Section 34.2 (a) Provided that at the time of such exercise and on the date the space is delivered to Tenant (1) there exists no monetary Event of Default or material non-monetary Event of Default, (2) this Lease is in full force and effect and (3) if such date of exercise and/or date of delivery is on or after the Rent Commencement Date, the Expansion Threshold shall have been satisfied (collectively, the “ROFO Conditions”), then; if at any time any full or partial floor(s) (excluding the Premises) served by the Lowrise Elevator Bank or the Midrise Elevator Bank (collectively, the “ROFO Floors”) become “available for leasing” or are anticipated to become “available for leasing”, and Landlord desires to lease such full or partial floor(s), Landlord shall (i) so notify Tenant (a “ROFO Notice”), (ii) identify the space available (the “Offered Space”) and whether such space is required to be leased in one block, (iii) set forth the date (the “Delivery Date”) on which the Offered Space can be leased pursuant to the exercise by Tenant of its rights under this Section 34.2, which date shall be no sooner than thirty (30) days after the delivery of such ROFO Notice and (iv) set forth the FMV of the Offered Space determined by Landlord as of the date of the ROFO Notice (the “ROFO Offer”). Tenant shall, within thirty (30) days after receipt of the ROFO Notice, by written notice (the “ROFO Election Notice”), either (I) accept the ROFO Offer (and state in Tenant’s notice whether Tenant accepts the FMV specified by Landlord in the ROFO Offer for the Offered Space or, if Tenant does not accept such FMV, specify Tenant’s determination of the FMV of the Offered Space), (II) reject the ROFO Offer, it being understood that Tenant’s failure to respond to the ROFO Offer as aforesaid shall be deemed a rejection thereof or (III) accept a portion of the Offered Space set forth in such ROFO Offer, but only if Landlord is not then marketing all of such Offered Space in one block (provided that if Tenant elects to lease less than all of such Offered Space, then the floors which Tenant elects to lease shall be contiguous floor(s) (to the extent available, or the next closest floor(s), if contiguity is not available) commencing from the lowest floor of such Offered Space). Any election by Tenant to accept or reject the ROFO Offer shall be irrevocable. If Tenant fails to timely elect to exercise any option to lease any such Offered Space in accordance with this Section 34.2(a), then, for the first twelve (12) months following the expiration of the thirty (30) day period following Tenant’s receipt of Landlord’s ROFO Notice, Tenant shall not have the right to lease such Offered Space under this Section 34.2(a); provided, however, after the expiration of such twelve (12) month period Landlord shall once again be required to offer all or any portion of such Offered Space to Tenant in accordance with this Section 34.2(a) if such space shall be (or shall be anticipated to become) “available for leasing” and Landlord shall not have entered into a lease with respect to such Offered Space during such twelve (12) month period to any potential tenant or occupant thereof (it being agreed that if Landlord has entered into a lease with respect to only a portion of such Offered Space during such twelve (12) month period, then the provisions of this Section 34.2(a) shall once again become applicable to the portion(s) of such Offered Space which become (or are anticipated to become) “available for leasing” after the expiration of such twelve (12) month period).

Notwithstanding the foregoing, if Landlord indicates in its ROFO Notice that any particular Offered Space is required to be leased in one block and Landlord subsequently desires to market portions of such Offered Space separately, then Landlord shall once again be required to offer such portions to Tenant in accordance with the terms of this Section 34.2. Tenant’s option to lease Offered Space under this Section 34.2 shall be referred to herein as the “ROFO Option”.

(b) If Tenant accepts a ROFO Offer, Tenant shall, within thirty (30) days after such election enter into an amendment to this Lease adding the applicable Offered Space to the Premises and otherwise incorporating the terms contained in the applicable ROFO Notice (or if Tenant does not accept the FMV specified by Landlord in any ROFO Offer, then such amendment shall be entered into by Tenant within thirty (30) days after the date of the determination of the FMV of such Offered Space as provided in this Section 34.2); provided, however, that Landlord shall have no obligation to enter into such amendment of this Lease, or make any such ROFO Offer, if at the time of entering into such amendment of this Lease, or making of such ROFO Offer, the ROFO Conditions are not then met. If Tenant shall fail to enter into such an amendment to this Lease within such thirty (30) day period and Landlord is willing to enter into such an amendment, then Tenant shall have no further rights under this Article 34 with respect to the Offered Space (it being agreed that time is of the essence with respect to the giving of such notice and the execution of such amendment), and Landlord shall be free to lease any or all of such Offered Space to a third party or parties from time to time on such terms and conditions as it may deem appropriate. If Tenant accepts the ROFO Offer, the Offered Space shall be delivered broom clean in its then “AS IS” condition (but free of any furniture and other personal property of the prior tenant) without representation or warranty by Landlord. Landlord shall have no obligation to remove improvements made to the Offered Space prior to delivery to Tenant, whether or not made by Landlord, nor shall Landlord have any obligation to prepare the Offered Space for Tenant’s occupancy.

(c) Notwithstanding the foregoing, Tenant’s rights under this Section 34.2 shall be subject and subordinate to (i) any options, commitments or rights now held by any other existing tenants and/or (ii) in the event that Tenant rejects any ROFO Offer for any Offered Space and after the date of such rejection, any existing or future tenant enters into a lease of such Offered Space or any portion thereof, (A) any option or commitment hereafter held by such existing or future tenant in such new lease to exercise an expansion option with respect to such Offered Space or any portion thereof and (B) the renewal or extension, after the date of such rejection, of an expiring lease with any such tenant with respect to such Offered Space.

(d) If, within sixty (60) days after receipt of the ROFO Notice, Landlord and Tenant fail to reach agreement on the determination of the FMV to be paid by Tenant for the applicable Offered Space, then either Landlord or Tenant shall initiate the arbitration proceedings for such determination by notice to the other, and by designating in such notice the name and address of a Qualified Appraiser. FMV for any Offered Space shall be determined in the same fashion as FMV for the Premises during a Renewal Term is determined pursuant to Section 33.2(b) (other than the first sentence thereof), Sections 33.2(c) and (d), Section 33.3 and Section 33.4 above. But for the first sentence of this clause (d), all other provisions of the foregoing Sections for determining FMV for the Premises during a Renewal Term shall apply, mutatis mutandis, in respect of a determination of FMV for the Offered Space, except that the Qualified Appraiser(s), in determining the FMV for such Offered Space, shall also take into account the terms and conditions offered by Landlord pursuant to Section 34.2(a).

(e) Notwithstanding anything to the contrary contained herein, Fixed Rent with respect to any Offered Space shall be equal to the greater of (i) the FMV of such Offered Space and (ii) the Fixed Rent in effect from time to time from and after the Delivery Date with respect to the Office Space located on the floor of the Building which is closest to such Offered Space. If, pursuant to the preceding provisions of this Section 34.2, the FMV for such Offered Space has not been determined as of the date the same is to become effective, Tenant shall pay on account of Fixed Rent for such Offered Space the Fixed Rent from time to time payable from and after the Delivery Date with respect to the Office Space as the FMV until such determination is made, with necessary adjustments between Landlord and Tenant to be made retroactively, by credit against the next installment(s) of Fixed Rent becoming due with respect to such Offered Space, after a final determination of the FMV of such Offered Space as provided in this Section 34.2.

(f) As used in this Section 34.2, the term “available for leasing” shall mean that any full or partial floor shall be available for Tenant to lease in accordance with the terms of this Section 34.2 after the expiration or earlier termination of the initial lease with respect to such floor.

(g) Notwithstanding anything to the contrary contained herein, Tenant may only exercise the ROFO Option with respect to a partial floor of the Building if (A) Landlord then intends to market such space for partial occupancy, (B) Tenant exercises its option to lease such partial floor under this Section 34.2 with respect to all of the RSF of the partial floor which Landlord so intends to market (unless Landlord specifies in the applicable ROFO Notice that Landlord is marketing portions the RSF of such partial floor in separate segments) and (C) such partial floor either (1) constitutes at least nine thousand (9,000) contiguous RSF located on such floor or (2) is contiguous to any other portion of the Premises. Except with respect to any partial floors, the term of the leasing of any Offered Space shall be coterminous with the then current Term and, with respect to any partial floors, the term of the leasing of the Offered Space shall be the term being offered by Landlord.

(h) Except as expressly set forth herein, there shall be no limit to the number of times Tenant may exercise the ROFO Option pursuant to the provisions hereof, as space becomes available for leasing.

(i) Notwithstanding anything to the contrary contained herein, Tenant shall not have any ROFO Option during the final twenty (20) months of the Term.

ARTICLE 35

MISCELLANEOUS

Section 35.1 (a) The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder (but the foregoing shall not be construed as a waiver or release by Tenant of any liability of Landlord for any failure to observe or perform such covenants and obligations required to be observed or performed prior to the date of such sale, conveyance, assignment or transfer), and the transferee of Landlord’s interest in the Building or the Real Property, as the case may be, shall be deemed to have assumed all obligations under this Lease. Landlord shall notify Tenant simultaneously with or promptly following any transfer of Landlord’s interest in the Building or the Real Property, as the case may be. The liability of Landlord for Landlord’s obligations under this Lease shall be limited to Landlord’s leasehold estate and interest in the Building and Tenant shall not look to any other property or assets of Landlord or the property or assets of any of the Landlord Exculpated Parties (defined below) in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations.

(b) Except to the extent of Landlord’s leasehold estate and interest in and to the Building (and except as expressly set forth on the signature page of Boston Properties Limited Partnership attached hereto), no recourse shall be had on any of Landlord’s obligations under this Lease or for any claim based thereon or otherwise in respect thereof against any incorporator of Landlord, subscriber to Landlord’s capital stock, shareholder, employee, agent, officer or director, past, present or future, of any corporation, or any partner or joint venturer of any partnership or joint venture, or any member of any limited liability company which shall be Landlord hereunder or included in the term “Landlord” or of any successor of any such corporation or limited liability company, or against any principal, disclosed or undisclosed, or any such corporation or limited liability company, or against any principal, disclosed or undisclosed, or any affiliate of any party which shall be Landlord or included in the term “Landlord”, whether directly or through Landlord or through any receiver, assignee, agent, trustee in bankruptcy or through any other person, firm or corporation (collectively, the “Landlord Exculpated Parties”), whether by virtue of any constitution, statute or rule of law or by enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by Tenant. Tenant shall look only and solely to Landlord’s leasehold estate and interest in and to the Building and the rents and profits and proceeds therefrom for the satisfaction of any right of Tenant arising out of this Lease or for the collection of judgment or other judicial process or arbitration award requiring the payment of money by Landlord in connection with this Lease and no other property or assets of any Landlord Exculpated Party shall be subject to levy, lien, execution, attachment, or other enforcement procedure for the satisfaction of Tenant’s rights and remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or under law, or Tenant’s use and occupancy of the Premises or any other liability of Landlord to Tenant.

Section 35.2 (a) Wherever in this Lease Landlord’s consent or approval is required, if Landlord shall refuse such consent or approval, then, unless Landlord willfully refuses (or acts grossly negligent in refusing) such consent or approval in bad faith, Tenant shall not be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld, unreasonably conditioned or unreasonably delayed its consent or approval. In such event, Tenant’s sole remedy shall be an action or proceeding for specific performance, injunction or declaratory judgment.

(b) In the event of a breach or threatened breach by either party hereto of any term, covenant or condition of this Lease, the other party shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if no remedies were provided in this Lease for such breach. The rights to invoke the remedies herein before set forth are cumulative and shall not preclude either party from invoking any other remedy allowed at law or in equity.

Section 35.3 (a) All of the Exhibits attached to this Lease are incorporated in and made a part of this Lease. This Lease may not be changed, modified, terminated or discharged, in whole or in part, except by a writing, executed by the party against whom enforcement of the change, modification, termination or discharge is to be sought. Wherever appropriate in this Lease, personal pronouns shall be deemed to include the other genders and the singular to include the plural. The captions hereof are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof. All Article and Section references set forth herein shall, unless the context otherwise specifically requires, be deemed references to the Articles and Sections of this Lease. Whenever the words “include,” “includes,” or “including” are used in this Lease, they shall be deemed to be followed by the words “without limitation.”

(b) This Lease shall be governed in all respects by the laws of the State of New York applicable to agreements executed in and to be performed wholly within New York, including General Obligations Law Section 5-1401, but without giving effect to any other principles of conflict of laws.

(c) If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

(d) The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors, and, except as otherwise provided in this Lease, their assigns.

Section 35.4 (a) Tenant represents and warrants to Landlord that (i) the financial statements of Tenant dated as of January 31, 2004 and heretofore delivered to Landlord are true and correct and fairly reflect the financial condition and results of operation of Tenant as of the dates thereof and (ii) as of the date of this Lease, there has been no material adverse change in the financial condition of Tenant from the date of the latest of such financial statements which could reasonably be expected to materially adversely affect Tenant ability to perform its obligations hereunder.

(b) Tenant shall deliver to Landlord, annually, at the time the same is sent to Tenant’s stockholders, a copy of Tenant’s Annual Report to Stockholders in the form filed with the Securities and Exchange Commission. In addition, Tenant shall maintain full and accurate books of account and records of Tenant’s business operation or enterprise in such manner as set forth in Section 10.5(d) of the Ground Lease to the extent such requirements are applicable to Tenant.

Section 35.5 Landlord may elect, at any time during the Term, to convert the Building or the Real Property to condominium ownership (a “Conversion”), and Tenant, at Landlord’s expense (which, together with comparable expenses for other tenants, shall not be included in Operating Expenses), shall cooperate with Landlord as reasonably requested by Landlord in connection with a Conversion, provided that:

(a) no Conversion shall have the effect of increasing Tenant’s Tax Payment and or Tenant’s Operating Payment and/or any other charges payable by Tenant under this Lease, in each case above the amounts as would have been payable in the absence of such Conversion and if any such increase shall result from such Conversion, then the amount of such increase (which increase and comparable increases for other tenants shall not be included in Operating Expenses) shall be borne by Landlord and not by Tenant;

(b) the obligations of Landlord under this Lease shall, at Landlord’s option, either (i) continue to be performed and observed by Landlord as set forth herein, or (ii) shall have been assumed in writing by (A) the successor landlord with respect to obligations hereunder to be performed within the Premises, and (B) the board of managers or equivalent governing body of the condominium association, with respect to obligations hereunder affecting the Building and the Building Systems outside of the Premises;

(c) no Conversion shall in any other manner have the effect of (i) increasing Tenant’s obligations or decreasing Tenant’s rights, or (ii) decreasing Landlord’s obligations or increasing Landlord’s rights;

(d) the condominium declaration shall, if permitted by law, expressly provide that this Lease is superior thereto in all respects (or if not so permitted, Tenant shall be given a non-disturbance agreement reasonably satisfactory to Tenant); and

(e) no Conversion shall have any effect on the liability of Boston Properties Limited Partnership with respect to the funding of the Landlord Contribution, the payment of brokerage commissions in connection with this Lease or any other financial obligations of Landlord expressly provided herein.

Section 35.6 Except as expressly provided to the contrary in this Lease, Landlord and Tenant agree that all disputes arising, directly or indirectly, out of or relating to this Lease, and all actions to enforce this Lease, shall be dealt with and adjudicated in the courts of the State of New York or the Federal courts sitting in New York City; and for that purpose hereby expressly and irrevocably submit to the jurisdiction of such courts.

Section 35.7 Landlord agrees that it shall not modify any of the Governmental Documents or the Mortgage Documents in such a manner as to materially adversely affect

Tenant or have an adverse monetary effect on Tenant which is other than de minimis unless Landlord shall pay the costs of such monetary increases which are other than de minimis (which increase, together with comparable increases for other tenants, shall not be included in Operating Expenses) and Landlord hereby represents and warrants to Tenant that as of the Effective Date (i) Landlord has delivered, or has caused to be delivered, to Tenant true, accurate and complete copies of the Governmental Documents (as listed on Schedule A attached hereto) and the Mortgage Documents (as listed on Schedule B), (ii) the Ground Lease and, to the best of Landlord’s knowledge, the Governmental Documents (as listed on Schedule A) and the Mortgage Documents (as listed on Schedule B attached hereto) are in full force and effect and have not been modified or amended, except as set forth on Schedule A attached hereto or Schedule B attached hereto (as applicable), (iii) to the best of Landlord’s knowledge, no default exists and no condition or event exists which, after notice or lapse of time, or both, would constitute a default under the Governmental Documents or the Mortgage Documents, and (iv) to the best of Landlord’s knowledge, all of the consents required under the Governmental Documents and the Mortgage Documents in connection with the execution and delivery of this Lease have been obtained as of the date hereof.

Section 35.8 If pursuant to the Federal Bankruptcy Code, Tenant is permitted to assign or otherwise transfer this Lease (whether in whole or in part in disregard of the restrictions contained in this Section 35.8 and Article 14), Tenant agrees that adequate assurance of future performance by the assignee or transferee permitted under the Federal Bankruptcy Code shall mean the deposit of cash security (or a letter of credit) with Landlord in an amount equal to the sum of one year’s Fixed Rent then payable hereunder plus an amount equal to all Additional Rent payable to Landlord for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the Term as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed. If Tenant receives or is to receive any valuable consideration for such an assignment or transfer (in part or in whole) of this Lease, Landlord shall receive the same fifty percent (50%) of such consideration as Landlord would receive had the assignment or transfer (and the calculation thereunder) been made pursuant to Article 14. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain, in proceedings for the termination of this Lease by reason of bankruptcy or insolvency, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

Section 35.9 If an excavation or other substructure work shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as shall be reasonably necessary to preserve the wall of the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent. Landlord shall use reasonable efforts (which shall not, other than as set forth below in this Section 35.9, include the use of overtime or premium labor other than in the case of imminent danger to life or property) to minimize interference with Tenant’s access to and use and occupancy of the Premises in performing such excavation or other substructure work and to cause such work to be performed diligently and in a workerlike manner and in compliance with Legal Requirements. In the case that such work is reasonably likely to materially adversely affect Tenant’s business operations in the Premises, Landlord shall cause such work to be performed at Tenant’s request on an “overtime” basis at Tenant’s sole cost and expense.

Section 35.10 (a) Landlord represents and warrants as of the Effective Date that (i) Landlord is a duly formed and validly existing limited liability company authorized to do business in the State of New York, (ii) the execution, delivery and performance by Landlord of this Lease has been duly authorized by all necessary limited liability company action, (iii) the limited liability company member of the Landlord is Boston Properties Limited Partnership, (iv) the Managing Member, with authority to execute this Lease on behalf of Landlord is Boston Properties Limited Partnership and (v) as of the date hereof, the Land constitutes one (1) or more separate tax lots.

(b) Tenant represents and warrants as of the Effective Date that (i) Tenant is duly formed and validly existing Delaware corporation, authorized to do business in the State of New York and (ii) the execution, delivery and performance by Tenant of this Lease has been duly authorized by all necessary corporate action.

Section 35.11 Tenant agrees that it will neither commit nor knowingly permit discrimination by reason of race, creed, color, national origin, sex, sexual orientation, age, disability or marital status in any work performed on the Premises or the use thereof.

Section 35.12 This Lease may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

Section 35.13 Notwithstanding anything to the contrary contained herein, neither Landlord nor Tenant shall be liable hereunder to the other for any consequential, special or indirect damages except as set forth in Sections 18.2(a)(ii) and 21.2 hereof.

Section 35.14 Landlord agrees to cooperate with Tenant in Tenant’s effort to negotiate and implement an incentive package with various governmental and utility entities (including the landlord under the Ground Lease), to execute and deliver any estoppel and other certificates or documentation reasonably and customarily required by such entities, provided that no such cooperation, certificate or documentation shall (a) adversely affect any right of or benefit to Landlord under this Lease or any Governmental Document, (b) increase Landlord’s non-monetary obligations under this Lease (except to a de minimis extent) or Landlord’s monetary obligations under this Lease (to any extent), decrease Tenant’s obligations or increase Tenant’s rights or (c) adversely affect Landlord’s financing pursuant to any Mortgage. Any and all fees, costs and expenses imposed by such governmental and/or utility entities shall be borne solely by Tenant, and Tenant shall reimburse Landlord within thirty (30) days of Landlord’s demand therefor, for any and all reasonable out-of-pocket fees, costs and expenses actually incurred by Landlord in connection with Tenant’s requests and in cooperating with Tenant as provided in this Section 35.14, including, without limitation, the reasonable cost and expenses of Landlord’s counsel, consultants and professionals. Notwithstanding anything herein contained to the contrary, any benefits obtained by Tenant (or on behalf of Tenant) at Tenant’s sole expense from any governmental or utility entities shall be solely for the benefit of Tenant and to the extent that any of the same are granted to Landlord, Landlord shall assign (or pay) the same promptly to Tenant.

Section 35.15 Notwithstanding anything herein to the contrary, it is to be strictly understood and agreed that (a) the submission by Landlord to Tenant of any drafts of this Lease or any correspondence with respect thereto shall (i) be deemed submission solely for Tenant’s consideration and not for acceptance and execution, (ii) have no binding force or effect, (iii) not constitute an option for the leasing of the Premises or a lease or conveyance of the Premises by Landlord to Tenant and (iv) not confer upon Tenant or any other party any title or estate in the Premises, (b) the terms and conditions of this Lease shall not be binding upon either party hereto in any way unless and until it is unconditionally executed and delivered by both parties in their respective sole and absolute discretion and all other conditions precedent to the effectiveness thereof shall have been fulfilled or waived, and (c) if this Lease and other agreements are not so executed and delivered for any reason whatsoever (including, without limitation, either party’s willful or other refusal to do so or bad faith), neither party shall be liable to the other with respect to this Lease on account of any written or parol representations or negotiations, or drafts, comments or correspondence between the parties or their respective agents or representatives on any legal or equitable theory (including, without limitation, part performance, promissory estoppel, undue enrichment, fraud, breach of good faith negotiation obligation or otherwise).

Section 35.16 Whenever in this Lease there is a reference to “out of pocket expenses,” such phrase shall mean and be limited to expenses paid to unaffiliated third parties (and shall not include, for example, costs of internal overhead or personnel of the party incurring such expenses).

Section 35.17 Upon request by Tenant, Landlord shall execute, acknowledge and deliver to Tenant a short form or memorandum of this Lease in recordable form and otherwise in form reasonably satisfactory to Landlord and Tenant, together with such other instruments as may be reasonably necessary to record such short form or memorandum. Tenant may record such short form or memorandum of this Lease in the Register’s Office, and shall be responsible for all recording fees, charges and taxes (if any) in connection therewith.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the date first set forth above.

LANDLORD:

NO. 1 TIMES SQUARE DEVELOPMENT LLC,

By:	Boston Properties Limited Partnership, as Manager

	By:	Boston Properties, Inc., its general partner

		By:	/s/ Robert E. Selsam
		Name:	Robert E. Selsam
		Title:	Senior Vice President

TENANT:

ANNTAYLOR STORES CORPORATION

By:	/s/ J. Patrick Spainhour
Name:	J. Patrick Spainhour
Title:	Chairman & Chief Executive Officer

The undersigned, Boston Properties Limited Partnership (“BP”), has executed this Lease solely to guaranty to Tenant payment of Landlord’s Contribution to Tenant in accordance with the terms of Article 31 hereof (the “Obligation”). BP agrees that its liability for the Obligation is an absolute, unconditional, primary, direct, personal and continuing guarantee of payment and not collection and that Tenant shall have no obligation to proceed against Landlord or any other Person as a condition to enforcing this guaranty. The liability of BP regarding this guaranty shall not be affected, modified, released or impaired, in whole or part, by any fact or circumstance whatsoever, except to the extent of actual payment or discharge of the obligations of the Landlord with respect to the payment of Landlord’s Contribution.

BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, as Manager

By:	Boston Properties, Inc., a Delaware corporation, its general partner

	By:	/s/ Robert E. Selsam
Robert E. Selsam Senior Vice President

140